UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

____________________________________________________________________________

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

LUXFER HOLDINGS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

LUXFER

2 0 2 4

PROXY STATEMENT

& NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

2024 PROXY STATEMENT
A MESSAGE FROM OUR
BOARD CHAIR

Dear Luxfer Shareholders,

It is my pleasure to share the notice of Luxfer’s 2024 Annual General Meeting of Shareholders (“AGM” or the “Annual General Meeting”). The AGM will be held at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom, on June 6, 2024, at 8:30 a.m. BST. The formal notice of the AGM is set out on page 1 of this document (the “Notice”). As a holder of ordinary shares, you may attend and/or vote at the AGM, or you may appoint another person as your proxy. To be valid, a form of proxy must be submitted in accordance with the instructions set out in the section entitled “2024 Annual General Meeting Information” on page 2.

I would like to take this opportunity to reflect on the past year and outline our vision for the future. Despite facing unprecedented challenges in 2023, we remained committed to our long-term strategy to create shareholder and customer value through the development and supply of sustainable transportation solutions and life-saving defense, medical and emergency response equipment. Throughout 2023, we continued to serve niche end markets, where our technical know-how and manufacturing expertise combine to deliver a superior product. While we launched innovative products and entered new markets across a range of applications, several factors adversely impacted Luxfer’s performance in 2023, especially in the second half of the year. Record-high input costs for key raw materials presented significant challenges for our global operations and commercial teams to remain competitive without sacrificing market share. Additionally, our Elektron business experienced low demand in key end markets. Despite these obstacles, our Gas Cylinders segment saw solid growth, particularly in self-contained breathing apparatus (SCBA) applications.

Patrick Mullen Board Chair

Luxfer’s management team has taken focused tactical actions to improve financial performance, including efficiency programs, minimizing expenses, and passing through higher input costs, which ultimately drove improved cash flow in the fourth quarter. In addition to these actions, the Board and I recognized the need to strategically identify ways to improve profitability and unlock shareholder value. In the fourth quarter of 2023, we initiated a strategic review, identifying three key initiatives from that review. I am proud of how quickly the Luxfer management team pivoted during this process to identify opportunities for value creation while positioning the business for long-term growth.

An important step in this journey is the planned sale of the Graphic Arts business in 2024. Although Graphic Arts is a quality business that delivers valuable products supported by an outstanding team, the business is not central to Luxfer’s strategic direction. In addition to the tactical optimization steps previously outlined, we are also highly encouraged by the opportunities aligned with megatrends, such as increased demand for a number of alternative fuel products and our role in providing lightweight material technology capabilities.

Luxfer’s third biannual Sustainability Report will be published in December 2024, highlighting considerable progress in our environmental, social, and governance (ESG) initiatives. This report, which will contain more granular social and environmental data, serves as a key resource for all of the Company’s stakeholders.

Luxfer’s strong governance practices serve as the foundation for the Company’s continued execution of key strategic projects. We are proud of the extensive and impressive experience of our Directors, which further strengthens our ability to drive success. I am pleased that Luxfer continued to return meaningful capital to shareholders in the form of dividends and share buybacks, amounting to more than $16 million in 2023.

As we look to the future, I am confident that Luxfer is well positioned to overcome challenges and capitalize on opportunities, delivering sustainable value for our shareholders.

Thank you for your continued support and confidence in Luxfer.

Sincerely,

Patrick K. Mullen

Board Chair

Page i

2024 PROXY STATEMENT
A MESSAGE FROM OUR
CEO

Andy Butcher Chief Executive Officer

Dear Luxfer Shareholders,

Reflecting on 2023 requires looking at accomplishments while acknowledging a period of adversity. The start to the year was in line with our expectations, including a strong and broad-based uplift from our Defense, First Response, and Healthcare offerings. During the second half of the year, however, Luxfer faced significant challenges and took proactive steps towards unlocking shareholder value and positioning the business for sustainable long-term growth, a focus that we are continuing in 2024.

For the full year 2023, our Net Sales were $373.5 million with Adjusted EBITDA of $43.3 million.[1] We encountered lower sales and profitability in the last six months of 2023, primarily driven by high raw material input costs and lower demand in key Elektron end markets. Despite these headwinds, our business delivered strong cash flow throughout the year. We ended 2023 with a strong balance sheet, Net Debt at $69.9 million and Net Debt Leverage of 1.6x.[1]

Strategic Review & 2023 Highlights and Achievements

Recognizing the urgency to address cost and demand issues, our Board of Directors and Executive Leadership Team embarked on a comprehensive strategic review to identify opportunities for improvement.

As a result of the strategic review, we made three important decisions. First, we determined that the Graphic Arts business is not central to Luxfer’s go-forward strategy and does not align with our value proposition. Second, our revised internal Strategic Growth plan offers strong upside, and we remain highly encouraged by the opportunities for improved performance over the next few years. And third, the Gas Cylinders and Elektron segments have no significant strategic synergies, but there is no immediate need to separate them.

Throughout this review process, I have been immensely proud of all our global leaders and associates, including all those in Graphic Arts. Our teams have remained focused and committed to putting the Customer First, while taking Accountability for driving improvements, two of Luxfer’s core values. Their dedication, resolve, and creative thinking were instrumental in delivering key actions that are strengthening our business.

In Gas Cylinders, we further solidified our position in the global first responder market, extending long-term agreements with our largest customers. These agreements underscore the value our customers place on our expertise and technological know-how. We invested in our new bulk gas transportation module facility in the UK, which is slated to come online towards the end of 2024, with future capacity for revenues of up to $40 million annually. Moreover, I am enthusiastic about the future growth opportunities in the North American CNG clean energy sector, especially with the recent developments in new engine design expected to launch in 2024.

I am also optimistic about future revenue projections for the Elektron segment. Here, we continue to develop our products and capabilities for the important Defense, Aerospace, and Clean Energy markets. Additionally, we have strategically positioned this segment to operate with an improved cost base; thanks to the recent consolidation program implemented across two of our facilities. A bright future is ahead for all these businesses.

Looking Ahead

At the heart of our strategic decisions lies our mission to help to create a safe, clean, and energy-efficient world. This is our guiding principle, driving us to innovate and deliver solutions that contribute to a better future for all.

We are already seeing some relief in some raw material pricing in 2024, especially with magnesium, which is helpful. We are actively pursuing future business growth aligned with macro trends in clean energy, aerospace, automotive, and medical applications. I am increasingly confident in our ability to increase margins and profitability as we move forward.

As we embrace the opportunities ahead, I want to express my gratitude for your continued support and confidence in our company. Thank you for being a Luxfer shareholder.

Sincerely,

Andy Butcher

Chief Executive Officer

____________

1    Net Sales, Adjusted EBITDA, Net Debt, and Net Debt Leverage are non- GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

Page ii

2024 PROXY STATEMENT
TABLE OF CONTENTS
01	2024 ANNUAL GENERAL MEETING		06	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
	Notice of 2024 Annual General Meeting	1		Named Executive Officers	55
	2024 Annual General Meeting Information	2		Executive Compensation Framework	56
	Questions and Answers	5		2023 Executive Compensation Program	59
02	2024 proxy statement summary			Pay Versus Performance	73
	Proxy Statement Summary	9		Compensation-Related Policies and Arrangements	77
03	RESOLUTIONS		07	ExECUTIVE COMPENSATION TABLES
	Resolutions 1-6: Election of Directors	13		Summary Compensation Table	83
	Resolution 7: Directors’ Remuneration Policy	14		Grants of Plan-Based Awards in 2023	85
	Resolution 8: Directors’ Remuneration Report	15		Outstanding Equity Awards at Dec. 31, 2023	86
	Resolution 9: Approval of Executive Compensation	16		2023 Option Exercises and Shares Vested Table	88
	Resolution 10: Frequency of “Say-On-Pay” Votes	17		2023 Pension Benefits	89
	Resolution 11: Independent Auditor Appointment	18	08	CEO PAY RATIO	90
	Resolution 12: Independent Auditor’s Remuneration	19	09	AUDIT COMMITTEE REPORT
	Resolution 13: Approval of Second Amended and Restated Non-Executive Directors’ Equity Incentive Plan	20		2023 Audit Committee Report	91
	Resolution 14: Authority to Allot Shares and to Grant Rights to Subscribe for or Convert Securities Into Shares	26		Audit Committee Pre-Approval Policy	93
	Resolution 15: Authority to Disapply Preemptive Rights to Equity Securities Issued or Sold for Cash	28		Fees Paid to the Independent Auditor	93
04	LUXFER’S BOARD OF DIRECTORS AND CORPORATE GOVERNANCE		10	Equity compensation plan information
	Directors Standing for Re-Election	30		Equity Compensation Plan Information	94
	Director Biographies	31	11	SECURITY BENEFICIAL OWNERSHIP AND REPORTING
	Board Meetings and Committees	36		Security Ownership Table	95
	Corporate Governance	39		Section 16(A) Beneficial Ownership Reporting Compliance	97
	Governance Policies and Practices	42	12	ADDITIONAL INFORMATION
	Environment, Social and Governance Initiatives	44		Shareholder Proposals, Where You Can Find More Information, and Forward-Looking Statements and Other Disclaimers	98
	Non-Executive Director Compensation	51	A-C	APPENDICES
05	REMUNERATION COMMITTEE REPORT			Appendix A: Reconciliation of Non-GAAP Financial Measures to GAAP Measures	A
	2023 Remuneration Committee Report	53		Appendix B: Directors’ Remuneration Policy	B
				Appendix C: Second Amended and Restated Non-Executive Directors Equity Incentive Plan	C
Page iii

2024 PROXY STATEMENT

NOTICE OF

2024 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

DATE AND TIME	LOCATION
Thursday, June 6, 2024 8:30 a.m. BST	Luxfer MEL Technologies Lumns Lane, Manchester, M27 8LN, United Kingdom
ORDINARY RESOLUTIONS
1.	To re-elect Andy Butcher as a Director of the Company.
2.	To re-elect Patrick Mullen as a Director of the Company.
3.	To re-elect Richard Hipple as a Director of the Company.
4.	To re-elect Clive Snowdon as a Director of the Company.
5.	To re-elect Sylvia A. Stein as a Director of the Company.
6.	To re-elect Lisa Trimberger as a Director of the Company.
7.	To approve the Directors’ Remuneration Policy.
8.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2023.
9.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2023.
10.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.
11.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2025 Annual General Meeting.
12.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.
13.	To approve the Second Amended and Restated Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan.
14.

To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the “Companies Act”).

SPECIAL RESOLUTION
15.

Subject to Resolution 14 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act.

Please review the Proxy Statement accompanying this Notice for more complete information regarding the Annual General Meeting, as well as the full text of each resolution to be proposed at the Annual General Meeting. Resolutions 1 through 14 are proposed as ordinary resolutions, and Resolution 15 is proposed as a special resolution. Further information on each resolution is provided on pages 13 through 29 of the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS:

Megan E. Glise

Company Secretary

Milwaukee, Wisconsin, USA

April 26, 2024

2024 PROXY STATEMENT

2024 ANNUAL GENERAL MEETING

INFORMATION

GENERAL

Notice is hereby given that the Annual General Meeting of Luxfer Holdings PLC (the “Company” or “Luxfer”), a public limited company incorporated in England and Wales under Company No. 03690830, will be held on Thursday, June 6, 2024, at 8:30 a.m. BST at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane).

ORDINARY RESOLUTIONS

Each Luxfer ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. Resolutions 1 through 14 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of Resolutions 1 through 14 will be approved if a simple majority of the votes cast are cast in favor thereof. With respect to the non-binding, advisory votes on Resolutions 8, 9, and 10 regarding the approval of the Directors’ Remuneration Report, the compensation of our Named Executive Officers, and the frequency of “Say-on-Pay” votes, the result of these votes will not require the Board of Directors or any committee thereof to take any action. However, our Board values the opinions of our shareholders as expressed through their advisory votes and will carefully consider the outcome. Additionally, Luxfer shareholders may be asked to consider and act on other business as may properly come before the Annual General Meeting or any adjournment thereof. If you are in any doubt as to what action you should take, please seek your own financial advice from your stockbroker or other independent advisor.

SPECIAL RESOLUTION

Each Luxfer ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. Resolution 15 will be proposed as a special resolution. Assuming a quorum is present, Resolution 15 will be approved if at least 75% of the total voting rights of members entitled to vote, and who cast their vote in person or by proxy, are cast in favor thereof.

PROXY VOTING

In accordance with the Companies Act and the Company’s Articles of Association, a shareholder of record is entitled to appoint another person as their proxy to exercise all or any of their rights to attend, speak, and vote at the Annual General Meeting and to appoint more than one proxy in relation to the Annual General Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by them. Such proxy need not be a shareholder of record.

WE ENCOURAGE YOU TO VOTE YOUR SHARES BY SUBMITTING A PROXY AS SOON AS POSSIBLE. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET NO LATER THAN 6:00 P.M. EDT ON JUNE 5, 2024 (11:00 P.M. BST ON JUNE 5, 2024) OR, IF YOU ARE VOTING BY MAIL, YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD BY SAID TIME ON JUNE 5, 2024.

RECORD DATE

Only Luxfer shareholders of record at the close of business, Eastern Daylight Time, on April 17, 2024, the voting notice record date (the “Record Date”) for the Annual General Meeting, are entitled to receive notice of and vote at the Annual General Meeting. Changes to entries on the register after the Record Date will be disregarded in determining the rights of any person to attend or vote at the Annual General Meeting. If you are the beneficial owner of Luxfer ordinary shares (i.e., hold your Luxfer ordinary shares in “street name”) as of April 17, 2024, you will have the right to direct your broker, bank, trust, or other nominee on how to vote such Luxfer ordinary shares at the Annual General Meeting.

2024 PROXY STATEMENT
HOW TO VOTE

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET www.envisionreports.com/LXFR	VOTE BY PHONE 1-800-652-VOTE (8683) *Available to US and Canadian holders only	VOTE BY MAIL See Proxy Card

If your Luxfer ordinary shares are held in “street name” by your broker, bank, trust, or other nominee, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, trust, or other nominee or obtain a legal proxy from said party. You should follow the directions provided by your broker, bank, trust, or other nominee regarding how to instruct such person to vote your Luxfer ordinary shares.

Please note that holders of Luxfer ordinary shares through a broker, bank, trust, or other nominee may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable for the submission by registered holders of Luxfer ordinary shares. Such holders should, therefore, follow the separate instructions that will be provided by their broker, bank, trust, or other nominee.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual General Meeting, please submit a proxy card or voting instruction form for the Annual General Meeting as soon as possible. For specific instructions on voting, please review this Proxy Statement or the proxy card included with the proxy materials.

ONLINE AVAILABILITY OF PROXY MATERIALS

The Company is furnishing proxy materials to some of our shareholders electronically by mailing a Shareholder Meeting Notice instead of mailing or e-mailing copies of those materials. The Shareholder Meeting Notice directs shareholders to the following website where they may access our proxy materials and view instructions on how to vote via the internet, mobile device, or by telephone: www.envisionreports.com/LXFR. If you received a Shareholder Meeting Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Shareholder Meeting Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials electronically unless you elect otherwise. Limited copies of proxy materials will be provided free of charge at the Annual General Meeting.

Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2023 filed with the SEC on February 27, 2024, and any other documents incorporated by reference in this Proxy Statement will also be made available on our website at https://www.luxfer.com/investors/reports-and-presentations/ prior to the Annual General Meeting. The Company’s UK Annual Report and Accounts for the year ended December 31, 2023, which consist of the UK statutory accounts, the Directors’ Report, the Directors’ Remuneration Report, the Strategic Report, and the Auditor’s Report (collectively, the “UK Annual Report and Accounts”) will also be made available on the Luxfer website. There will be an opportunity at the Annual General Meeting for shareholders to review, ask questions, or make comments on all proxy materials. Please refer to the section entitled “Where You Can Find More Information” on page 98 of the Proxy Statement for more information.

2024 PROXY STATEMENT
SHAREHOLDERS SHARING AN ADDRESS

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.

If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email at investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future.

If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the phone number or email address provided above.

2024 PROXY STATEMENT

2024 ANNUAL GENERAL MEETING

QUESTIONS AND ANSWERS

This Proxy Statement relates to the solicitation of proxies by the Board of Directors of Luxfer to be used at the Annual General Meeting and any adjournments thereof. The meeting will be held at the Luxfer MEL Technologies site, which is located at Lumns Lane, Manchester, M27 8LN, United Kingdom, on June 6, 2024, at 8:30 a.m. BST.

The following are questions that Luxfer shareholders may have regarding the proposals being considered at the Annual General Meeting and brief answers to those questions. Luxfer urges you to carefully read this entire Proxy Statement and the appendices, as the information in this section does not provide all information that may be important to you.

Q:        Who can vote at the Luxfer Annual General Meeting?

A:           The Board has set the close of business, Eastern Daylight Time, on April 17, 2024, as the Record Date for the Annual General Meeting. At the close of business on the Record Date, we had [•] ordinary shares outstanding and entitled to vote. All Luxfer shareholders of record at the close of business on the Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose banks, brokers, or other custodians are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business on the Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting.

Each ordinary share is entitled to one vote on each matter that is properly brought before the Annual General Meeting.

Q:        What is a proxy statement and what is a proxy?

A:           A proxy statement is a document that US Securities and Exchange Commission (“SEC”) regulations require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy over the internet, by phone, or by signing and dating the proxy card and submitting it by mail.

Q:        Upon what am I being asked to vote at the Annual General Meeting?

A:           You are being asked to consider and vote upon the following ordinary resolutions:

1.	To re-elect Andy Butcher as a Director of the Company.
2.	To re-elect Patrick Mullen as a Director of the Company.
3.	To re-elect Richard Hipple as a Director of the Company.
4.	To re-elect Clive Snowdon as a Director of the Company.
5.	To re-elect Sylvia A. Stein as a Director of the Company.
6.	To re-elect Lisa Trimberger as a Director of the Company.
7.	To approve the Directors’ Remuneration Policy.
8.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2023.
9.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2023.
10.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.
11.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2025 Annual General Meeting.
12.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.
13.	To approve the Second Amended and Restated Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan.
14.

To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the “Companies Act”).

2024 PROXY STATEMENT

You are also being asked to consider and vote upon the following special resolution:

15.

Subject to Resolution 14 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act.

Q:        What is the recommendation of Luxfer’s Board of Directors?

A:           The Board of Directors unanimously recommends that you vote “for” Resolutions 1 - 9 and 11 - 15, and “every 1 year” for Resolution 10.

Q:        What is the difference between a shareholder of record and a beneficial owner?

A:           If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), you are a “shareholder of record.” If your shares are held in a brokerage account or by a bank or other custodian, you are considered the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank, or other custodian on how to vote your shares.

Q:        How do I vote my shares?

A:           Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. If you are a shareholder of record, you may vote your shares in any of the following ways:

•        By Internet. You may vote your shares via the website www.envisionreports.com/LXFR. You may vote via the internet 24 hours a day through 6:00 p.m. EDT on June 5, 2024 (11:00 p.m. BST on June 5, 2024). You may confirm that the system has properly recorded your vote. If you vote via the internet, you do not need to mail a proxy card. You may incur costs, such as internet access charges, if you vote online.

•        By Phone. Holders within the US, US territories, and Canada may vote their shares toll free by calling 1-800-652-VOTE (8683).

•        By Mail. You may vote your shares by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

•        In Person at the Annual General Meeting. If you are a registered shareholder and choose not to vote via the internet, phone, or by mail, you may still attend the meeting and vote in person. If you vote prior to the meeting, you may still attend the meeting and vote in person.

If you are a beneficial holder, the instructions that accompany your proxy materials will indicate how you may vote. If you wish to attend the meeting and vote in person, you must bring a legal proxy from the organization that holds your Luxfer ordinary shares or a brokerage statement showing ownership of Luxfer ordinary shares as of the close of business, Eastern Daylight Time, on the Record Date.

Q:        What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?

A:           If you are a shareholder of record, you may vote by internet or phone until 6:00 p.m. EDT on June 5, 2024 (11:00 p.m. BST on June 5, 2024) or, if you are a shareholder of record and submit a proxy card by mail, the proxy card must be received at the address stated on the proxy card by June 5, 2024. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker, or other custodian.

Q:        How do I attend the Annual General Meeting?

A:           All shareholders of record, whether registered or beneficial, as of the close of business, Eastern Daylight Time, on the Record Date are invited to attend the Annual General Meeting. Representatives of institutional shareholders must bring a legal proxy or other proof that they are representatives of an institution that held shares as of the close of business, Eastern Daylight Time, on the Record Date and are authorized to vote on behalf of such institution.

2024 PROXY STATEMENT

Q:        May I change or revoke my proxy?

A:           If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:

•        By voting via internet or phone at a later date than your previous vote but prior to the voting deadline of 6:00 p.m. EDT on June 5, 2024 (11:00 p.m. BST on June 5, 2024);

•        By mailing a proxy card that is properly signed and dated later than your previous vote and that is received by June 5, 2024; or

•        By attending the Annual General Meeting and voting in person.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.

Q:        If my Luxfer ordinary shares are held in “street name” by my broker, bank, or other custodian, will my broker, bank, or other custodian vote my shares for me?

A:           Yes. If your Luxfer ordinary shares are held in “street name” by your broker, bank, or other custodian, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, or other custodian or obtain a legal proxy from your broker, bank, or other custodian. Please follow the directions provided by your broker, bank, or other custodian regarding how to instruct such person to vote your Luxfer ordinary shares.

Q:        What is the effect of broker non-votes and abstentions?

A:           A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to NYSE rules. If you do not provide voting instructions for matters considered “non-routine,” a broker non-vote occurs. If a broker does not receive voting instructions from you regarding non-routine matters, the broker non-vote will have no effect on the vote on such agenda items. For example, the ratification of the selection of the independent auditor is considered a routine matter, and your broker can vote for or against this resolution at its discretion, but the election of Directors is not considered routine for these purposes.

Q:        How will my shares be voted if I do not specify how they should be voted?

A:           If you submit a proxy to Luxfer-designated proxy holders and do not provide specific voting instructions, you instruct Luxfer-designated proxy holders to vote your shares in accordance with the recommendations of the Board of Directors.

Q:        How will voting on any other business be conducted?

A:          Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, you instruct Luxfer-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board of Directors.

Q:        What constitutes a quorum for the Annual General Meeting?

A:           A quorum is necessary to hold a valid meeting of shareholders. Our Articles of Association require a quorum of two members present in person or by proxy and entitled to vote in order to transact business at a general meeting. A shareholder that is a company is to be considered present if it is represented by a duly authorized representative.

2024 PROXY STATEMENT

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual General Meeting. If there is not a quorum, the Annual General Meeting shall be adjourned to another day (being not less than 10 days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as the Chair of the meeting may decide.

Q:        What happens if the Annual General Meeting is adjourned or postponed?

A:           Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Q:        How can I find the results of the Annual General Meeting?

A:           Preliminary results will be announced at the Annual General Meeting. Results will also be published in a current report on Form 8-K to be filed with the SEC within four business days after the meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:        Why did I receive more than one set of proxy materials or multiple proxy cards?

A:           You may have received multiple sets of proxy materials if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in “street name,” you will receive your voting information from your bank, broker, or other custodian, and you will vote in accordance with the instructions set forth in the materials you receive from your bank, broker, or other custodian. Please vote your proxy for each separate account you have.

Q:        Why did my household receive only one copy of the proxy materials?

A:           We take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email at investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will promptly be provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the phone number or email address provided above.

2024 PROXY STATEMENT

2024 PROXY STATEMENT

SUMMARY

This summary includes information contained elsewhere in this Proxy Statement. We urge you to carefully read the remainder of this Proxy Statement, including the attached appendices, as this summary does not provide all the information that may be important to you with respect to matters being considered at the Annual General Meeting. See also the section entitled “Where You Can Find More Information” on page 98.

The Annual General Meeting of Luxfer shareholders will be held at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane), on Thursday, June 6, 2024, at 8:30 a.m. BST.

ORDINARY RESOLUTIONS		Our Board of Directors Recommends You Vote:
1.	To re-elect Andy Butcher as a Director of the Company.	FOR
2.	To re-elect Patrick Mullen as a Director of the Company.	FOR
3.	To re-elect Richard Hipple as a Director of the Company.	FOR
4.	To re-elect Clive Snowdon as a Director of the Company.	FOR
5.	To re-elect Sylvia A. Stein as a Director of the Company.	FOR
6.	To re-elect Lisa Trimberger as a Director of the Company.	FOR
7.	To approve the Directors’ Remuneration Policy.	FOR
8.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2023.	FOR
9.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2023.	FOR
10.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.	EVERY 1 YEAR
11.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2025 Annual General Meeting.	FOR
12.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.	FOR
13.	To approve the Second Amended and Restated Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan.	FOR
14.

To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the “Companies Act”).

FOR
SPECIAL RESOLUTION
15.

Subject to Resolution 14 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act.

FOR

Only Luxfer shareholders of record at the close of business, Eastern Daylight Time, on April 17, 2024 (the “Record Date”) are eligible to receive notice of and vote at the AGM. If you are the beneficial owner of Luxfer ordinary shares (i.e., you hold Luxfer ordinary shares in “street name”) as of the Record Date, you will have the right to direct your

2024 PROXY STATEMENT

broker, bank, trust, or other nominee on how to vote such shares at the AGM. If you are a shareholder of record or a beneficial owner as of the Record Date, we encourage you to cast your vote as soon as possible in one of the following ways:

VOTE BY INTERNET www.envisionreports.com/LXFR	VOTE BY PHONE 1-800-652-VOTE (8683) *Available to US and Canadian holders only	VOTE BY MAIL See Proxy Card	VOTE IN PERSON

WE ENCOURAGE YOU TO VOTE YOUR SHARES BY SUBMITTING A PROXY AS SOON AS POSSIBLE. IF YOU PLAN TO SUBMIT A P ROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET NO LATER THAN 6:00 P.M. EDT ON JUNE 5, 2024 (11:00 P.M. BST ON JUNE 5, 2024) OR, IF YOU ARE VOTING BY MAIL, YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD BY JUNE 5, 2024.

2023 BUSINESS AND PERFORMANCE HIGHLIGHTS

Despite a 4.3% decline in full-year GAAP Net Sales and a GAAP net loss from continuing operations of $0.10 per diluted share (2022: net income of $1.16 per diluted share), the Luxfer team executed effective cost mitigation and cash conservation programs to achieve sequentially lower net debt and deliver strong free cash flow in the second half. Throughout 2023, the Company launched new products and entered new markets across a variety of applications, including large format heater meals and cylinder bundles for the transportation of bulk gases, and increased sales and our output in key markets, such as pharmaceuticals and SCBA composite cylinders. We also substantially reduced our carbon emissions, exceeding our goal of a 20% reduction by 2025; reduced our lost time accidents; and implemented lean operation improvements to mitigate the impact of material costs and competitive pressures on our businesses. We returned approximately $16 million to shareholders through dividends and share buybacks throughout 2023. In addition, we finished the year and entered 2024 on several notable highs, including signing new agreements with major SCBA customers, confirming insurance coverage for our ongoing legal matter, and anticipating benefit from improved magnesium supply.

OUR BOARD OF DIRECTORS
Name	Age	Independent	Director Since	Board Committee Membership
Andy Butcher Chief Executive Officer	55		2022	None
Patrick Mullen Board Chair	59		2021	Nominating & Governance; Remuneration
Richard Hipple	71		2018	Remuneration (Chair); Audit
Clive Snowdon	70		2016	Nominating & Governance (Chair); Audit
Sylvia A. Stein	58		2022	Audit; Nominating & Governance
Lisa Trimberger	63		2019	Audit (Chair); Remuneration

For more information on our Directors, please see “Directors Standing for Re-Election” on page 30.

CORPORATE GOVERNANCE HIGHLIGHTS

Luxfer is committed to strong corporate governance practices and policies, which support effective Board leadership and prudent management practices. Key features of our corporate governance practices include the following:

•        Annual election of all Directors, with majority voting in uncontested Director elections;

•        All Director nominees are independent, except for our CEO;

•        Independent Board Chair;

•      Independent Audit, Nominating and Governance, and Remuneration Committees;

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•      No Director nominees have disclosable related party transactions or conflicts of interest;

•        Robust risk oversight by the full Board, with specific responsibilities delegated to the relevant Board Committees;

•        Purposeful inclusion of key risk areas on Board and/or Committee agendas, enabling continuous Board oversight of risk mitigation;

•        Regular engagement with business leaders to discuss short-term and long-term strategic opportunities and associated risks;

•        Annual advisory vote on executive compensation;

•        Incentive compensation includes design features intended to balance “Pay for Performance” with the appropriate level of risk taking;

•        Commitment to Board refreshment and diversity;

•        Range of Director tenures and experience facilitate effective oversight and a balance between historical experience and fresh perspectives;

•        Annual Board, Committee, and Director evaluations to enable evolution and improvement of Board skill and perspective;

•        Annual review of Committee Charters, Corporate Governance Guidelines, and other key governance policies to ensure alignment with best practices;

•        Stock Ownership Guidelines applicable to Directors and Executive Officers to encourage investment in the Company and alignment with shareholder interests;

•        Provisions on overboarding for Directors;

•        Policies prohibiting hedging, pledging, short sales, and margin accounts in relation to Company securities; and

•        Commitment to health, safety, and environmental sustainability, including Board-level oversight of the Company’s strategic sustainability initiatives.

For more information on Corporate Governance, please see the section entitled “Luxfer’s Board of Directors and Corporate Governance” on page 30.

ENVIRONMENT, SOCIAL AND GOVERNANCE HIGHLIGHTS

In December 2024, we will publish our Sustainability Report, a biennial report highlighting our ongoing efforts to drive sustainability in our operations. Building on our inaugural report published in 2020 and our second report published in 2022, the Sustainability Report will continue to include (i) more granular environmental and social data through 2023; (ii) an update on our progress towards meeting our 2025 Environmental Goals; (iii) greater discussion on sustainability governance and climate-related risks; and (iv) insight into new and ongoing sustainability initiatives. We invite you to read more about our sustainability practices at https://www.luxfer.com/environment-social-and-governance/.

Key features of Luxfer’s sustainability practices and efforts in 2023 include:

•        Board oversight of ESG matters, including strategic planning, risks, and opportunities, with regular updates from the CEO and senior management;

•        Strategic investments in new projects and technology to reduce our carbon footprint and increase operational efficiencies;

•        Biannual ESG scorecard reviews with the CEO, senior management, and environmental, health, and safety team members;

•        Decreased total scope 1 and scope 2 emissions 49% from 2019 baseline;

•        Decreased waste-to-landfill 34% from 2019 baseline;

•        Increased retention, talent acquisition, investment, and resources for IT security;

•        Expanded diversity, equity, and inclusion recruitment practices and increased diversity training;

•        Identified and partnered with local and/or regional organizations that align with Luxfer’s environmental and social initiatives;

•        Demonstrated track record of safety performance; and

•        Continued fostering of a performance culture with high ethical standards that values integrity, accountability, and innovation, and which is designed to encourage individual growth and operational effectiveness.

For more information on Luxfer’s sustainability and ESG efforts, please see the section entitled “Environment, Social and Governance Initiatives” on page 44.

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to motivate behaviors that cultivate sustainable growth and shareholder value creation, provide rewards commensurate with individual and Company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable pay. A substantial portion of our Named Executive Officers’ compensation is variable and contingent on performance. In designing our executive compensation program, establishing performance measures, and setting executive compensation packages, we conduct benchmarking analyses, no less frequently than every three years but oftentimes annually, to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target equity awards, are evaluated against compensation levels at our comparative peer group companies. While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below target levels. Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance.

_____________

(1)   Reflects the compensation earned by the Named Executive Officers in 2023, as set forth in the Summary Compensation Table on page 83, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer. Reference to the target cash incentive, rather than the cash incentive earned in 2023, more accurately depicts the intended 2023 executive compensation structure.

(2)   Calculated as an average of the compensation earned by Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow in 2023, as set forth in the Summary Compensation Table on page 83, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer. Reference to the target cash incentive, rather than the cash incentive earned in 2023, more accurately depicts the intended 2023 executive compensation structure.

Generally, the variable or at-risk pay earned by our executives in 2023 was lower than that earned in previous years. Despite achieving Maximum Cash Conversion, the Company as a whole achieved Management EBITA and Revenue at levels below Threshold. Lower cash incentive payouts were driven by challenging market conditions, including high raw material prices in magnesium and carbon fiber and continued weakness in global industrial demand, which placed considerable pressure on delivery of Management EBITA and Revenue in many business units. The performance periods with respect to the performance-based equity awards remain ongoing; however, the Company did not achieve any EPS Growth in 2023 and the Company’s relative TSR performance as of December 31, 2023 was in the First Quartile.2 These Executive Compensation Highlights should be read in connection with the executive compensation information included in this Proxy Statement, including the sections entitled “Executive Compensation Discussion and Analysis” and “Executive Compensation Tables” on pages 54 through 89.

______________
[2]	Earnings Per Share (EPS) Growth and Management EBITA are non-GAAP measures. For a reconciliation and explanation of this non-GAAP measures, see Appendix A.

2024 PROXY STATEMENT

RESOLUTIONS 1-6

ELECTION OF DIRECTORS

On the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the Directors listed below for re-election for a one-year term expiring upon completion of the 2025 Annual General Meeting. Management has no reason to believe that any Directors named below would be unable to serve their full term if elected.

Biographies of the Director nominees are included in the section entitled “Director Biographies” on page 31. These biographies include, for each Director, their age; business experience; the publicly held and other organizations of which they are or have been Directors within the past five years; and a discussion of the specific experience, qualifications, attributes, or skills that led to the conclusion that each should serve as a Director.

Resolutions 1 - 6 are ordinary resolutions. The text of Resolutions 1 - 6 are as follows:

1.   IT IS RESOLVED that Andy Butcher be re-elected as a Director of the Company.

2.   IT IS RESOLVED that Patrick Mullen be re-elected as a Director of the Company.

3.   IT IS RESOLVED that Richard Hipple be re-elected as a Director of the Company.

4.   IT IS RESOLVED that Clive Snowdon be re-elected as a Director of the Company.

5.   IT IS RESOLVED that Sylvia A. Stein be re-elected as a Director of the Company.

6.   IT IS RESOLVED that Lisa Trimberger be re-elected as a Director of the Company.

Under our Articles of Association, the election or re-election of each Director requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting. A nominee who does not receive a majority of the votes cast on the relevant resolution will not be elected to our Board. Your proxies cannot be voted for a greater number of persons than the number of Directors named in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the election of each Director nominee.

2024 PROXY STATEMENT

RESOLUTION 7

APPROVAL OF DIRECTORS’
REMUNERATION POLICY

As required by sections 439 and 440 of the Companies Act, a company incorporated in England and Wales whose shares are publicly listed, whether in or outside of the UK, must submit its Directors’ Remuneration Policy to a binding shareholder vote at least once every three (3) years. The Directors’ Remuneration Policy was last approved at the 2021 Annual General Meeting, where 99.76% of the votes cast were cast in favor of approving the Directors’ Remuneration Policy. The Company’s proposed Directors’ Remuneration Policy is set out in the UK Annual Report and Accounts and is reproduced in Appendix B of this Proxy Statement.

Director remuneration is an important matter to the Board of Directors, the Remuneration Committee, and our shareholders. The Directors’ Remuneration Policy sets forth the Company’s forward-looking policy in relation to Director remuneration and describes the various components of the Executive and Non-Executive Directors’ remuneration. We believe our Director remuneration program provides competitive remuneration that motivates and rewards Directors for achieving strategic objectives that create long-term shareholder value.

The key proposed changes to the Directors’ Remuneration Policy are as follows:

• an increase in the maximum amount of equity awards that may be awarded to Non-Executive Directors, from 100% of the Non-Executive Director’s annual retainer fee to 150%; and

• to ensure consistent application, removal of the clawback policies set forth in the Remuneration Policy, given that the Company maintains other policies related to the recovery of incentive or performance-based compensation, which are set forth in a standalone Executive Compensation Clawback Policy adopted in accordance with section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and section 303A.14 of the New York Stock Exchange Listed Company Manual, as well as award agreements applicable to equity awards and other incentive-based compensation issued pursuant to the Company’s Long-Term Umbrella Incentive Plan and Non-Executive Directors Equity Incentive Plan.

In accordance with the Companies Act, the Directors’ Remuneration Policy has been approved by, and signed on behalf of, the Board of Directors, and, if approved, will be delivered to the Registrar of Companies for England and Wales following the Annual General Meeting. Subject to shareholder approval, the Directors’ Remuneration Policy will take effect immediately following the conclusion of the Annual General Meeting, without requiring further shareholder action. Once the Directors’ Remuneration Policy is approved, the Company may not make any remuneration payment to a current or prospective Director unless that payment is consistent with the Directors’ Remuneration Policy or has been approved by a separate shareholder resolution. Subject to approval and provided the Directors’ Remuneration Policy remains unchanged, it is valid for up to three (3) years. In the event the Directors’ Remuneration Policy is not approved for any reason, the Company will, to the extent permitted by the Companies Act, continue to make payments to Directors in accordance with the existing Directors’ Remuneration Policy and seek shareholder approval of a further revised Policy as soon as reasonably practical.

Resolution 7 is an ordinary resolution. The text of Resolution 7 is as follows:

7.    IT IS RESOLVED that the Directors’ Remuneration Policy be approved.

Approval of the Directors’ Remuneration Policy requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors and the Remuneration Committee recommend a vote “FOR” the approval of the Directors’ Remuneration Policy.

2024 PROXY STATEMENT

RESOLUTION 8

APPROVAL OF DIRECTORS’
REMUNERATION REPORT

In accordance with sections 439 and 440 of the Companies Act, our shareholders have the opportunity to cast an advisory vote to approve the Directors’ Remuneration Report for the year ended December 31, 2023. The Directors’ Remuneration Report is contained within the Company’s UK Annual Report and Accounts for the year ended December 31, 2023, which is furnished with this Proxy Statement and available on our website under “Annual Reports.”

Resolution 8 is an ordinary resolution. The text of Resolution 8 is as follows:

8.   IT IS RESOLVED, by non-binding advisory vote, that the Directors’ Remuneration Report for the year ended December 31, 2023 be approved.

As Resolution 8 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and the Remuneration Committee recommend a vote “FOR” the approval of the Directors’ Remuneration Report for the year ended December 31, 2023.

2024 PROXY STATEMENT

RESOLUTION 9

APPROVAL OF EXECUTIVE
COMPENSATION

In accordance with the requirements of section 14A of the Exchange Act, as amended, and the related rules of the SEC and NYSE, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the section of this Proxy Statement entitled “Executive Compensation Discussion and Analysis” on page 54.

Executive compensation is an important matter to the Board of Directors, the Remuneration Committee, and our shareholders. We have designed our executive compensation program to align executive and shareholder interests by rewarding the achievement of annual, long-term, and strategic goals that are intended to create long-term shareholder value. We believe that our executive compensation program (i) provides competitive compensation that will motivate and reward executives for achieving financial and strategic objectives; (ii) provides rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels; (iii) encourages growth and innovation; (iv) attracts and retains the Named Executive Officers and other key executives; and (v) aligns our executive compensation with shareholders’ interests through the use of equity awards and other variable pay.

The Remuneration Committee has overseen the development and implementation of our executive compensation program in line with the foregoing compensation objectives. The Remuneration Committee also continuously reviews, evaluates, and updates our executive compensation program to ensure that we provide competitive compensation that motivates the Named Executive Officers and other key executives to perform at their highest levels, while increasing value to our shareholders.

Resolution 9 is an ordinary resolution. The text of Resolution 9 is as follows:

9.   IT IS RESOLVED, by non-binding advisory vote, that the compensation of the Company’s Named Executive Officers for the year ended December 31, 2023 be approved.

As Resolution 9 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and the Remuneration Committee recommend a vote “FOR” the approval of the Named Executive Officers’ compensation for the year ended December 31, 2023.

2024 PROXY STATEMENT

RESOLUTION 10

FREQUENCY OF
“SAY-ON-PAY” VOTES

In accordance with the requirements of section 14A of the Exchange Act, as amended, and the related rules of the SEC and NYSE, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers. Resolution 10 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in that meeting’s proxy statement (a “Say-on-Pay Vote”). Under this Resolution 10, shareholders may vote to hold a Say-on-Pay Vote every year, every two years, or every three years.

As an advisory vote, this proposal is not binding on Luxfer, the Board of Directors, or the Remuneration Committee. However, the Board of Directors and the Remuneration Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting Say-on-Pay Votes.

At the 2023 Annual General Meeting, the Company’s shareholders voted to hold a Say-on-Pay Vote on the compensation of the Company’s Named Executive Officers every 1 year, consistent with the recommendation of the Board. In light of these results and other factors, on June 7, 2023, the Board resolved that it would hold an advisory vote on the compensation of its Named Executive Officers every 1 year until the Board holds the next shareholder advisory vote on the frequency of Say-on-Pay Votes, which will occur at the 2024 Annual General Meeting. It is expected that the next Say-on-Pay Vote will occur at the 2025 Annual General Meeting.

Resolution 10 is an ordinary resolution. The text of Resolution 10 is as follows:

10. IT IS RESOLVED, by non-binding advisory vote, that a Say-on-Pay Vote be held every 1 year.

As Resolution 10 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and the Remuneration Committee recommend a vote of “EVERY 1 YEAR” as to the frequency of Say-on-Pay Votes on executive compensation.

2024 PROXY STATEMENT

RESOLUTION 11

APPOINTMENT OF
INDEPENDENT AUDITOR

The Audit Committee has selected and appointed PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements for the fiscal year ending December 31, 2024. The Board, upon recommendation of the Audit Committee, is asking Luxfer shareholders to ratify the re-appointment of PwC as the Independent Auditor of the Company. Although approval is not required by our Articles of Association, the Board of Directors is submitting the re-appointment of PwC to our shareholders because we value our shareholders’ views on our Independent Auditor. If the re-appointment of PwC is not ratified by shareholders, it will be considered a notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. In accordance with the Companies Act, any appointment of the Company’s Independent Auditor will continue to be subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditor retained to audit the Company’s financial statements. PwC has been retained as the Company’s Independent Auditor since 2015. In determining whether to re-appoint PwC as the Company’s Independent Auditor, the Audit Committee took into account a number of factors, including PwC’s independence and objectivity; PwC’s capability and expertise in handling our industry, including the expertise and capability of the lead engagement partner; historic and recent performance, including the extent and quality of PwC’s communications with the Audit Committee; the results of management and Audit Committee evaluations of PwC’s overall performance; the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers; and the length of time that PwC has been engaged. Consistent with regular rotation requirements, a new lead engagement partner was appointed to lead PwC’s audit of Luxfer’s financial statements for fiscal year 2024. The members of the Audit Committee and the Board of Directors believe that the continued retention of PwC as the Company’s Independent Auditor is in the best interests of the Company and our shareholders.

We expect that a representative of PwC will be present at the Annual General Meeting and will have the opportunity to make a statement, if they so desire, as well as be available to respond to any questions.

Resolution 11 is an ordinary resolution. The text of Resolution 11 is as follows:

11. IT IS RESOLVED that the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditor of the Company through conclusion of the 2025 Annual General Meeting be ratified.

Ratification of the re-appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for the year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors and the Audit Committee recommend a vote “FOR” the ratification of the re-appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor through conclusion of the 2025 Annual General Meeting.

2024 PROXY STATEMENT

RESOLUTION 12

INDEPENDENT AUDITOR’S
REMUNERATION

The Board, upon the recommendation of the Audit Committee, is asking Luxfer’s shareholders to authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditor retained to audit Luxfer’s financial statements. The Audit Committee, with the input of management, is responsible for the audit fee negotiations associated with the Company’s retention of PricewaterhouseCoopers LLP. The Audit Committee and the Board of Directors believe that the remuneration level set for our Independent Auditor is competitive, on an absolute basis and as compared to the auditor’s peers, and is in the best interests of the Company and our shareholders.

Resolution 12 is an ordinary resolution. The text of Resolution 12 is as follows:

12. IT IS RESOLVED that the Audit Committee of the Board of Directors be authorized to set the Independent Auditor’s remuneration.

Authorization of the Audit Committee to set the Independent Auditor’s remuneration requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors and the Audit Committee recommend a vote “FOR” the authorization of the Audit Committee to set the Independent Auditor’s remuneration.

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RESOLUTION 13

APPROVAL OF THE SECOND
AMENDED AND RESTATED
NON-EXECUTIVE DIRECTORS
EQUITY INCENTIVE PLAN

As an important retention tool and to align the long-term financial interests of the Company’s Non-Executive Directors with those of our shareholders, we maintain the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan (the “EIP”). The EIP, as amended and restated on June 8, 2022, was approved by 94.5% of the votes cast at our 2022 Annual General Meeting. As background, the EIP, as amended and restated on June 8, 2022, provides that (i) its term will end on June 8, 2032; (ii) a maximum of 150,000 of our ordinary shares (“Shares”) can be issued with respect to awards granted under the EIP on or after June 8, 2022; and (iii) the value of annual non-discretionary equity awards granted to Non-Executive Directors may not exceed 100% of such Director’s annual cash retainer fee. As of April 1, 2024, approximately 90,700 Shares remained available for future grants under the EIP.

Because awards to Non-Executive Directors are structured as a percentage of their annual cash retainer fee and the Company’s Share price has fluctuated since the EIP was last approved by our shareholders, the pool of Shares available to satisfy awards will likely be exhausted by 2025. Furthermore, to increase the competitiveness of our Non-Executive Director remuneration program, the Remuneration Committee and the Board has proposed a $20,000 increase in the maximum value of non-discretionary equity awards that may be awarded to Non-Executive Directors under the EIP, which will slightly increase our Share usage under the EIP.

Given that equity awards are a key component of our Non-Executive Director compensation program and essential in attracting, retaining, and compensating qualified Non-Executive Directors, the Board believes that it would be in the best interest of our shareholders to approve a second amendment and restatement of the EIP to (i) extend the term of the EIP through June 6, 2034; (ii) increase the aggregate number of Shares authorized for issuance under the EIP to 450,000 Shares (i.e. an increase of 300,000 Shares); and (iii) increase the maximum annual equity awards that may be awarded to Non-Executive Directors to 150% of such Director’s annual cash retainer fee (as so amended and restated, the “Second Amended and Restated EIP”). In accordance with the NYSE Listed Company Manual, which requires a company whose shares are listed on the New York Stock Exchange to submit material revisions to equity compensation plans to a shareholder vote, the Board submits this Resolution 13 to shareholders to approve the Second Amended and Restated EIP.

As a reminder, the EIP already includes the following best practices, all of which would remain part of the Second Amended and Restated EIP that we are proposing shareholders approve:

• Prohibition on Repricing. The EIP explicitly prohibits repricing of Awards, including any Award granted in substitution for outstanding Awards previously granted if such action would be considered repricing.

• Separate Fixed Pool. The aggregate number of Shares available under the EIP is fixed and separate from the Shares available under the Company’s other equity plans. The EIP does not contain an “evergreen” provision that would automatically increase the number of Shares available for issuance.

• No Liberal Share Recycling. The EIP provides that any Shares (i) surrendered to pay the exercise price of an Option, (ii) withheld by the Company or tendered by the Participant to satisfy tax withholding obligations with respect to any Award, or (iii) purchased by the Company using Option exercise proceeds will not be added back, or recycled, to the EIP.

• No Dividends or Dividend Equivalents Paid on Unvested Awards. The EIP prohibits the payment of dividends or dividend equivalents on Awards until those Awards are earned and vested.

If this Resolution 13 is approved by shareholders, then the Second Amended and Restated EIP will govern the grant of Awards on or after June 6, 2024. If shareholders do not approve this Resolution 13, then the EIP, as amended and restated on June 8, 2022, will remain in effect, and we would continue to grant awards to Non-Executive Directors thereunder until the existing Share pool is exhausted, at which time the Board would be required to devise other programs to attract, retain, and compensate the Company’s Non-Executive Directors.

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SUMMARY OF MATERIAL TERMS OF THE SECOND AMENDED AND RESTATED EIP

The following is a summary of the key terms of the Second Amended and Restated EIP. A copy of the Second Amended and Restated EIP, which shows the proposed revisions by way of comparison against the EIP, as amended and restated on June 8, 2022, is attached hereto as Appendix C and incorporated herein. The information regarding the Second Amended and Restated EIP set forth in this Proxy Statement is qualified in its entirety by reference to the full and complete text of the Second Amended and Restated EIP. Any inconsistencies between the information set forth herein and the text of the Second Amended and Restated EIP shall be governed by the text of the Second Amended and Restated EIP.

Purpose

The purpose of the Second Amended and Restated EIP is to promote the interests of the Company and its shareholders by allowing the Company to attract and retain highly qualified Non-Executive Directors by permitting them to obtain or increase their proprietary interest in the Company.

Term

Unless the Second Amended and Restated EIP is earlier terminated by the Board, Awards may be granted thereunder until June 6, 2034.

Types of Awards

The Second Amended and Restated EIP allows for the grant of (i) stock options (“Options”); (ii) restricted Shares (“Restricted Stock Awards”); and (iii) restricted stock units, which represent the right to receive Shares (or the value thereof) in the future (“RSUs”) (collectively referred to as “Awards”). The terms of these Awards are described in more detail below.

Administration

The Board (or other committee as the Board may appoint) (either, the “Committee”) will administer the Second Amended and Restated EIP. Consistent with the terms of the Second Amended and Restated EIP, the Committee will have the power to designate the type and other terms and conditions of Awards; interpret the terms and provisions of the Second Amended and Restated EIP and Award Agreements; accelerate the exercise, vesting, or transfer of Awards; extend the term of Awards; provide for the crediting of dividends or dividend equivalents with respect to an Award; waive any conditions to exercise, vesting, or transferability of Awards; and execute certain other actions authorized under the Second Amended and Restated EIP.

Eligibility

Any member of the Board who is not an employee of the Company (each, a “Non-Executive Director”) is eligible to receive Awards under the Second Amended and Restated EIP (such a Non-Executive Director who receives an Award is referred to herein as a “Participant”). As of April 1, 2024, the Company had five Non-Executive Directors, all of whom would be eligible for Awards under the Second Amended and Restated EIP.

Available Shares

The maximum aggregate number of Shares that may be issued pursuant to the Awards granted under the Second Amended and Restated EIP on or after June 8, 2022 shall not exceed 450,000 Shares, subject to adjustments due to recapitalization, reclassification, or other corporate events, as provided in the Second Amended and Restated EIP. If any Shares subject to an Award are forfeited, if any Award or any portion of an Award lapses or expires, or if any Award is settled for cash (in whole or in part) in accordance with its terms, the Shares subject to such Award shall, to the extent of such forfeiture, lapse, expiration, or cash settlement, again be available for future grants of Awards under the Second Amended and Restated EIP. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant and shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Award; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options. As of April 1, 2024, the market value of a Share was $10.40, representing the closing price on the NYSE on such day.

Awards

•  Non-Discretionary Grants. Each calendar year during the term of the Second Amended and Restated EIP, within 10 days of the Company’s annual general meeting, on a date determined by the Committee (the “Award Grant Date”), each Non-Executive Director who is acting as a director of the Company on the Award Grant Date and who has at the Award Grant Date been acting as a director of the Company for at least six months after his or her initial appointment or election shall receive an Award of up to 150% of such director’s annual cash retainer

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fee. In the event a Non-Executive Director has not been acting as a director of the Company for at least six months on the Award Grant Date, the annual fee earned in that year and payable in Awards shall be included in the Awards in respect of the following calendar year. The Committee will select the type (or types) of Awards that will be granted to the Non-Executive Directors each year from the available Award types under the Plan (Options, Restricted Stock, and RSUs).

• Options. The Committee determines the number of Shares subject to an Option, the exercise price, vesting conditions, and all other terms and conditions of the Option, provided that (i) the exercise price may not be less than the fair market value of a Share as of the Award Grant Date with respect to any Option granted to a Participant that is a U.S. taxpayer and (ii) Options may not be exercised later than ten years from the Award Grant Date. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, net physical settlement or other method of cashless exercise). Subject to the Committee’s discretion, upon a Participant ceasing to be a director of the Company for any reason other than for “cause” (as defined in the Second Amended and Restated EIP), the portion of any Option that has not become vested or exercisable will lapse immediately, and, except as otherwise provided in the Second Amended and Restated EIP or in the applicable Award Agreement, the portion of any Option that is or becomes vested or exercisable as of the date the Participant ceases to be a director will lapse on the first anniversary of such date to the extent not theretofore exercised. If the Participant ceases to be a director of the Company for “cause,” all Shares subject to an Option will lapse immediately.

• Restricted Stock Awards. A Restricted Stock Award is a grant of Shares subject to vesting conditions, restrictions on transferability, and any other restrictions determined by the Committee and set forth in the Award Agreement. Except as otherwise determined by the Committee, the holder of a Restricted Stock Award will have the right to vote the Shares subject to the Restricted Stock Award during the vesting period. Subject to the discretion of the Committee, if the Participant ceases to be a director of the Committee for any reason, any unvested Restricted Stock Awards will be forfeited immediately.

• RSUs. RSUs are rights to receive a number of Shares subject to the Award or the value thereof as of the specified date. The Committee may subject RSUs to restrictions specified in the Award Agreement. RSUs may be settled by the delivery of Shares or cash equal to the fair market value of the specified number of Shares covered by the RSUs, or any combination thereof determined by the Committee at the Award Grant Date. Subject to the discretion of the Committee, if the Participant ceases to be a director of the Company for any reason, any unvested RSUs will be forfeited immediately.

• Dividends and Dividend Equivalents. No dividends or dividend equivalents will be paid to a Participant with respect to unvested Restricted Stock or RSUs. The Committee may, in its sole discretion, provide for the payment of dividends or dividend equivalents with respect to Restricted Stock and RSUs subject to the same restrictions, including but not limited to vesting, transferability or payment restrictions, that apply to the Restricted Stock and RSUs to which they relate. For clarity, no Option granted under the Second Amended and Restated EIP may include the right to receive dividends or dividend equivalents.

Miscellaneous

• Tax Withholding. Subject to the Committee’s approval, statutory tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award, by withholding Shares deliverable pursuant to the Award, or by tender by the Participant of Shares owned by such Participant for at least six months.

• Mergers, Certain Changes in Capital Structure, or Change in Control. If any change is made to our capital structure without fair market value consideration, such as a stock split, subdivision, combination, reclassification, or similar change, which results in a change in the number of outstanding Shares or an extraordinary cash dividend or distribution, appropriate adjustments may be made by the Committee to (i) the number of Shares available for Awards; (ii) the exercise prices of Options; and (iii) the number of Shares subject to any outstanding Awards. The Committee will also have the discretion to make certain adjustments to Awards in the event of certain mergers. Upon occurrence of certain transactions, such as dissolution, liquidation, a sale of all or substantially all of our assets, or a merger in which we are not a surviving corporation, the Committee may provide for the cancellation or exchange of the Awards for some or all of the property received by the shareholders in a transaction. In the event of a change in control, all outstanding Awards will become fully vested and exercisable, and all restrictions will lapse.

• No Repricing. Notwithstanding any contrary provision of the Second Amended and Restated EIP, in no event shall (i) any repricing (within the meaning of US generally accepted accounting principles or any applicable stock exchange rule) of Awards be permitted at any time under any circumstances or (ii) any new Awards be granted in substitution for outstanding Awards previously granted if such action would be considered a repricing (within the meaning of US generally accepted accounting principles or any applicable stock exchange rule).

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•  Limited Transferability of Awards. Awards granted under the Second Amended and Restated EIP may not be transferred other than upon the death of the Participant.

Termination and Amendment

The Board may, at any time, suspend or discontinue the Second Amended and Restated EIP or revise or amend it in any respect whatsoever; provided, however, to the extent that any applicable law, regulation, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval.

Summary of U.S. Federal Income Tax Consequences of Awards

• Options. A Participant who is granted an Option generally will not recognize any ordinary income at the time of grant. Upon exercise, the Participant recognizes ordinary income equal to the aggregate fair market value of the Shares subject to the Option over the aggregate exercise price of such Shares. The Company is generally entitled to a deduction at the same time and in the same amount as the Participant recognizes ordinary income.

• Restricted Stock. A Participant generally will not recognize any ordinary income at the time a Restricted Stock Award is granted. When the restrictions lapse with regard to any portion of Restricted Stock, the Participant will recognize ordinary income in an amount equal to the fair market value of the Shares with respect to which the restrictions lapse, unless the Participant elected to realize ordinary income in the year the Award is granted in an amount equal to the fair market value of the Restricted Stock awarded, determined without regard to the restrictions. The Company is generally entitled to a deduction at the same time and in the same amount as the Participant recognizes ordinary income.

• RSUs. A Participant generally will not recognize income at the time an award of RSUs is granted. When RSUs vest, the Participant will recognize ordinary income in an amount equal to the cash paid or the fair market value of the Shares delivered. The Company is generally entitled to a deduction at the same time and in the same amount as the Participant recognizes ordinary income.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF US FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE SECOND AMENDED AND RESTATED EIP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE PARTICIPANT MAY RESIDE.

SHARE HISTORY AND SHARE USAGE

In order to determine the number of Shares to be authorized for issuance under the EIP, the Company considered historical burn rate calculations relative to market levels, projected equity awards to be granted to Non-Executive Directors during the term of the plan, potential dilution that the requested shares may cause to existing shareholders, and a headroom analysis. Based on the Company’s review of historical and projected grant practices, we propose that an additional 300,000 Shares be authorized for issuance under the Second Amended and Restated EIP, which means the maximum aggregate number of Shares that can be issued pursuant to Awards granted after June 8, 2022 (i.e., the date we separated the EIP’s share pool from the LTIP share pool) would be 450,000.

The following table sets forth information regarding historical Awards granted to Non-Executive Directors under the EIP in the period from January 1, 2021 to December 31, 2023 – the three annual award periods preceding the date of the 2024 Annual General Meeting – and the corresponding burn rate. For purposes herein, burn rate is defined as the number of Shares subject to equity-based Awards granted in the year, divided by the weighted-average number of Shares outstanding for that year.

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	2023	2022	2021	Average Over 3 Award Periods
Awards Granted under EIP
Non-Discretionary RSU Awards	31,028	26,295	15,633	24,319
Dividend Equivalents Accrued on RSUs (1)	1,223	888	428	846
Total Awards Granted	32,251	27,183	16,061	25,165
Weighted Average of Ordinary Shares Outstanding During Fiscal Year	26,897,556	27,304,847	27,698,691	27,300,365
Annual Burn Rate	0.12%	0.10%	0.06%	0.09%

____________

(1)   These time-based RSUs carry with them the right to receive dividend equivalents (in shares) accumulated during the award period. The dividend equivalents are not credited until the award vests. The foregoing figures represent the dividend equivalents (in shares) accumulated on the RSUs awarded in the relevant fiscal year. With respect to RSUs awarded on June 7, 2023, this figure includes only those dividend equivalents accrued through April 1, 2024, being the interim dividend paid by the Company on August 2, 2023, November 1, 2023, and February 7, 2024. Dividend equivalents will continue accrue through the vesting date of June 5, 2024.

NEW PLAN BENEFITS

The amount and timing of Awards granted under the EIP are determined in the sole discretion of the Committee, other than the annual timing requirements described above under “Non-Discretionary Grants.” Therefore, the exact amount of future awards that could be received by our Non-Executive Directors under the EIP are not determinable at this time. However, if the Second Amended and Restated EIP is approved, and subject to approval of Resolution 7 regarding the Directors’ Remuneration Policy, then we intend to grant each Non-Executive Director who is acting as a Non-Executive Director of the Company and who has been acting as a Director of the Company for at least six (6) months, a non-discretionary grant of RSUs equal to approximately 125% of their annual cash retainer on the date of the 2024 Annual General Meeting; the total estimated value of which is shown in the table below. Executives and other non-executive employees are not eligible for Awards under the EIP.

Name of Individual or Group	Value (US$) (1)	Estimated Number of RSUs (2)
Non-Executive Director Group (3)	$543,000	52,212
Named Executive Officers
Andy Butcher Chief Executive Officer	$—	—
Stephen Webster Chief Financial Officer	$—	—
Howard Mead Vice President & General Manager, Luxfer Gas Cylinders - Composite	$—	—
Jeffrey Moorefield Vice President & General Manager, Luxfer Magtech	$—	—
Graham Wardlow Managing Director, Luxfer MEL Technologies	$—	—
Executive Group (4)	$—	—
Non-Executive Employee Group	$—	—

____________

(1)   Includes (i) non-discretionary grants to four Non-Executive Directors with an individual award value of $102,000, representing a $20,000 increase from 100% of said Non-Executive Directors’ annual cash retainer fee of $82,000; and (ii) one non-discretionary grant to the Board Chair with an individual award value of $135,000, representing a $20,000 increase from 100% of said Non-Executive Director’s annual cash retainer fee of $115,000.

(2)   Represents the estimated number of RSUs that will be granted to the Non-Executive Directors, calculated by dividing the value of the award (in US$) by $10.40, which was the closing price of a Share on the NYSE on April 1, 2024. The actual number of RSUs granted will equal the value of the award divided by the closing price of a Share on the date of grant.

(3)   Includes five Non-Executive Directors who are eligible to receive Awards under the EIP: Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia A. Stein, and Lisa Trimberger

(4)   Includes all SEC Section 16 Executive Officers of the Registrant as of April 1, 2024: Andy Butcher, Stephen Webster, Howard Mead, Jeffrey Moorefield, Graham Wardlow, Peter Gibbons, Megan Glise, and Mark Lawday. Executives and other non-executive employees are not eligible for Awards under the EIP.

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REGISTRATION WITH THE SEC

If the Second Amended and Restated EIP is approved by shareholders, the Company will file, as soon as reasonably practicable following shareholder approval, a Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission corresponding to the new Shares authorized under the EIP.

Resolution 13 is an ordinary resolution. The text of Resolution 13 is as follows:

13. IT IS RESOLVED that the Second Amended and Restated Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, which (i) extends the term of the EIP; (ii) increases the maximum amount of equity awards that may be awarded to Non-Executive Directors; and (iii) increases the number of ordinary shares authorized to be issued thereunder, be approved.

Approval of the Second Amended and Restated Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2024 Annual General Meeting.

The Board of Directors and the Remuneration Committee recommend a vote “FOR” approval of the Second Amended and Restated Non-Executive Directors Equity Incentive Plan.

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RESOLUTION 14

AUTHORITY TO ISSUE SHARES AND
TO GRANT RIGHTS TO SUBSCRIBE
FOR OR CONVERT SECURITIES
INTO SHARES

This Resolution 14 is required under the Companies Act for the Company to issue shares and to grant rights to subscribe for or convert any security into shares. This authorization is customary for public companies incorporated in England and Wales, required as a matter of UK law, and is not otherwise required for companies listed on the New York Stock Exchange that are organized within the United States.

Unlike most NYSE-listed companies that are authorized to issue shares up to the level of authorized share capital specified in their Charter or Articles of Incorporation without submitting such issuances to a shareholder vote unless required by NYSE listing standards, Luxfer is, with certain exceptions (such as in connection with employees’ share schemes), unable to issue shares without being authorized either by the Company’s Articles of Association or by shareholder resolution. Under the Companies Act, shareholders may provide this authorization with respect to a specific issuance or generally (subject to such general authority being valid for no more than five years and stating a limit on the number of shares that may be issued under it).

Pursuant to this Resolution 14, the Board is seeking general issuance authority. The Company sought a similar authority at the 2023 Annual General Meeting of Shareholders, which will expire upon conclusion of the 2024 Annual General Meeting. This general authority is customarily sought by UK companies like Luxfer, as it allows companies the flexibility to address capital needs, particularly those related to routine matters, in a timely fashion without incurring the costs and delays associated with calling a special meeting and circulating proxy materials to approve each issuance of shares. Acknowledging evolving shareholder expectations and concerns around the potential for general issuance authorities to cause excessive dilution, we intend to seek general issuance authority on an annual basis, limiting this authority to 20% of issued share capital or as generally recommended by then-current proxy voting policies.

Therefore, the Company is now requesting that the Board of Directors be authorized to issue shares up to an aggregate nominal amount of $60,203,520, which is equivalent to 20% of the Company’s issued share capital as of April 1, 2024 (the latest practicable date prior to the publication of this Proxy Statement). Unless previously renewed, revoked or varied, the authority sought under this Resolution 14 will, if granted, (i) apply in substitution for all existing authorities under section 551 of the Companies Act; and (ii) expire upon conclusion of the 2025 Annual General Meeting.

Granting the Board this authority is a routine matter for public limited companies incorporated in England and Wales. We are not asking our shareholders to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this Resolution 14 will only grant the Board of Directors the general authority to issue shares upon the terms set forth below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

Resolution 14 is an ordinary resolution. The text of Resolution 14 is as follows:

14. IT IS RESOLVED that:

(a)  the Board of Directors be generally and unconditionally authorized, for the purposes of section 551 of the Companies Act, to exercise all powers of the Company to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $60,203,520, which is equivalent to 20% of the Company’s issued share capital as of April 1, 2024, to such persons and at such times and on such terms as the Directors think proper, provided that this authority shall, unless renewed, varied, or revoked by the Company, expire upon conclusion of the next Annual General Meeting of the Company;

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(b)  the Directors be authorized to make, before the authority set out in paragraph (a) above has expired, any offer or agreement which would or might require shares in the Company to be issued or rights to subscribe for or convert securities into shares in the Company to be granted after such expiry, and the Directors may issue shares or grant rights to subscribe for or convert securities into shares in pursuance of any such offer or agreement, notwithstanding that such authority has expired;

(c)  subject to paragraph (d) below, all existing authorities conferred on the Board of Directors pursuant to section 551 of the Companies Act be revoked; and

(d)  paragraph (c) above shall be without prejudice to the continuing authority of the Board of Directors to issue shares, or grant rights to subscribe for, or convert any security into shares, pursuant to an offer or agreement made by the Company before the expiry of the authority to which such offer or agreement was made, and to any issuance of shares or grant of rights already made pursuant to any such authority.

Authorization of the Board of Directors to issue shares and to grant rights to subscribe for or convert securities into shares requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors recommends a vote “FOR” the authorization of the Board of Directors to issue shares and to grant rights to subscribe for or convert securities into shares.

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RESOLUTION 15

AUTHORITY TO DISAPPLY
PREEMPTIVE RIGHTS TO EQUITY
SECURITIES ISSUED OR SOLD FOR
CASH

This Resolution 15 is required under the Companies Act for the Company to disapply preemptive rights to equity securities (as defined in section 560 of the Companies Act) issued for cash and/or ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares sold for cash. Under the Companies Act, certain statutory preemptive rights apply automatically where equity securities are to be issued or sold for cash. Per these statutory preemptive rights, equity securities issued or sold for cash must first be offered, on the same or more favorable terms, to existing shareholders of the Company on a pro-rata basis, unless these preemptive rights are disapplied by approval of the Company’s shareholders. The statutory preemptive rights do not apply where equity securities are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where equity securities are issued pursuant to an employees’ share scheme.

The Company is now requesting that, when the Board of Directors issues equity securities for cash or sells ordinary shares held as treasury shares for cash, it not be required to offer preemptive rights to existing shareholders, provided such issuance and/or sale is limited to an aggregate amount of $15,050,880 which is equivalent to 5% of the Company’s issued share capital as of April 1, 2024 (the latest practicable date prior to the publication of this Proxy Statement).

Unless previously renewed, revoked or varied, the authority sought under this Resolution 15 will, if granted, (i) apply in substitution for all existing authorities under sections 570 and 573 of the Companies Act; and (ii) expire upon conclusion of the 2025 Annual General Meeting.

The Company sought a similar authority at the 2023 Annual General Meeting of Shareholders, which will expire upon conclusion of the 2024 Annual General Meeting. The Board of Directors has no present intention to exercise the authority sought under this Resolution 15, other than to satisfy awards pursuant to the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan. However, the Board of Directors believes that it is important for the Company to retain the flexibility to issue equity securities and/or sell treasury shares for cash and disapply preemptive rights in connection therewith, on an accelerated basis should the Directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials.

Granting the Board this authority is a routine matter for public companies incorporated in England and Wales. Similar to the authorization sought in Resolution 14, this authority is fundamental to our business operations and, if deemed appropriate, will facilitate our ability to raise capital. We are not asking shareholders to approve an increase in our authorized share capital. Instead, approval of this Resolution 15 will only grant the Board the authority to issue equity securities and/or sell treasury shares for cash upon the terms set forth below. Without this authorization, in each case where we issue equity securities or sell treasury shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement, which does not otherwise apply to US companies listed on the NYSE, could cause delays in normal activities for the Company, including, without limitation, issuance and satisfaction of equity awards to our Non-Executive Directors and normal-course capital raising activities should such be deemed advisable and in the best interests of shareholders. Furthermore, the Board will only be authorized to disapply preemptive rights if it is authorized to issue shares, for which authority is being sought under Resolution 14. The approval of this Resolution 15 by the Company’s shareholders will not substitute for any approvals that may be required under the rules of the NYSE and/or by the SEC.

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Resolution 15 is a special resolution. The text of Resolution 15 is as follows:

15. IT IS RESOLVED that, subject to Resolution 14 being duly passed as an ordinary resolution, the Board of Directors be generally authorized, in accordance with sections 570 and 573 of the Companies Act, to issue equity securities (as defined in section 560 of the Companies Act) for cash, pursuant to the authority conferred on the Board by Resolution 14 above, and/or to sell ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act did not apply to any such issuance or sale. This power:

(a)  shall be limited to the issuance of equity securities or sale of treasury shares up to an aggregate nominal amount of $15,050,880, which is equivalent to 5% of the Company’s issued share capital as of April 1, 2024, for any purpose;

(b)  shall expire upon conclusion of the 2025 Annual General Meeting, save that the Board may, before such expiry, make an offer or agreement which would or might require equity securities to be issued and/or treasury shares to be sold after such expiry, and the Directors may issue equity securities and/or sell treasury shares in pursuance of any such offer or agreement as if the power conferred by this Resolution 15 had not expired; and

(c)  is in substitution for all subsisting authorities (but without prejudice to any issuance of equity securities already made pursuant to such previous authorities).

Authorization of the Board of Directors to disapply preemptive rights with respect to equity securities issued and/or treasury shares sold for cash requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors recommends a vote “FOR” the authorization of the Board of Directors to disapply preemptive rights with respect to equity securities issued and/or treasury shares sold for cash.

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LUXFER’S

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current composition of the Board and the appropriate skills, qualifications, and characteristics required of Directors. The Board assesses membership criteria annually, on an individual basis and in the context of the overall composition, size, and structure of the Board and its Committees as a whole, taking into consideration the anticipated future needs of the Board and the Company’s long-term strategic plans. In addition to intellect, integrity, and sound judgment, this assessment takes into account various factors, including diversity of perspectives, background and other demographics, length of tenure of incumbent Directors, and independence. The Board seeks members from diverse professional backgrounds who have a broad spectrum of experience and a reputation for integrity.

In evaluating nominees for the Board of Directors, the Board and the Nominating and Governance Committee took into account the qualities they seek in Directors and the Directors’ individual qualifications, skills, and background that enable the Directors to effectively and productively contribute to the Board’s oversight of the Company, as discussed below in each biography under “Qualifications.” When evaluating re-nomination of existing Directors, the Committee also considers the nominees’ past and ongoing contributions to the Board, length of tenure, ongoing commitments, and, with the exception of Mr. Butcher, who is an Executive Director, their independence.

DIRECTORS STANDING FOR RE-ELECTION

In accordance with our Articles of Association, the Board shall be comprised of not less than two and not more than ten Directors. The Board, based on the recommendation of the Nominating and Governance Committee, proposed that the following six nominees be elected at the Annual General Meeting, each of whom will hold office until the next Annual General Meeting or until their successor has been appointed and qualified:

• Andy Butcher

• Patrick Mullen

• Richard Hipple

• Clive Snowdon

• Sylvia A. Stein

• Lisa Trimberger

All nominees are current Directors of the Company and were elected by shareholders at the 2023 Annual General Meeting.

Please refer to the section entitled “Director Qualifications and Skills” on page 34 of this Proxy Statement for additional details regarding the specific experience, training, and skills of each nominee. Specifically, the background and training highlighted in this section were identified by the Nominating and Governance Committee as critical knowledge areas, which contribute to the well-rounded and diverse experiences of the Director nominees and thus the effective operation of the Board.

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DIRECTOR BIOGRAPHIES
Andy Butcher Chief Executive Officer and Executive Director Age: 55 Director Since: 2022 Board Committees: None Other Public Company Boards: None

Background

Andrew Butcher was appointed Luxfer’s Chief Executive Officer effective May 6, 2022, at which time he also became an Executive Director.

Mr. Butcher served as President of our global Luxfer Gas Cylinders business from April 2014 to May 2022, having been the President of Luxfer Gas Cylinders - North America from 2009 to 2014. Mr. Butcher joined Luxfer in Nottingham, United Kingdom, in 1991. He has held positions of increasing responsibility throughout his career at Luxfer, including leading the development of Luxfer’s composite cylinder business beginning in 2002, first as General Manager and then as Executive Vice President. He currently serves as a Director and Executive Officer of various subsidiaries and affiliates of the Company. Mr. Butcher holds a Master of Arts degree in Engineering from Cambridge University and an M.B.A. from Keele University.

Qualifications

Mr. Butcher’s qualifications to be a member of our Board include his more than 30 years of experience with Luxfer, his value-enhancing growth and acquisition experience, his educational background, and his knowledge of advanced materials.

Background

Patrick Mullen was appointed a Non-Executive Director in September 2021 and serves as a member of the Nominating and Governance Committee and the Remuneration Committee. He was appointed Board Chair in March 2022.

Mr. Mullen served as the President and CEO of Chicago Bridge & Iron Company (“CB&I”), an engineering, procurement, and construction company, until 2018. Prior to his 20 years at CB&I, he spent 12 years with Honeywell’s UOP division, a supplier of petroleum refining, gas processing, and petrochemical production technology. From 2014 to 2019, Mr. Mullen served as a Director of Vectren Corporation, a domestic energy delivery company, and from 2017 to 2018, he served as a Director of CB&I. He has served on the boards of the National Safety Council and Chevron Lummus Global, a developer and licensor of refining hydroprocessing technologies and alternative source fuels. From 2014 to 2020, Mr. Mullen was a member of the National Association of Corporate Directors, having been named a Board Leadership Fellow in 2019. Mr. Mullen earned his Bachelor of Science degree in Chemical Engineering from the University of Notre Dame and his Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University.

Qualifications

Mr. Mullen’s qualifications to be a member of our Board include his executive management and leadership experience and his extensive global industrial and engineering background. He also brings experience serving on the boards of other publicly traded companies. In his capacity as CEO and as a Director of multiple public companies, Mr. Mullen also obtained a wealth of experience in strategic planning and M&A transactions.

Patrick Mullen Board Chair
Age: 59 Director Since: 2021 Board Committees: • Nominating & Governance • Remuneration Other Public Company Boards: None

2024 PROXY STATEMENT
Richard Hipple Non-Executive Director Age: 71 Director Since: 2018 Board Committees: • Remuneration (Chair) • Audit Other Public Company Boards: • KeyCorp • Barnes Group, Inc.

Background

Richard Hipple was appointed a Non-Executive Director in November 2018, at which time he was appointed the Chair of the Remuneration Committee and a member of the Audit Committee.

Mr. Hipple served as the Chairman and Chief Executive Officer of Materion Corporation, a producer of high-performance advanced engineering materials, from 2006 until his retirement in 2017, as well as President and Chief Operating Officer from 2005 to 2006. Prior to that, Mr. Hipple worked in the steel industry for twenty-six years in numerous capacities, including project engineering, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple has served as a Director of KeyCorp (NYSE: KEY), a bank-based financial services company, since 2012 and is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Since 2017, he has also served as a Director of Barnes Group, Inc. (NYSE: B), a global industrial manufacturing company, and is a member of the Compensation and Management Development and Corporate Governance Committees. Mr. Hipple is also a current member of the National Association of Corporate Directors. From 2007 to 2018, Mr. Hipple served on the Board of Ferro Corporation, a supplier of technology-based functional coatings and color solutions. Mr. Hipple is Chair Emeritus and a Trustee of the Cleveland Institute of Music and has served as a Director of the Greater Cleveland Partnership, as well as the Manufacturers Alliance for Productivity and Innovation.

Mr. Hipple received his Bachelor of Engineering degree from Drexel University.

Qualifications

Mr. Hipple’s qualifications to be a member of our Board include his extensive executive management and leadership experience with a global manufacturer of high-performance engineered materials, his experience in business development and strategic transformation, and his broad involvement in both domestic and international acquisitions. He also brings experience serving on the boards of other publicly traded companies.

Background

Clive Snowdown was appointed a Non-Executive Director in July 2016 and has served as Chair of the Nominating and Governance Committee since April 2020. He acts as a financial expert on the Audit Committee, which he joined in August 2016.

Mr. Snowdon currently serves as the Aerospace Industry Advisor to Cooper Parry Corporate Finance, a corporate finance advisory. He previously acted as Chairman of the Midlands Aerospace Alliance, an association supporting the aerospace industry across the Midlands region of England, from 2007 to 2016, and a Trustee of the Stratford Town Trust from 2015 to 2023. In May 2016, Mr. Snowdon stepped down from the Board of Hill & Smith Holdings plc, an international group of companies operating in the infrastructure and galvanizing markets, where he was a Senior Non-Executive Director since May 2007, Chair of the Remuneration Committee, and a member of the Audit and Nominating and Governance Committees.

In 2011, Mr. Snowdon retired from Umeco plc, a provider of advanced composite materials, after serving as Chief Executive since 1997. Mr. Snowdon was also the Executive Chairman of Shimtech Industries Group Limited until 2015. From 1992 to 1997, he served as Managing Director of Burnfield PLC after working as Finance Director. He has also held senior positions with Vickers plc, BTR plc, and Hawker Siddeley Group. Mr. Snowdon is a Chartered Accountant. He received his Bachelor of Arts degree in Economics from the University of Leeds.

Qualifications

Mr. Snowdon’s qualifications to be a member of our Board include his experience as a former Chief Executive of a UK public company, his strong understanding of UK plc and corporate governance requirements, and his experience in mergers and acquisitions.

Clive Snowdon Non-Executive Director
Age: 70 Director Since: 2016 Board Committees: • Nominating & Governance (Chair) • Audit Other Public Company Boards: None

2024 PROXY STATEMENT
Sylvia A. Stein Non-Executive Director Age: 58 Director Since: 2022 Board Committees: • Audit • Nominating & Governance Other Public Company Boards: None

Background

Sylvia A. Stein was appointed a Non-Executive Director in August 2022 and serves as a member of the Audit Committee and Nominating and Governance Committee.

Ms. Stein is the Senior Vice President, Chief Legal Officer of Veralto Corporation (NYSE: VLTO), a global leader in essential water and product quality technology solutions, which she joined in June 2023. In her current role, Ms. Stein leads Veralto’s legal, compliance, and environment, health, and safety (EHS) functions, and she advises the Company and its Board of Directors on a wide range of strategic and operational issues, including enterprise risk management, governance, and sustainability. Prior to joining Veralto, Ms. Stein served as Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer of Modine Manufacturing Company (NYSE: MOD), a global provider of thermal management systems and solutions, which she joined in 2018. At Modine, she led the company’s global legal, compliance, and intellectual property functions and provided strategic, governance and legal advice to Modine’s Board of Directors and executive management team. From 2001 to 2016, Ms. Stein progressed through a variety of roles at Kraft Foods, a global food and beverage manufacturer, where she most recently served as Associate General Counsel, Marketing & Regulatory, at the Kraft Heinz Food Company (NASDAQ: KHC). Earlier in her career, Ms. Stein was member of the complex commercial litigation practice at Latham & Watkins, LLP in Chicago, Illinois, and she also served as a federal judicial law clerk.

Ms. Stein holds a Bachelor’s degree in Economics from Northwestern University and a Juris Doctor from the University of Michigan Law School. She presently serves on the Board of Directors of Legal Action Chicago, a non-profit organization providing pro bono legal services to the Chicago community through legislative initiatives and class action litigation.

Qualifications

Ms. Stein’s qualifications to be a member of our Board include her extensive in-house legal experience in advising global public companies, particularly in matters related to business strategy, sustainability, regulatory compliance, mergers and acquisitions, and talent management, as well as her involvement in developing and executing growth-driven business strategy and pragmatic risk management procedures.

Background

Lisa Trimberger has served as a Non-Executive Director since September 2019. Since April 2020, she has served as Chair of the Audit Committee, upon which she acts as a financial expert. Ms. Trimberger has also served as a member of the Remuneration Committee since September 2019.

Ms. Trimberger retired as an Audit Partner of Deloitte & Touche LLP in 2014 after spending thirty-one years with the firm. As a lead Client Service and Audit Partner, Ms. Trimberger interacted with the management and boards of publicly traded companies. She worked on significant transactions, as well as control and risk-assessment issues. Additionally, she was actively involved in the firm’s quality review practice, serving as a Deputy Professional Practice Partner and Engagement Quality Control Review Partner. During her tenure with Deloitte, Ms. Trimberger also served as Co-Chair of the firm’s Nominating and Governance Committee and was a leader of the firm’s National Women’s Initiative for the development and retention of women professionals. Currently, Ms. Trimberger is a principal and owner of a private investment company, Mack Capital Investments LLC. She also serves as Trustee of the Board, Chair of the Audit Committee, and a member of the Nominating and Governance Committee of COPT Defense Properties (NYSE:CDP), a real estate investment trust. Ms. Trimberger also serves as a Trustee on the Board of Trustees of EPR Properties (NYSE: EPR), a diversified experiential net lease real estate investment trust, where she is the Chair of the Audit Committee and a member of the Finance Committees.

Ms. Trimberger is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from St. Cloud State University. Ms. Trimberger is a member of the National Association of Corporate Directors (NACD), as well as the National Association of Real Estate Investment Trusts. She is an NACD Board Leadership Fellow and earned the CERT Certificate in Cybersecurity Oversight, as developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division. Ms. Trimberger also completed the Women’s Director Development Executive Program at J.L. Kellogg School of Management at Northwestern University.

Qualifications

Ms. Trimberger’s qualifications to be a member of our Board include her experience as an Audit Partner in a Big Four accounting firm, her public board experience, and her significant experience as a financial expert in areas including financial and audit oversight, risk management, and corporate governance.

Lisa Trimberger Non-Executive Director Age: 62 Director Since: 2019 Board Committees: • Audit (Chair) • Remuneration Other Public Company Boards: • COPT Defense Properties • EPR Properties

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DIRECTOR QUALIFICATIONS AND SKILLS

The Nominating and Governance Committee annually reviews the performance and contributions of existing Directors to the extent they are candidates for re-election and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs. Accordingly, the Committee and the Board evaluate director nominees based on several criteria with a view of (i) bringing to the Board a variety of experience and backgrounds and (ii) establishing a core team of business advisors with relevant financial and management expertise.

Among the qualifications and skills of a candidate considered important by the Committee are: a commitment to representing the long-term interests of shareholders; leadership ability; willingness to take appropriate risk; professional and personal ethics, integrity and values; practical wisdom and sound judgment; international business experience; and business and professional experience in fields such as materials engineering, industrial manufacturing, technology and cybersecurity, operations, product development, legal, and human resources. Candidates with substantial experience outside of the business community, such as in the public, academic, or scientific communities, are also considered by the Board and Committee. Board composition, effectiveness, and processes are all subject areas of our annual Board evaluation, which is described in more detail below.

Our Board members offer a range of skills and experiences relevant to the Board’s oversight role. As part of our annual Directors’ and Officers’ Questionnaire, our Board members were asked to identify their specific skills and experiences as they pertain to each category below. The following table summarizes the key skills and experiences identified by each Director that our Board considered important in its decision to nominate that individual for election or re-election to our Board. Further details about each Director’s qualifications are set forth in their individual biographies.

Executive Management – 4/6

Andy Butcher, Patrick Mullen, Richard Hipple, and Clive Snowdon

Industrial Manufacturing – 5/6

Global Business Operations – 6/6

Finance and Accounting – 3/6

Richard Hipple, Clive Snowdon, and Lisa Trimberger

Risk Management – 6/6

Business Development, M&A, and Growth – 5/6

Technology and Innovation – 3/6

Andy Butcher, Patrick Mullen, and Richard Hipple

Cybersecurity – 3/6

Andy Butcher, Richard Hipple, and Lisa Trimberger

Culture, Talent, and Governance – 4/6

Patrick Mullen, Clive Snowdon, Sylvia Stein, and Lisa Trimberger

Safety and Sustainability – 5/6

Andy Butcher, Patrick Mullen, Sylvia Stein, Richard Hipple, and Clive Snowdon

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DIRECTOR DIVERSITY

Diversity factors such as age, gender, race, and ethnic background are important characteristics considered in identifying director candidates and determining nominees. The Committee also considers the tenure of incumbent Directors to ensure a mix of shorter-tenured Directors who provide fresh perspectives and longer-tenured Directors who provide experience in the Company and its business. While Luxfer has not adopted a formal diversity policy in connection with the evaluation of director candidates or the selection of nominees, the Board realizes that diversity amongst its members promotes differing perspectives and overall Board effectiveness. As such, promoting diversity is consistent with our goal of creating a Board that best serves the needs of the Company and the interests of our shareholders.

DIRECTOR SELECTION PROCESS

The Nominating and Governance Committee selects director candidates and nominees using a procedure by which it:

• reviews the experience, qualifications, attributes, and skills of existing Directors;

• determines the experience, qualifications, attributes, and skills desired and/or required in new Directors;

• solicits suggestions from the Chief Executive Officer and Directors on potential candidates;

• considers candidates recommended by shareholders;

• retains a search consultant as needed to identify candidates;

• evaluates the experience, qualifications, attributes, and skills of all candidates recommended for consideration;

• contacts the preferred candidate(s) to assess their interest;

• interviews the preferred candidate(s) to assess their experience, qualifications, attributes, and skills; and

• recommends candidate(s) for consideration by the Board of Directors.

Working closely with the full Board, the Nominating and Governance Committee develops criteria for open Board positions, taking into account the needs of the Board and the Company at the time. The Committee commenced a search for a new Non-Executive Director in early 2022, following the procedure set forth above, and appointed Sylvia A. Stein as a Non-Executive Director in June 2022. The Committee did not undertake a formal recruitment process in 2023, due to the fact that two new Directors, Sylvia A. Stein and Andy Butcher, were appointed in 2022. Given the Company’s retirement policies, as set forth in our Corporate Governance Guidelines, the Committee plans to commence a Director recruitment process in 2024 in accordance with the foregoing process.

RECOMMENDATIONS, NOMINATIONS, AND PROXY ACCESS

Our Nominating and Governance Committee Charter provides that the Nominating and Governance Committee will consider persons properly recommended by shareholders or interested parties to become nominees for election as Directors in accordance with the criteria described above under “Director Qualifications and Characteristics” and the requirements of our Articles of Associations. Recommendations for consideration by the Nominating and Governance Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States. Further information relating to shareholder nominations and proposals can be found in the section entitled “2025 Annual General Meeting: Shareholder Proposals and Nominations” on page 98.

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BOARD MEETINGS AND COMMITTEES

The Board meets regularly during the year, holds special meetings, and acts by unanimous written consent wherever circumstances require. In each regularly scheduled Board and Committee meeting, the independent Directors also met in executive session, without the Chief Executive Officer or other members of management present. Directors are expected to attend all scheduled meetings of the Board of Directors, all meetings of the Committee(s) on which they serve, and all shareholder meetings. The Board held eight regularly scheduled meetings in 2023, four of which occurred in person and four of which occurred virtually via videoconference. Three of the Board’s meetings were special meetings called to discuss the expanded and accelerated strategic review initiated by the Board in October 2023, as well as Director roles and succession planning. All Directors who served during fiscal year 2023 attended at least 95.9% of the meetings of the Board and Committee(s) on which they served. All Directors then serving attended the 2023 Annual General Meeting of Shareholders.

The Board has three standing committees comprised solely of independent Directors: the Audit Committee, the Nominating and Governance Committee, and the Remuneration Committee. The functions performed by these Committees, which are set forth in further detail in their Charters, are summarized below.

Name	Audit Committee	Remuneration Committee	Nominating and Governance Committee
Director Nominees
Andy Butcher Chief Executive Officer
Patrick Mullen Board Chair
Richard Hipple
Clive Snowdon
Sylvia A. Stein
Lisa Trimberger
Total Meetings in 2023	6	4	3

   Committee Chair

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AUDIT COMMITTEE
Role

The Audit Committee oversees the Company’s accounting, financial reporting, and internal control policies and procedures. Responsibilities of the Audit Committee include, among other things, overseeing financial reporting, controls, integrity of the Company’s financial statements, and audit quality and performance; monitoring and overseeing the independence and performance of our independent auditor, with responsibility for the selection, evaluation, remuneration, and, if applicable, discharge of such independent auditor; approving, in advance, all of the audit and non-audit services provided to the Company by the independent auditor; facilitating open communication among our Board, senior management, internal audit, and the independent auditor; and overseeing our enterprise risk management and financial compliance programs.

A full description of the Committee’s role is set forth in the Audit Committee Charter, available at https://www.luxfer.com/investors/governance/.

Members

• Lisa Trimberger, Committee Chair (effective April 2020)

• Richard Hipple (November 2018)

• Clive Snowdon (August 2016)

• Sylvia A. Stein (August 2022)

The Board has affirmatively determined that all members of the Audit Committee are independent in accordance with NYSE listing standards and SEC regulations.

Report	The Audit Committee Report can be found under the section entitled “2023 Audit Committee Report” on page 91 of this Proxy Statement.
Financial Literacy and Expertise

The Board has determined that Lisa Trimberger, Richard Hipple, Clive Snowdon, and Sylvia A. Stein are financially literate under NYSE rules and listing standards. The Board has further determined that Lisa Trimberger and Clive Snowdon qualify as financial experts pursuant to SEC standards.

NOMINATING AND GOVERNANCE COMMITTEE
Role

The Nominating and Governance Committee advises the Board on matters relating to corporate governance, Board structure, and Board composition. Responsibilities include, among other things, establishing criteria for Director candidates and identifying individuals for nomination to become Directors, including engaging advisors to assist in the search process where appropriate, and considering potential candidates recommended by shareholders; developing plans and making recommendations in relation to the organization, composition, membership terms, and meeting structure of the Board and its committees; overseeing and making recommendations regarding executive succession planning; administering the annual performance evaluation of the Board and its committees; overseeing Luxfer’s corporate governance and compliance structure and practices; and overseeing and recommending to the Board changes to our Corporate Governance Guidelines, Committee Charters, and other governing instruments.

A full description of the Committee’s role is set forth in the Nominating and Governance Committee Charter, available at https://www.luxfer.com/investors/governance/.

Members

• Clive Snowdon, Committee Chair (effective April 2020)

• Patrick Mullen (January 2022)

• Sylvia A. Stein (August 2022)

The Board has affirmatively determined that all members of the Nominating and Governance Committee are independent in accordance with NYSE listing standards and SEC regulations.

2024 PROXY STATEMENT
REMUNERATION COMMITTEE
Role

The Remuneration Committee sets and administers the policies that govern executive, director and senior management compensation. Responsibilities of the Remuneration Committee include, among other things, evaluating executive and senior management performance; establishing and administering executive compensation, including base salaries, annual cash incentives, and equity awards; reviewing and approving the Executive Compensation Discussion and Analysis included in the annual Proxy Statement; recommending actions regarding the Chief Executive Officer’s compensation for approval by the Non-Executive Directors of our Board; approving individual compensation actions for all Executive Officers other than the CEO; and overseeing the Company’s human capital practices as such practices related to the Company’s broader ESG strategy.

A full description of the Committee’s role is set forth in the Remuneration Committee Charter, available at https://www.luxfer.com/investors/governance/.

Members

• Richard Hipple, Committee Chair (November 2018)

• Patrick Mullen (January 2022)

• Lisa Trimberger (September 2019)

The Board has affirmatively determined that all members of the Remuneration Committee are independent in accordance with NYSE listing standards and SEC regulations.

Report

The Remuneration Committee Report can be found under the section entitled “2023 Remuneration Committee Report” on page 53 of this Proxy Statement.

Additionally, the Directors’ Remuneration Report, included in our UK Annual Report and Accounts, is available on our website at https://www.luxfer.com/investors/reports-and-presentations/annual-reports/.

Remuneration Committee Interlocks and Insider Participation	No member of the Remuneration Committee is involved in a relationship requiring disclosure as an interlocking Director or Executive Officer or otherwise under Item 404 of Regulation S-K.
Independent Compensation Consultant

The Remuneration Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant in 2023. Additional information regarding Meridian’s role and engagement can be found under the sub-section entitled “Compensation Governance and Processes” on page 57 of this Proxy Statement.

2024 PROXY STATEMENT
CORPORATE GOVERNANCE
GOVERNANCE HIGHLIGHTS
Board Composition and Independence	Board and Committee Practices	Shareholder Rights

• 83% independent Board

• 100% independent Board Committees

• Independent Board Chair

• Regular executive sessions

• Full access to management, employees, and outside advisors

• No Directors serve on more than 2 boards of other public companies

• Annual Board, Committee, and individual Director evaluation process

• Comprehensive onboarding and continuing education program

• Regular Board refreshment and a mix of tenure, including recommended Director retirement age

• Active consideration of diversity in Director nomination process

• Annual election of all Directors

• Majority vote standard for Director elections

• Equal classes of stock with equal voting power

• No restrictions on shareholders’ rights to call special meetings

• No poison pill

• Processes for Director nomination by shareholders and communication with the Board

Board Oversight Areas	Executive Compensation Program and Policies

• Long-term strategic plans and capital allocation

• Enterprise risk management

• Governance and ethics policies and practices

• Sustainability, ESG, and cybersecurity integrated in Company’s long-term strategy

• CEO and management succession planning

• Human capital management

• Comprehensive clawback policy for incentive-based compensation

• No guaranteed bonuses or special grants to executives

• Share plans include minimum vesting periods and do not contain evergreen provisions

• Comprehensive Stock Ownership Guidelines applicable to Executive Officers and Directors

• No hedging or pledging of company securities by Executive Officers and Directors

DIRECTOR INDEPENDENCE

The Board determines the independence of each Director based upon the NYSE listing standards, SEC regulations, and the Directors’ answers to questions on independence included in our annual Directors’ and Officers’ Questionnaire. Based on these standards, the Board of Directors has affirmatively determined that all Non-Executive Directors standing for election at the AGM (i.e., Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia A. Stein, and Lisa Trimberger) are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment. The Company’s Board of Directors has historically included and, to date, includes the Chief Executive Officer as the sole Executive Director. The Board has affirmatively determined that Andy Butcher, currently the only Executive Director, is not independent because he serves as Luxfer’s Chief Executive Officer.

In determining independence, the Board considers several factors related to the materiality of each Director’s relationship with Luxfer, including the Director’s affiliations with other organizations, such as employment, director, officer, shareholder, commercial, industrial, banking, consulting, legal, accounting, charitable, and familial affiliations. Given the nature of the advanced materials industry, an important factor the Board considers is whether the Director serves as an employee of

2024 PROXY STATEMENT

another company that is a customer, supplier, or competitor of Luxfer. While the Board has reviewed relevant relationships and found no significant relationships that would interfere with a Director’s independent judgment, the Board discloses the following relationships as part of its commitment to transparency:

• Richard Hipple serves as a Director of KeyCorp, a provider of retail and commercial banking services in the United States. A Metals Equity Research Analyst at KeyCorp conducted research on Luxfer from 2018 to 2023; however, KeyCorp began research coverage of Luxfer prior to Mr. Hipple joining the Company’s Board of Directors, and Mr. Hipple has not been involved in any such research. Moreover, KeyCorp does not provide financing, investment banking, or other advisory services to Luxfer, although it has provided banking services to Luxfer prior to Mr. Hipple joining the Board in 2018. Because Luxfer’s former relationship with KeyCorp is at arms-length and Mr. Hipple has not been directly involved in any of Luxfer’s dealings with KeyCorp, the Board does not view this relationship significant enough to affect Mr. Hipple’s independence as a Director of Luxfer.

• Prior to her retirement in 2014, Lisa Trimberger served as an Audit Partner at Deloitte & Touche LLP. Prior to Ms. Trimberger joining the Board, Deloitte was providing and continued to provide non-audit advisory services to the Company through March 2022. Because Luxfer’s former relationship with Deloitte was at arms-length and is not independent audit-related, the Board does not view this previous relationship significant enough to affect Ms. Trimberger’s independence as a Director of Luxfer.

BOARD LEADERSHIP

The Board believes it is important to maintain flexibility in choosing the leadership structure that best meets the needs of the Company and its shareholders, based on circumstances that exist at the time and the qualifications of available individuals. We do not have a policy requiring the positions of Board Chair and Chief Executive Officer to be held by different persons. However, these two positions have historically been separate and are expected to remain separate. The Board believes this structure is advantageous because it provides the appropriate balance between strategy development and oversight of management. It also allows the CEO to focus attention on driving business performance rather than Board governance. Additionally, this structure is consistent with corporate best practices, the Institutional Shareholder Services’ (ISS) recommendation, the views of Luxfer’s shareholders, and the UK Corporate Governance Code. The responsibilities of an independent Board Chair include, among other things:

• leading the Board, including the oversight and coordination of the Board’s and its Committees’ work;

• serving as a liaison between the CEO, other members of senior management, the Non-Executive Directors, and the Committee Chairs;

• presiding at all meetings of the Board, including executive sessions of the independent Non-Executive Directors;

• presiding at all meetings of the shareholders;

• setting the Board’s meeting agendas and ensuring there is sufficient time for discussion of all agenda items;

• recommending agendas for shareholder meetings and providing guidance to the Board on positions the Board should take on issues to come before shareholder meetings;

• participating in discussions with the Nominating and Governance Committee on matters related to Board and Committee organization, composition, membership terms, and meeting structure; and

• participating in discussions with the Nominating and Governance Committee and Remuneration Committee on matters related to the hiring, evaluation, and compensation of, and the succession planning for, the CEO, other executives, and Directors.

Luxfer’s Board of Directors is currently led by Patrick Mullen, who was appointed Board Chair in March 2022. Mr. Mullen is a Non-Executive Director and is considered independent under the NYSE listing standards and relevant SEC regulations. Luxfer believes that Patrick Mullen’s service as Board Chair is appropriate because of his extensive global industrial experience, including his previous executive leadership and management roles within industrial manufacturing companies; history of serving on the boards of other public companies; and knowledge of the manufacturing and engineering industries in general.

RISK OVERSIGHT

Luxfer maintains an Enterprise Risk Management (ERM) program, which is the Company’s overall framework for identifying, assessing, monitoring, and mitigating the Company’s most significant risks. A wide breadth of potential risks relevant to the Company are evaluated under our ERM program, including those that could present financial, operational, or strategic risk. Through the ERM program, we apply standard risk management assessments and terminology aligned with the Committee of Sponsoring Organizations (COSO) Enterprise Risk Management Framework to each of Luxfer’s business units and corporate functions.

2024 PROXY STATEMENT

Luxfer’s Board oversees the management of risks relevant to the Company as part of regular Board and Committee meetings. Topics reviewed by the Board as part of its risk oversight responsibilities include, but are not limited to, the implementation of the Company’s strategic plan; its acquisitions and divestitures; its capital structure, allocation, and liquidity; material litigation; compliance with laws and regulation; cybersecurity; sustainability, climate, and ESG-related risks; and its organizational structure. While the full Board has overall responsibility for risk oversight, the Board delegates oversight responsibility for specific risks across its Committees, considering the Committees’ responsibilities, and the skills and experience of the Committees’ members. In particular, the Audit Committee oversees the Company’s annual ERM processes, including the establishment of the Risk Framework and completion of the annual Risk Assessment by various levels of management.

Luxfer’s management has day-to-day responsibility for identifying, evaluating, managing, and mitigating the Company’s risk. On an annual basis, Luxfer management establishes and/or updates, as appropriate, a Risk Framework and completes a Risk Assessment. Our Risk Framework and Assessments are accompanied by an internal manual to ensure a consistent and methodical assessment of the risks to which the Company is exposed. The manual provides guidance to help quantify the materiality of each risk, including its timing, likelihood, magnitude, scope, and financial impact. Each risk identified in the Risk Framework is reviewed by various levels of management, including our Internal Audit team. Risks are prioritized based on their relative likelihood and magnitude of the range of expected financial impact. Management regularly assesses, reviews, and consolidates risk assessment results at the enterprise level, ensuring they reflect the combined impact of interrelated risks such that they would be managed effectively. Risks identified as “top risks” are reviewed annually with Luxfer’s Executive Leadership Team, the Audit Committee, and the Board of Directors as a whole.

After material risks are reviewed, our ERM program involves the development, recommendation, and implementation of response plans appropriate to each risk. Response plans are developed and recommended by regional risk management teams, and then reviewed and modified as necessary. Once approved, the response plans are implemented under the oversight of management teams across the relevant locations or functions. With oversight from the Board and/or a specific Board Committee, management, with the assistance of our Internal Audit team, monitors the implementation and progress of response plans. Results from such monitoring are reported to the Board of Directors as part of regular Committee updates during each quarterly meeting or as otherwise needed.

STRATEGY

Luxfer’s Board oversees the Company’s long-term business strategy, which includes, among other matters, our strategic framework; business performance and development strategies; growth plans; and approach to commercial excellence, human capital management, lean operations, innovation, and sustainability. Working with Luxfer’s Executive Leadership Team and other key personnel, our Board engages in an in-depth strategic review of Luxfer’s outlook and strategies at least once per year to consider specific issues relevant to the overall conduct of our business, including financial performance, emerging challenges and opportunities, enterprise risks, safety, cybersecurity, sustainability, culture, mergers & acquisitions, and other strategic matters. The Company’s strategic plan is approved by the Board annually and serves as a foundation upon which goals and actions are established. Throughout the year, the Board receives regular updates from management, reviews management’s progress against strategic goals and actions, and takes action to further evaluate and enhance the Company’s long-term strategy.

MANAGEMENT SUCCESSION PLANNING

The Board views its role in succession planning and talent development as a key responsibility. At least once annually, usually as part of the annual talent review process, the Board discusses and reviews the succession plans for the Chief Executive Officer, Chief Financial Officer, Executive Leadership Team, and other key contributors. The Directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, regular updates to the Chair of the Nominating and Governance Committee, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop, and retain the leadership talent critical to the future success of the Company.

BOARD, COMMITTEE AND DIRECTOR EVALUATIONS

Annual evaluation of Board performance helps ensure that the Board and its Committees function effectively and in the best interest of our shareholders. The Nominating and Governance Committee is responsible for establishing and overseeing a process for evaluation. The Board conducts an annual evaluation of the Board and each Committee. The

2024 PROXY STATEMENT

evaluation process consists of a written evaluation comprising both quantitative scoring and qualitative comments on a range of topics, including the composition and structure of the Board and Committees, the type and frequency of communications and information provided to the Board and its Committees, the Board’s and its Committees’ effectiveness in carrying out their functions and responsibilities, the effectiveness of the Committee structure, Directors’ preparation and participation in the meetings, and the values and culture displayed by the Directors. With the assistance of the Company Secretary, the evaluation responses are compiled by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee Chair leads a discussion of the evaluation results at the following Board and Committee meetings. Following review of the evaluation results, particular areas of focus and key actions are identified. Throughout the year, the Nominating and Governance Committee monitors progress against the key actions identified and provides status updates to the full Board as part of regular Board meetings. Additionally, verbal evaluations are conducted in independent executive sessions at the end of every Board and Committee meeting.

In addition to Board and Committee evaluations, the Nominating and Governance Committee recently implemented, and the Directors complete, peer and self-evaluations of individual Director performance, which are aimed at identifying individual Director strengths and development areas. The results of Director evaluations are anonymous and discussed solely by the individual Director and Chair of the Nominating and Governance Committee.

BOARD EDUCATION

Board education is an ongoing, year-round process, which begins when a Director joins our Board. Upon joining the Board, new Directors are provided with an orientation to the Company, including our businesses, strategy, and governance. On an ongoing basis, Directors receive educational presentations on a variety of topics related to their responsibilities as Directors and the industries in which Luxfer operates. These presentations are provided by external advisors and/or our senior management team. In 2023, topics for Board education included Luxfer values and culture; anti-bribery; anti-trust compliance; global insider dealing; global business ethics; capital markets; merger and acquisition strategy and trends, including strategic options; SEC regulatory developments and disclosure proposals; technology for Boards; talent management; emerging issues in governance; audit, accounting, and financial analysis; areas of risk relating to Generative AI; cybersecurity; ESG; and diversity and unconscious biases.

In addition to an in-depth orientation program for new Directors, Luxfer is proud to support the continued education of our Directors and encourages Directors to seek education outside of opportunities provided by the Company. This support includes reimbursement for reasonable expenses related to Directors’ encouraged attendance at conferences, seminars, and outside training programs.

GOVERNANCE POLICIES AND PRACTICES

Luxfer is committed to the highest standards of corporate governance and ethics. As such, the Board of Directors has adopted a set of Corporate Governance Guidelines. These guidelines describe the principles and best practices that the Board follows in carrying out its responsibilities in order to ensure that the Company is run in a transparent and ethical manner and to support the Company’s core objectives in furtherance of its values. Additionally, the Board has adopted a Code of Ethics and Business Conduct, which is the designated code of ethics applicable to our Chief Executive Officer, Executive Officers, Board of Directors, and anyone conducting business on Luxfer’s behalf.

The Board reviews best practices and developments in corporate governance, and, if appropriate, revises the Corporate Governance Guidelines, Code of Ethics and Business Conduct, Committee Charters, and other governance instruments at least once annually in accordance with the rules and best practices of the SEC and NYSE. Copies of these documents are available on our website at https://www.luxfer.com/investors/governance/.

CONFLICTS OF INTEREST

Luxfer’s Code of Ethics and Business Conduct and Corporate Governance Guidelines address conflicts of interest. As provided in the Code of Ethics and Business Conduct, a “conflict of interest” occurs when an individual’s private interest (or the interest of a member of their family) interferes, or even appears to interfere, with the interests of the Company. A conflict of interest can arise when an employee, Executive Officer, or Director (or a member of their family) takes actions or has interests that may make it difficult to perform their work for Luxfer objectively and effectively. Conflicts of interest also arise when an employee, Executive Officer, or Director (or a member of their family) receives improper personal benefits as a result of their position in Luxfer or another organization. The Company periodically, but no less frequently than annually, solicits information from Directors and Executive Officers in order to monitor potential conflicts of interest.

2024 PROXY STATEMENT

Directors and Executive Officers are expected to always be mindful of their fiduciary obligations to the Company, and they must seek determinations and prior authorizations or approvals of potential conflicts of interest from (i) the Board Chair or Nominating and Governance Committee, as appropriate, in the case of Directors or (ii) Luxfer’s General Counsel, or where a conflict arises, the Nominating and Governance Committee, in the case of Executive Officers. In 2023, there were no conflicts of interest.

RELATED PARTY TRANSACTIONS

In addition to standards set forth in our Corporate Governance Guidelines, Luxfer has established a Related Party Transactions Policy. In accordance with the Related Party Transactions Policy and consistent with section 314.00 of the NYSE Listed Company Manual, as amended, the Audit Committee must conduct a reasonable prior review of all “Related Party Transactions” and prohibit such a transaction if it determines it to be inconsistent with the interests of the company and its shareholders. A “Related Party Transaction” is any transaction directly or indirectly involving a Related Party that is required to be disclosed under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Under Item 404(a), the Company is required to disclose any transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (a) the amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company was or is to be a participant; and (c) any Related Party had or will have a direct or indirect material interest.

In considering whether to approve a Related Party Transaction, the Audit Committee takes into account, all of the relevant terms, facts, and circumstances available to it, including but not limited to the following, if applicable: (i) the information made available in the notice described in section 3.0 of the Company’s Related Party Transactions Policy; (ii) the purpose of the transaction and its potential risks and benefits to the Company; (iii) the interests of all Related Parties in the Related Party Transaction; (iv) the role, if any, the Related Parties played in arranging the transaction; (v) whether the transaction was or is proposed to be undertaken in the ordinary course of the Company’s and the Related Party’s business; (vi) whether the Related Party Transaction is material to the Company; (vii) whether the terms and conditions of the Related Party Transaction are fair to the Company and usual and customary in the market; (viii) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ix) the availability of other sources for comparable products or services; (xi) in the event the Related Party is a Director, an Immediate Family Member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer, the impact of the transaction on the Director’s independence, and if the Director serves on the Remuneration Committee, such Director’s status as a “non-employee director” under Rule 16b-3 of the Exchange Act, and, if applicable, an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (xii) the information required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K of the Securities Act if the Company were to enter into the Related Party Transaction. In 2023, there were no Related Party Transactions.

SECURITY OWNERSHIP

Various Luxfer policies address security ownership, including the Insider Trading and Dealing Policy and the Stock Ownership Guidelines. Particularly, Luxfer’s Insider Trading and Dealing Policy prohibits a number of transactions by “Covered Persons.” “Covered Persons” include Directors, Executive Officers, various Luxfer employees and consultants in management, corporate, finance, IT, and investor relations roles, as well as their spouses, children, stepchildren, other family members living in the same household, and other close family members whose transactions are influenced by a Covered Person. Specifically, the Policy prohibits the following in relation to Company securities: short-term trading, short sales, options trading, trading on margin, and hedging. All Covered Persons – including family members of Covered Persons, members of a Covered Person’s household, and entities controlled by Covered Persons – are expected to comply with the Insider Trading and Dealing Policy, as well as applicable securities laws and regulations.

Further, Luxfer has established Stock Ownership Guidelines, which apply to all Directors, Executive Officers, and any other key employees that the Remuneration Committee may identify from time to time in consultation with management. The Company’s Articles of Association do not currently require Directors to hold a minimum number of shares in the Company in order to qualify for appointment to the Board of Directors; however, the Stock Ownership Guidelines provide the Company’s expectations as to the minimum amount of shares such persons should own in the Company. These minimum amounts are based on the total value of the shares owned by a person being equal to a certain multiple of such person’s annual base salary or retainer fee. Additionally, the Stock Ownership Guidelines include share retention ratios to assist in a person’s continuous progress toward their respective ownership guideline. Directors and Executive Officers are expected to achieve the minimum ownership guidelines within five years of the effective date of the Stock Ownership Guidelines or their appointment or election, whichever occurs later.

2024 PROXY STATEMENT
ENVIRONMENT, SOCIAL AND GOVERNANCE INITIATIVES

Luxfer remains committed to operating safe, clean, and environmentally compliant facilities while supporting our employees and communities in which we operate. Foundational to a sustainability strategy that positions Luxfer for long-term growth, we will continuously evaluate these commitments through strong governance practices and policy development, ensuring that we always do business based on our mission and values. Luxfer’s Board of Directors is responsible for overseeing the Company’s long-term business strategy, which includes, among other things, the Company’s approach to ESG matters. The Board considers our governance-related policies and practices; our systems of risk oversight and management; how we advance environmental sustainability; health and safety; human rights; human capital management and corporate culture; cybersecurity; and the way serve our customers and support our communities.

In December 2024, Luxfer will publish our third Sustainability Report, a biennial report highlighting our ongoing efforts to drive sustainability in our operations and business units. Building on our inaugural report published in 2020 and a subsequent update published in 2022, the 2024 Sustainability Report will include (i) more granular environmental and social data through 2023; (ii) an update on our progress towards meeting our 2025 Environmental Goals; (iii) greater discussion on sustainability governance and climate-related risks; (iv) visibility on new and ongoing sustainability initiatives; and (v) our future 2025-2027 sustainability goals and strategy.

ENERGY AND EMISSIONS

In 2023, we continued tracking energy and emissions data through our internal ESG Scorecard, which measures progress across a wide range of ESG key performance indicators. In addition to recording data, the ESG Scorecard is the mechanism through which we evaluate performance against our 2025 Environmental Goals, which includes our commitment to reducing our absolute carbon dioxide equivalent (“CO2e”) emissions by 20% by 2025 using a 2019 baseline. Having finalized our full year 2023 emissions figures, we are pleased to have exceeded our 2025 emissions reduction goal ahead of schedule with a 48% decrease in our total absolute CO2e emissions in 2023 from our 2019 baseline. In addition to updates provided in annual reports and other sustainability-related publications, we plan to provide additional details on final full-year 2022 and 2023 emissions data, and an update on progress towards all our 2025 Environmental Goals, in a future sustainability report anticipated in December 2024.

Each Luxfer site compiles greenhouse gas emission inventories and monitors electricity and natural gas usage. All other greenhouse gases produced as a result of manufacturing operations, such as propane and direct CO2, are also recorded. Scope 1 emissions consist of all direct emissions from fuel combustion, natural gas, propane, and all other sources of direct emissions. Scope 2 emissions consist of all indirect emissions attributable to the Company through the consumption of purchased electricity, steam, heating, or cooling. This data is compiled and converted to emissions to calculate our total CO2e output. Our US and Canada facilities use standard CO2 conversion factors published by the US Environmental Protection Agency, and our UK facilities use CO2 conversion factors published by the UK Government. Broadly speaking, the gases that compile the bulk of our emissions have very similar CO2e equivalency regardless of where they are sourced. Year-on-year figures are used to identify any anomalies, and similar sites are compared to one another to ensure consistency and understanding of this data. At present, we do not publicly report any Scope 3 emissions. The table below provides a summary of the Company’s Scope 1 and Scope 2 greenhouse gas emissions since 2019.

	2023		2022 (1)		2021		2020 (2)		2019 (3)
	(mtCO2e)(4)	(mtCO2e/ $1mSV)(5)	(mtCO2e)(4)	(mtCO2e/ $1mSV)(5)	(mtCO2e)(4)	(mtCO2e/ $1mSV)(5)	(mtCO2e)(4)	(mtCO2e/ $1mSV)(5)	(mtCO2e)(4)	(mtCO2e/ $1mSV)(5)
Scope 1	39,425	97.35	51,660	119.47	72,222	178.1	55,427.6	145.3	83,033.4	188.6
Scope 2	13,463	33.24	20,226	46.8	31,431	77.6	17,826.9	46.7	19,042.3	43.3
TOTAL	52,895	130.61	71,886	166.3	103,653	255.7	73,254.5	192.0	102,075.7	231.8

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(1)    2022 absolute and intensity emissions include emissions and sales from our facility in Pomona, California.

(2)    2020 emissions were recalculated to apply current conversion factors.

(3)    2019 emissions and emissions intensity figures were recalculated to apply current conversion factors and exclude discontinued operations.

(4)    Metric tons of CO2 equivalent.

(5)    Total sales were used to calculate emissions intensity. Sales figures include intra-company sales and exclude scrap (2023: $405 million; 2022: $423.4 million; 2021: $405.53 million; 2020 $381.46 million; and 2019: $440.32 million).

2024 PROXY STATEMENT

In 2023, our total absolute emissions (i.e., total metric tons of CO2e) decreased by 26.4% compared to 2022. Absolute Scope 1 emissions decreased 23.68% and absolute Scope 2 emissions decreased 33.43% year-over-year. We attribute this decrease to various energy- and emissions-saving projects implemented, and operational efficiency gains in late 2021 and throughout 2023, which are described in greater detail below. These projects also impacted our total emissions intensity (i.e., CO2e emissions per $million in sales), which decreased by 21.46% in 2023 compared to 2022. Scope 1 emissions intensity decreased by 18.52% and Scope 2 emissions intensity decreased by 28.98% year-over-year. While emissions intensity are useful metrics to normalize our emissions, sales value is affected by exchange and inflation rate effects. Accordingly, it is important to note that the Company’s efforts to pass through inflationary costs in 2023 has impacted our sales value and likewise impacted our emissions intensity metrics.

FACILITIES AND OPERATIONS

Since 2019, Luxfer has invested in multiple energy- and emissions-reduction projects across our global facilities, such as LED lighting, upgrades to compressors, pumps, motors, and the replacement of inefficient equipment with energy-efficient models. In addition to facility investments Luxfer is committed to enhancing internal process controls, operational improvements, and increased employee awareness of operational inefficiencies through the incorporation of our Sustainability Luxfer Business System. These business improvements have significantly contributed to the Company’s ability to achieve its 2025 emissions reduction target ahead of schedule. Other projects carried out in 2023 to improve our environmental and social footprint include:

• Luxfer MEL Technologies achieving EcoVadis Gold Sustainability Rating;

• Luxfer Magtech in Cincinnati, OH attaining Green 513 Workplace certification through Hamilton County;

• Luxfer Magtech in Cincinnati, OH completing a LED lighting upgrade, through which it replaced 290 fluorescent fixtures for an estimated carbon footprint reduction of about 127 metric tons of CO2e, equivalent to 15.2 homes annual energy use;

• Luxfer Canada becoming a founding cohort member of Green Economy Calgary; and

• Five facilities are ISO14001 certified.

HUMAN CAPITAL MANAGEMENT

The Company employed approximately 1,400 people as of December 31, 2023, fewer than 50 of whom relate to discontinued operations. Of the approximately 1,300 employees associated with continuing operations, approximately 700 are employed in the United States and 600 are employed internationally.

Attracting and retaining talent remains a challenge in the post-COVID landscape. To succeed in today’s competitive labor market, Luxfer takes a proactive approach to human capital management by pursuing several priorities that we believe are critical in recruiting, retaining, motivating, and developing top talent. Such priorities include: (i) ensuring occupational health and safety; (ii) providing opportunities for professional growth and development; (iii) maintaining diverse and inclusive workplaces; and (iv) promoting financial, physical, and emotional well-being while trying to enhance the employee experience.

Our Board of Directors and Executive Leadership Team play a key role in setting our human capital management strategy and driving accountability for meaningful progress. Informed by data, our human capital management initiatives are supported by local leadership, with significant functional oversight by our local human resource teams. All Luxfer facilities collect data on employee retention, talent acquisition, training, and safety. Metrics are recorded quarterly on our internal scorecard and are reported to executive management regularly.

OCCUPATIONAL HEALTH & SAFETY

The occupational health and safety of employees is fundamental to delivering sustainable economic performance. Luxfer has established well-defined health and safety policies and procedures, and ongoing employee training, as part of the Company’s commitment to being an industry leader in safety. Internal and External Gap analyses are regularly conducted to systematically assess safety goals and objectives for all locations. As part of the Company’s enterprise-wide risk management system, these objectives are evaluated, and performance related to them is regularly reviewed and discussed to strengthen organizational safety resilience.

2024 PROXY STATEMENT

Employees are encouraged to observe, and immediately report all safety hazards, which are incorporated into “safety moments” shared at the beginning of each meeting. Safety moments are meant to increase awareness and reinforce a culture of positive safety behavior. Additional efforts include monthly employee safety meetings, safety audits conducted by management, safety audits by certain employees, and the inclusion of safety initiatives as part of select employees’ incentive plans.

The Company utilizes a mixture of leading and lagging indicators to measure the health and safety performance of its operations. Leading indicators include reporting and closure of all near miss events and safety concerns identified. Lagging indicators include the recordable Incident Frequency Rate, which is defined by the US Occupational Safety and Health Administration as the number of work-related injuries per 100 full-time workers during a one-year period. Recordable accidents and Lost Time Accidents are also recorded. These safety measures are integrated into our executives’ performance evaluations and reported to the Board quarterly. Luxfer’s lagging safety indicators from 2019 to 2023 are shown in the table below.

	2023	2022	2021 (1)	2020	2019
Recordable Accidents	32	20	31	25	33
Lost Time Accidents	4	8	15	8	5
Incident Frequency Rate	2.44	1.59	2.62	1.85	2.09

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(1)   2021 safety data excludes the following facilities: (i) Niagara, Canada; (ii) Aluminum operations in Riverside, CA, US; (iii) Graham, NC; (iv) Aluminum operations in Worcester, UK; and (v) Shanghai, China. Data from our facility in Pomona, CA is included, beginning in April 2021.

EMPLOYEE WELL-BEING

Luxfer’s workforce is one of our greatest sources of sustainable value. Our ability to deliver on our objectives and build lasting relationships with our customers depends on the capabilities, attraction, and retention of the talented individuals who come to work every day. As such, we continuously strive to offer competitive pay and benefits and maintain a work-life balance for our employees in order to foster job satisfaction and increase retention.

Fair Wages and Competitive Benefits. The Company’s compensation philosophy aims to attract, retain, and motivate employees through its incentive and benefit programs. Luxfer offers competitive base pay and, depending on position, variable incentive pay associated with both individual and Company performance, including both short-term incentive pay and long-term equity awards. Full-time employees and, in some cases, part-time employees who have met the minimum service hour requirements, are eligible to participate in various retirement savings plans, such as the Company’s 401(k) defined contribution plan in the US and various pension schemes available to UK employees. We also offer paid time off, group medical, dental, and vision plans, in addition to various life, disability, and paid family sick leave options, which vary by jurisdiction.

Employee Share Plans. Luxfer encourages participation in its US Employee Stock Purchase Plan (“ESPP”) and UK Share Incentive Plan (“SIP”), which provide employees an opportunity to become Luxfer shareholders at a reduced price. Under the ESPP, US employees can purchase Company stock at a 15% discount through payroll deductions. Under the SIP, UK employees can purchase Luxfer shares, subject to certain limits, through payroll deductions and, in turn, the Company grants participating employees one free share per every two shares purchased.

Fitness and Wellness Programs. Luxfer is proud to offer several optional fitness and wellness programs and healthy living incentives to our employees. Our Employee Healthy Lifestyle Program is available to our US employees and offers partial reimbursement for certain gym and fitness center memberships, weight loss programs, and group exercise classes. US employees are also eligible to participate in a smoking cessation program through which employees who complete a 90-day program are rewarded with lowered insurance rates.

Emotional Well-Being. We support the social and emotional health of our employees by providing access to wellness clinics and funded mental health counseling services. As a part of Luxfer’s group medical insurance plan, US employees have convenient access to mental health services through live video visits with a board-certified doctor or licensed therapist. Luxfer also provides access to the Employee Assistance Program, which is designed to support employees and their families with a variety of work-life services and resources, including legal assistance, financial budgeting, and more. Through the Employee Assistance Program, employees are connected to a credentialed counselor, free of charge, to provide professional, confidential services to help them and their loved ones improve their quality of life.

2024 PROXY STATEMENT
GROWTH AND TALENT DEVELOPMENT

Providing opportunities for professional growth and development is key to Luxfer’s retention strategy. Luxfer maintains talent and succession planning processes, including regular review by the Executive Leadership Team and reports to the Board of Directors. Employees are provided with training, learning, and development opportunities at all levels of the Company. We operate leadership and management development programs, which provide a consistent approach to the development of the Company’s future leaders and managers. With a multi-faceted curriculum, these programs provide critical problem-solving, communication, business management, and leadership skills. Luxfer also maintains various training and development programs for employees at the workforce level, in addition to regular coaching and support from their supervisors and performance evaluations. Management utilizes a variety of tools to evaluate employee performance, including skills assessments, self-evaluations, and the achievement of personal objectives. Personal objectives (a list of goals the employee will strive to achieve) are set at the beginning of each year in the form of a balanced scorecard. Managers approve the personal objective scorecard and review the employee’s performance in relation to their scorecard throughout the year. For eligible employees, annual cash incentives are tied to the achievement of personal objectives. Moreover, setting personal objectives ties employee performance to the Company’s overall strategy and improves engagement, thereby supporting Luxfer’s growth and profitability.

To further support our employees’ personal and professional development, Luxfer offers a company-wide online training and development platform designed to increase access to critical business, leadership, management, productivity, collaboration, and computer software skills. The platform provides access to over 180,000 courses, videos, books, and audio books on a variety of topics from world-class experts. The content is made to suit different learning styles; all one click away in the same user interface. Employees can access the content 24/7 on any desktop computer or mobile device, providing them with the opportunity to improve their performance anytime, anywhere.

DIVERSE AND SUPPORTIVE WORKPLACE

The professional conduct of our employees furthers the Company’s mission, promotes productivity, minimizes disputes, and enhances our reputation. As such, Luxfer is committed to creating and maintaining a diverse, global workforce that provides fair and equitable opportunities, thereby advancing Luxfer’s innovation culture and customer first values. With continued focus on diversity and equity, Luxfer’s diversity initiatives include, but are not limited to, practices and policies on recruitment and selection, including targeted sourcing of personnel from diverse backgrounds; compensation and benefits; professional development and training; advancement opportunities; and the ongoing development of a diverse and inclusive work environment.

To ensure effective teamwork and achievement of common business goals, all Luxfer personnel are required to complete a variety of anti-harassment, non-discrimination, diversity, and unconscious bias trainings annually. Luxfer’s talent acquisition teams and hiring managers undergo enhanced training to ensure that a diverse slate of candidates is considered for all job openings. Further, Luxfer monitors the composition of its current workforce for diversity, age, and gender demographics. The quality of this data is continually improved to ensure that a diverse and talented workforce is maintained. This data is used to proactively enhance employment and recruitment practices to provide the most inclusive work environment possible.

THIRD PARTY RELATIONS AND SUPPLY CHAIN COMPLIANCE

To ensure that our partners conduct business with a high degree of integrity and in a socially and environmentally responsible manner, all third parties with whom we do business (including suppliers, distributors, contractors, agents, service providers, and customers) are expected to adhere to our Third Party Code of Conduct. Based on our own Code of Ethics and Business Conduct, the Third Party Code of Conduct applies to all third party representatives worldwide. Under the Code, third parties are expected to respect, acknowledge, uphold, and comply with the following key themes and extend these standards to their supply chain:

• working conditions;

• employee health and safety;

• child labor, forced labor, and human trafficking;

• business ethics, anti-corruption, and anti-bribery;

• data privacy;

• environmental responsibility;

• conflict-free mineral sourcing; and

• product and service quality.

2024 PROXY STATEMENT

Beginning in 2021, the establishment of new commercial contracts and the continuation of existing commercial arrangements with Luxfer require that third parties complete and return an acknowledgement form as a means to verify compliance with the Third Party Code of Conduct. To ensure ongoing compliance, Luxfer requests that third parties renew their signature on the form once every three years. Presently, acknowledgement of the Third Party Code of Conduct applies only to vendors and suppliers who do $50,000 or more in business with Luxfer annually. In 2023, 91% of suppliers and distributors who meet this threshold attested compliance in writing to Luxfer’s Third Party Code of Conduct. Our goal in 2024 is to continue implementing the appropriate internal processes to achieve a 100% attestation rate from third parties who meet this threshold. This metric is tracked quarterly by each Luxfer location on our internal ESG Scorecard and is reviewed twice annually with the CEO and senior management. We look forward to continuously improving our internal processes so that we may extend this requirement to 100% of our supply chain in the future.

To further improve the sustainability performance of our supply chain, evaluations of new and existing vendors are conducted regularly. We utilize several methods to ensure that our standards are met, including vendor risk assessments. Through this approach, vendor assessments are conducted based on multiple factors, including risk profile, engagement type and activity, and geography. These assessments evaluate the vendor’s ability to meet both our internal and industry standards for quality, safety, and reliability. Pursuant to our Third Party Code of Conduct, third parties are required to allow representatives from Luxfer and, if requested, Luxfer’s customers full access to their production facilities, records, and workers for confidential interviews. We use appropriate due diligence procedures to vet our vendors prior to entering into any business arrangements and reject those who do not fulfill our requirements or meet our standards.

We encourage and facilitate reporting of environmental, social, or governance non-compliance in our operations and throughout our supply chain through our confidential, anonymous whistleblowing hotline. Concerned individuals may report actual or suspected violations anonymously via our hotline, which is available 24/7 and offers multilingual support for reporters in more than 170 languages.

CYBERSECURITY

As customer preferences and business-efficiency demands lead to a more connected and digitized world, cybersecurity and privacy risks have become critical business issues. Luxfer understands the systemic nature of cybersecurity threats to the safety and security of our Company, customers, and employees. As such, Luxfer is committed to safeguarding and protecting our information technology (“IT”) network, equipment, and systems against cybersecurity threats to ensure our future security and reduce risk.

We have adopted a risk management approach addressing cyber threats, which includes (i) Board-level oversight; (ii) preventing hackers from penetrating our systems (“cybersecurity”); (iii) containment and recovery measures in the event of an attack (“cyber resilience”); (iv) policies and employee training; (v) third-party cybersecurity measures; and (vi) compliance with applicable laws and regulations. Accordingly, we will continue to review and update our existing governance, policies, and practices to address the following objectives:

• ensure business continuity by protecting Luxfer’s technology, data, intellectual property, and information assets;

• increase cyber-resiliency and enhance controls for detecting and mitigating cybersecurity incidents;

• safeguard the availability and reliability of Luxfer’s network infrastructure, systems, and services;

• ensure compliance with all applicable regulations and Luxfer policies, controls, standards and guidelines; and

• comply with requirements for confidentiality and privacy with respect to Luxfer’s customers and employees.

Board-Level Oversight. As a part of its regular risk oversight, Luxfer’s Board of Directors is responsible for overseeing cybersecurity, information security, and technology risk. The Board is comprised of independent Non-Executive Directors, and one Executive Director. Luxfer’s Senior Management Team provides regular reports on information security matters at least quarterly to the Board, as it is their responsibility to oversee Management’s actions to identify, access, mitigate and remediate material risk.

Management Oversight. Luxfer’s cybersecurity program is managed by our IT Steering Committee. Comprised of IT Managers from across the Company and chaired by a member of Luxfer’s Executive Leadership Team, the IT Steering Committee maintains the vision, strategy, and operation of Luxfer’s cybersecurity program. IT Managers, who have operational responsibility for the actions of the Committee, ensure the effective implementation of the Company’s IT policies and manage the local IT teams to ensure they are appropriately supported. Local IT teams have the day-to-day responsibility for implementing and monitoring the operation of Company IT policies within their respective business units. IT personnel within the Company are qualified within their respective roles and are provided with the resources to carry out their responsibilities effectively.

2024 PROXY STATEMENT

Cybersecurity. In the conduct of our business, we increasingly collect, use, transmit and store data on IT systems. This data includes confidential information belonging to us, our customers and other business partners, as well as personally identifiable information of individuals, including our employees. Like other global companies, we have experienced, and expect to continue to be subject to, cybersecurity threats and incidents, ranging from employee error or misuse, individual attempts to gain unauthorized access to IT systems, and sophisticated and targeted measures, known as advanced persistent threats; none of which have been material to the Company to date.

Cybersecurity Risk Management. We devote significant resources to network security, data encryption, employee training, monitoring of networks and systems, patching, maintenance and backup of systems and data. We also follow best practices for IT and data security, as our IT controls are aligned with DFARS / NIST 800-171 IT Security Standard for US Government Contractors. Although there have been no cybersecurity incidents that have been material to the Company to date, cyber-attacks are continually becoming more sophisticated, and our IT network is still potentially vulnerable to threats and incidents in the future.

To assure long-term success, Luxfer is committed to discovering and preparing for all potential cybersecurity threats. We set out below certain mitigating actions that we believe help us manage our principal cybersecurity risks.

Risk	Risk Description	Management of Risk
Network and Systems

Luxfer’s operations are increasingly dependent on IT systems and management of information, and a cyber-attack could inhibit our business operations including disruption to sales, production and cash flows.

Luxfer has a wide breadth of controls in place to protect against cyber-attacks including firewalls, threat monitoring systems, protected cloud architecture, and more frequent security patching. We have phased out vulnerable operating systems and updated legacy servers with advanced security. Applications that run and manage our core operating data are fully backed up.

Employee Error or Misuse	As cyber-attacks and phishing scams are becoming more advanced, employees may fail to recognize the signs of a cyber-attack or rely solely on the Company’s IT defenses.	We have global policies covering IT security standards and provide annual training modules for employees. We also train our employees on cybersecurity through phishing simulations.
Third-Party Cybersecurity Measures

In part, we depend on the reliability of certain tested third parties’ cybersecurity measures, including firewalls, virus solutions and backup solutions. Our business may be affected if these third-party resources are compromised.

Our IT Steering Committee performs thorough due diligence and risk analyses on third party vendors, verifying that sufficient security testing is performed on all software before installation on Luxfer’s network. The IT Steering Committee also monitors and reviews access and permissions to all software and programs regularly.

Regulations

We must comply with the UK General Data Protection Regulation (GDPR) relating to the security of personally identifiable information we process. A data breach can result in non-compliance with the GDPR, leading to fines or litigation.

We make every effort to comply with the GDPR and implement best practices including annual review of our Data Protection Policy. We also train employees to maintain secure systems, access control measures, and regularly monitor and test our networks to protect data, payment information, and personally identifiable information.

Cyber Resilience. Although we devote significant resources to network security, data encryption and other measures to protect our information technology systems and data from unauthorized access or misuse, including those measures necessary to meet certain information security standards that may be required by our customers, there can be no assurance that these measures will be successful in preventing a cybersecurity or general information security incident. We also rely in part on the reliability of certain tested third-party cybersecurity measures, including firewalls, virus solutions and backup solutions, and our business may be affected if these third-party resources are compromised.

Training and Compliance. Our employees are a key line of defense against cybersecurity threats and malicious actors. In addition to our IT Policies, Luxfer has a comprehensive cybersecurity training and awareness program to educate employees on how to recognize cybersecurity threats, prevent cyber-related incidents, and how to report a potential threat or breach. Our online compliance training program is mandatory for all employees worldwide, and includes cybersecurity awareness and IT security training, along with other compliance and governance related topics. Within each training module, employees must review a Company IT policy applicable to the training topic and attest that they have read, understood, and agree to comply with the Policy.

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Luxfer’s IT Steering Committee continues to carry out internal phishing simulations to engage employees with cybersecurity, raise awareness, and educate employees on how to recognize and report phishing attacks. Through the simulations, we test our employees’ reaction to phishing emails and collect important metrics like click rate. Data collection allows us to pinpoint trouble spots and target additional training to specific teams or locations. This information is also reported once quarterly to Luxfer’s Senior Leadership Team and is an important supplement to our overall IT security training program.

Third-Party Cybersecurity Measures. Our IT staff perform thorough due diligence and risk analyses on third party vendors, verifying that sufficient security testing is performed on all software before installation on Luxfer’s network. Access and permissions to all software and programs are regularly monitored and reviewed by IT managers.

Compliance with Regulations. We make every effort to comply with the UK General Data Protection Regulation and other applicable laws relating to the security of personally identifiable information of our customers, employees, and anyone with whom we do business. Our Data Protection Policy is reviewed and audited by our internal audit team annually.

COMMUNICATION WITH SHAREHOLDERS AND INTERESTED PARTIES

We believe that effective corporate governance includes year-round engagement with our shareholders, stakeholders, and any interested party. We regularly meet with our shareholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, Luxfer engages dozens of shareholders, including our largest shareholders two to three times per year. In 2023, we had more than 100 calls and meetings with investors, including those scheduled as part of investor conferences, non-deal roadshows, and post-earnings follow up meetings. To continuously improve our shareholder communication and outreach, we review the feedback we receive during these meetings with our Board of Directors. Our Directors, along with management, carefully consider and evaluate this information, and modify the Company’s approach to advance our shareholder engagement efforts.

If you wish to provide us with feedback, please send an email to investor.relations@luxfer.com. Alternatively, if you wish to communicate with the Board of Directors, specific Directors as a group, or any individual Director, you may send a letter addressed to the relevant party, c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States of America. Any such communications will be forwarded directly to the addressee(s). Additional information can be found on our website at https://www.luxfer.com/contact/.

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NON-EXECUTIVE DIRECTOR COMPENSATION

Our director compensation program reflects our belief that a significant portion of the Directors’ compensation should be tied to long-term growth in shareholder value. Director compensation is recommended by the Remuneration Committee and approved by the Board of Directors. We use a combination of cash retainer fees and equity awards to attract and retain qualified Directors.

The Remuneration Committee’s annual compensation review includes a periodic analysis of data, comparing the Company’s director compensation levels against a peer group of publicly held companies. In conducting such review, the Remuneration Committee may utilize publicly available market data, compensation survey data, and advice provided by compensation consultants. The Remuneration Committee then reaches a recommendation regarding our director compensation program and the compensation paid to our Directors. The Remuneration Committee’s recommendation is subsequently provided to the full Board for review and final approval.

Meridian, the Remuneration Committee’s independent compensation consultant, provided the Committee with a benchmark study, as well as advice and recommendations on the composition of the peer group and competitive data used for benchmarking our director compensation program. The Remuneration Committee used the information provided by Meridian, as well as other trend data, to reach an independent recommendation regarding the compensation paid to our Directors. This recommendation was provided to the full Board for review and final approval.

RETAINERS

In 2023, the annual retainer payable to Non-Executive Directors, not including the Board Chair, for service on Luxfer’s Board of Directors and its committees was US$82,000. The annual retainer payable to the Board Chair for service on Luxfer’s Board of Directors and its committees was US$115,000. Andy Butcher was the only Executive Director in 2023; he received no separate compensation for his Board service. Directors do not receive additional fees for meeting attendance or service on Board committees. Following the Remuneration Committee’s compensation review, the Board did not implement an increase to the annual retainers paid to Non-Executive Directors for service in 2023.

EQUITY AWARDS

Director equity awards are designed to (i) align the interests of Luxfer’s Directors with the interests of the Company’s shareholders; (ii) act as a retention tool; (iii) promote sound corporate governance; and (iv) demonstrate a commitment to the Company. Equity awards provided to Non-Executive Directors are granted under the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, as amended and restated on June 8, 2022 (the “EIP”). The plan under which awards are granted to Executive Directors is the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “LTIP”). UK-based Executive Directors are eligible to participate in Luxfer’s UK Share Incentive Plan (“SIP”), which is open to all UK employees and UK-based Executive Directors. In the US, Luxfer has also established an Employee Stock Purchase Plan (“ESPP”), which is open to all US employees and US-based Executive Directors.

EIP. Annual awards are made to Non-Executive Directors under the EIP as part of their fees in accordance with the Directors’ Remuneration Policy, which was last approved by shareholders at the 2021 Annual General Meeting with 99.76% of votes casted in favor thereof. The value of the award is defined in the Directors’ Remuneration Policy and, as of 2023, is equal to 100% of the retainer fee paid to a Non-Executive Director. These awards are made on the day of or immediately after the Company’s Annual General Meeting each year and vest on or around the following year’s AGM. Annual awards are typically made in the form of Restricted Stock Units. They are settled immediately on vesting, together with dividend equivalents that have accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six (6) months on the Board of Directors; however, the awards they would have earned from the date of their appointment are added to the next annual award, provided they are re-elected at the AGM.

LTIP. The LTIP was adopted as part of Luxfer’s initial public offering in 2012 and amended and restated on June 8, 2022. It is used to grant awards to Executive Directors, Executive Officers, senior managers, and junior managers. A variety of different awards can be granted under the LTIP. The maximum value of awards that can be granted to the Executive Director under the LTIP is defined in the Directors’ Remuneration Policy.

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SIP. The purpose of the SIP is to provide benefits to employees, including UK-based Executive Directors and Officers, so as to give such employees a continuing stake in Luxfer. Shares awarded under the SIP are allocated based on payroll contributions made by employees of the Company.

ESPP. The purpose of the ESPP is to provide benefits to employees, including US-based Executive Directors and Officers, so as to give such employees a continuing stake in Luxfer. Shares awarded under the ESPP are allocated based on payroll contributions made by employees of the Company.

Copies of the above-mentioned EIP, LTIP, SIP and ESPP are on file with the SEC.

Additionally, Luxfer has established Stock Ownership Guidelines, which apply to all Directors and provide the Company’s expectation as to the minimum number of shares such Directors should own in the Company. The Stock Ownership Guidelines can be found on our website at www.luxfer.com/investors/governance/board/. Further information on the Stock Ownership Guidelines is provided in the section entitled “Security Ownership” on page 43.

NON-EXECUTIVE DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation that the Company paid for the period ended December 31, 2023 to the Non-Executive Directors serving on our Board of Directors at any time from January 1, 2023 through December 31, 2023. In 2023, the average total Non-Executive Director compensation was US$163,699.

	Retainers (US$)	Equity Awards (1) (2) (US$)	Total (US$)
Patrick Mullen (3)	115,000	162,107	277,107
Richard Hipple (4)	82,000	71,129	153,129
Clive Snowdon (5)	82,000	71,129	153,129
Sylvia A. Stein (6)	82,000	—	82,000
Lisa Trimberger (7)	82,000	71,129	153,129

____________

(1)   Represents the fair value of Restricted Stock Units granted under the EIP in 2022 and which vested on June 7, 2023, at a share price of US$15.28, less the issue cost of US$1.00 per share, as compensation for their services.

(2)   These time-based Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the award period. The dividend equivalents are not credited until the award vests. The value of the dividend equivalents that vested in 2023, less the issue cost of US$1.00 per share, for each Non-Executive Director were as follows: Patrick Mullen US$5,484 (384 shares), Richard Hipple US$2,399 (168 shares), Clive Snowdon US$2,399 (168 shares), and Lisa Trimberger US$2,399 (168 shares). These values have not been included in the table above.

(3)   As of December 31, 2023, Patrick Mullen had 7,123 unvested Restricted Stock Units. The foregoing figure includes 162 dividend equivalents (in shares) accumulated through December 31, 2023.

(4)   As of December 31, 2023, Richard Hipple had 5,078 unvested Restricted Stock Units. The foregoing figure includes 115 dividend equivalents (in shares) accumulated through December 31, 2023.

(5)   As of December 31, 2023, Clive Snowdon had 5,078 unvested Restricted Stock Units. The foregoing figure includes 115 dividend equivalents (in shares) accumulated through December 31, 2023.

(6)   As of December 31, 2023, Sylvia A. Stein had 9,392 unvested Restricted Stock Units. The foregoing figure includes 214 dividend equivalents (in shares) accumulated through December 31, 2023.

(7)   As of December 31, 2023, Lisa Trimberger had 5,078 unvested Restricted Stock Units. The foregoing figure includes 115 dividend equivalents (in shares) accumulated through December 31, 2023.

CHANGES TO NON-EXECUTIVE DIRECTOR COMPENSATION IN 2024

Following its annual compensation review with Meridian, the Remuneration Committee recommended, and the Board of Directors approved, the following changes to Non-Executive Director compensation for 2024:

• a US$20,000 increase to equity awards issued to Non-Executive Directors in 2024; and

• removal of the US$1.00 issue cost associated with awards of Restricted Stock Units made to Non-Executive Directors under the EIP.

No changes in the annual cash retainers were recommended or implemented. The increase in equity awards to be awarded to Non-Executive Directors in 2024 is subject to shareholder approval of Resolution 7 regarding the Directors’ Remuneration Policy and Resolution 13 regarding approval the Second Amended and Restated EIP.

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2023

REMUNERATION COMMITTEE REPORT

The Remuneration Committee has reviewed and discussed the following Executive Compensation Discussion and Analysis, as required by Item 402(b) of Regulation S-K, with management. Based upon on such review and discussion, the Remuneration Committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Annual General Meeting, to be filed with the SEC pursuant to section 14(a) of the Exchange Act and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

In accordance with the recommendation of the Remuneration Committee, the Board of Directors approved inclusion of the Executive Compensation Discussion and Analysis in this Proxy Statement, and its incorporation by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024.

THE REMUNERATION COMMITTEE

Richard Hipple Committee Chair	Patrick Mullen Committee Member	Lisa Trimberger Committee Member

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2023

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation Discussion and Analysis describes Luxfer’s compensation practices and the executive compensation policies, decisions, and actions of our Remuneration Committee. Through this Executive Compensation Discussion and Analysis and elsewhere in this Proxy Statement, we refer to the following group of individuals as “Named Executive Officers.” This Executive Compensation Discussion and Analysis specifically relates to the compensation earned during 2023 by the Named Executive Officers identified below.

Andy Butcher (1) Chief Executive Officer	Stephen Webster (2) Chief Financial Officer

Howard Mead (3) Vice President and General Manager, Luxfer Gas Cylinders - Composite	Jeffrey Moorefield (4) Vice President and General Manager, Luxfer Magtech	Graham Wardlow Managing Director, Luxfer MEL Technologies

____________

(1)   Andy Butcher has served as Chief Executive Officer since May 6, 2022.

(2)   Stephen Webster has served as Chief Financial Officer since March 1, 2022.

(3)   Howard Mead was appointed an Executive Officer on February 15, 2023.

(4)   Jeffrey Moorefield was appointed an Executive Officer on April 1, 2022.

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NAMED EXECUTIVE OFFICERS

The following section provides biographical information on our Named Executive Officers, other than Andy Butcher, Luxfer’s Chief Executive Officer and Executive Director, about whom information is provided in the section entitled “Director Biographies” with respect to the election of Directors on page 31.

Stephen Webster

Chief Financial Officer

Age: 52

Stephen Webster was appointed Chief Financial Officer effective March 1, 2022. From September 2016 to March 2022, Mr. Webster served as Luxfer’s Corporate Controller. Prior to joining Luxfer, Mr. Webster held various finance leadership roles at global businesses, serving as Head of Global Accounting at Seadrill Limited, an OSE-listed offshore drilling company, and ERP Business Integration Lead, IFRS Project Lead, and Financial Accounting Director at JT International, a global tobacco company. He has extensive experience in corporate financial management and external reporting under both U.S. GAAP and IFRS. Mr. Webster is a Chartered Accountant and holds a degree in International Management and Modern Languages from the University of Bath.

Howard Mead

Vice President and General Manager, Luxfer Gas Cylinders - Composite

Age: 39

Howard Mead was appointed Vice President and General Manager of Luxfer Gas Cylinders - Composite in May 2022 and became a member of Luxfer’s Executive Leadership Team in February 2023. After beginning his career at RSM UK LLP, a provider of assurance, tax, and consulting services, Mr. Mead joined Luxfer in 2011 as a Financial Accountant, before progressing through roles of increasing responsibility at Luxfer Gas Cylinders in areas that included business improvement and finance. Beginning in September 2019, he served as Luxfer Gas Cylinders’ Global Vice President of Finance and a member of the Gas Cylinders’ Leadership Team. Mr. Mead is a fellow of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Science degree in Mathematics from the University of Manchester, as well as an M.B.A. from the Open University Business School.

Jeffrey Moorefield

Vice President and General Manager, Luxfer Magtech

Age: 60

Jeffrey Moorefield was appointed Vice President and General Manager of Luxfer Magtech on April 1, 2022, at which time he also became an Executive Officer of the Company. Mr. Moorefield previously served as Luxfer’s Vice President of Operations from March 2019 to March 2022. Before joining Luxfer, Mr. Moorefield served as Senior Vice President of Global Operations at Tennant Company, a provider of floor cleaning machines, products, and services. Prior to that, he served as Global Vice President of Operations for various business segments within Pentair Plc, a provider of water treatment solutions and sustainable applications. Mr. Moorefield holds a Bachelor of Science degree in Industrial Technology from Western Kentucky University.

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Graham Wardlow

Managing Director, Luxfer MEL Technologies

Age: 56

Graham Wardlow was appointed Managing Director of Luxfer MEL Technologies (LMT) in October 2017, following the merger of Luxfer’s MEL Chemicals and Magnesium Elektron Alloys businesses. Luxfer’s Magnesium Powders business was subsequently made part of LMT in early 2022. Mr. Wardlow joined Magnesium Elektron in 1984 and undertook several technical and commercial roles before becoming Managing Director of the Magnesium Elektron Alloys business in 2008 and Divisional Managing Director of MEL Chemicals in May 2017. Mr. Wardlow holds a degree in Materials Engineering from Imperial College, University of London, as well as an M.B.A. from Keele University.

EXECUTIVE COMPENSATION FRAMEWORK

Executive Compensation Philosophy and Objectives

Our goal is to provide executive compensation programs that:

• deliver competitive levels of compensation to attract, motivate, and retain executive talent;

• align executive compensation with shareholder interests and long-term Company value; and

• tie executive compensation to Company performance.

Executive Compensation Program Design

Our executive compensation program is designed to:

• provide appropriate balance between short-term and long-term pay and fixed and variable/at-risk pay;

• include multiple components, each designed consistent with our compensation philosophy, including a base salary, an annual cash incentive, long-term equity awards, and other benefits;

• cultivate sustainable growth and long-term value creation, without imposing unnecessary risks; and

• reward executives for achieving financial and strategic objectives.

Executive Compensation Governance and Process

Executive compensation decisions are made independent from management, subject to Remuneration Committee review, as well as approval and/or ratification by the independent Non-Executive Directors of the Board. In reviewing and establishing compensation levels and components, we consider the following factors:

• benchmark and market data for executives serving in similar positions at peer companies;

• individual knowledge, experience, and capabilities of the Company’s executives;

• the executive’s scope of responsibility, authority, and accountability; and

• the level of compensation relative to the Company’s other executives and the Company’s and/or business unit’s size and revenue.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Luxfer seeks to create and maintain a culture of high performance, teamwork, and accountability. Our executive compensation program is one of the tools we utilize to accomplish this objective. Philosophically, we aim to treat our executives fairly when considering factors such as (i) the complexity of their jobs; (ii) the market for their executive talent; (iii) their individual performance; (iv) the financial and strategic performance of the Company overall, or where applicable, the executive’s particular business unit; (iv) the need to attract and retain the executives; and (v) the geographic location of the executive.

The Remuneration Committee believes that the most effective executive compensation program aligns executive initiatives with our shareholders’ interests. The Committee seeks to accomplish such alignment by rewarding the achievement of short-term and long-term financial and strategic goals that create lasting shareholder value. Through regular assessment

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and revision of the Company’s executive compensation program, the Committee continues to align executive compensation with Luxfer’s growth and shareholder value creation. In reviewing our executive compensation philosophy, strategy, and program design and in setting compensation levels for our Named Executive Officers, the Remuneration Committee considers, among other factors, key financial and operating metrics that drive Luxfer’s growth and shareholder value; the objectives of and risks related to our operations and compensation program; and the components and level of executive compensation at companies within our peer group.

Within that framework, it is critical that we meet our executive compensation objectives to:

• motivate and reward executives for achieving financial and strategic objectives;

• attract and retain high caliber executives;

• align management and shareholder interests by encouraging employee stock ownership;

• encourage growth and innovation; and

• provide rewards commensurate with individual and Company performance.

The Remuneration Committee reviews total compensation for executives and the relative levels of each compensation component against these objectives. We expect that our executives will, in aggregate, be paid fairly compared to the compensation peer group approved by the Remuneration Committee and considering Company performance, individual performance, tenure, and experience.

COMPENSATION GOVERNANCE AND PROCESSES
Remuneration Committee Independent	Non-Executive Directors Independent	Compensation Consultant Independent	Shareholders and Other Key Stakeholders

• Evaluate and approve incentive plan design and performance measures relevant to executive compensation

• Review and approve the compensation of each Named Executive Officer, other than the CEO

• Recommend the approval of CEO compensation to independent Non-Executive Directors

• Review and approve the compensation of the CEO

• Review and ratify the compensation of the other Named Executive Officers

• Review and ratify the Company’s executive compensation framework and components

• Provides advice on executive compensation programs, competitive compensation levels, peer groups, emerging trends, and best practices

• Provides design advice for incentive compensation plans and other compensation programs

• Provide feedback on various executive compensation practices and governance during periodic meetings with management, which is reviewed and discussed by the Remuneration Committee and independent Non-Executive Directors of the Board

Remuneration Committee.    The Remuneration Committee is responsible for overseeing the establishment, maintenance, administration, and periodic review and evaluation of the Company’s compensation programs and policies that govern executive compensation. The Committee determines, and recommends to the Board, the Company’s framework or broad policy on executive compensation, the cost of such framework, and the specific compensation packages for each of the Company’s executives. Among other things, the Remuneration Committee is responsible for:

• reviewing and approving executive compensation packages;

• making recommendations to the Non-Executive Directors of the Board with respect to our CEO’s compensation;

• overseeing our annual cash incentive program, including the establishment of appropriate performance measures;

• overseeing our long-term equity compensation plans;

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• approving awards to executives under the foregoing plans and programs;

• annually evaluating risk considerations associated with our executive compensation program; and

• annually approving and/or ratifying all compensation decisions for the Named Executive Officers included in the Summary Compensation Table.

The Remuneration Committee evaluates the performance of our Chief Executive Officer and the performance of our other executive officers. Luxfer’s CEO assists the Remuneration Committee in evaluating the performance of our other executive officers, including the Named Executive Officers other than the CEO. Our CEO does not participate in certain portions of Remuneration Committee or Board meetings when his compensation is discussed and determined. Based on these assessments, the members of the Remuneration Committee, each of whom is an independent director, make the final compensation decisions for the Named Executive Officers other than the CEO, and make recommendations to the Board on the CEO’s compensation.

Management. The Company’s CEO and CFO work closely with the Remuneration Committee in administering the executive compensation program and attend meetings of the Committee. Specifically, the CEO and CFO are involved in the design and implementation of the executive compensation program, making recommendations to the Remuneration Committee on compensation components, performance measures, equity awards, and executive compensation packages. The CEO assists the Remuneration Committee in evaluating performance of the Company’s executive officers and makes recommendations to the Committee regarding compensation for executive officers other than himself.

Non-Executive Directors. The independent Non-Executive Directors of the Board make decisions with respect to and approve the CEO’s compensation. They also review and ratify (i) the Company’s executive compensation framework and compensation components; and (ii) the compensation of the Company’s executive officers, including the Named Executive Officers other than the CEO.

Independent Compensation Consultant. The Committee’s independent compensation consultant, Meridian Compensation Partners LLC, provides research, survey information and analysis, incentive design expertise, and other analyses related to executive compensation levels and design. Meridian also updates the Committee on trends and developments related to executive compensation practices and provides its views to the Committee on best practices when evaluating executive compensation programs and policies. Meridian was retained by the Remuneration Committee in 2023 and provides advice at times the Remuneration Committee deems appropriate. Any other work undertaken by Meridian for the Company must be approved by the Remuneration Committee. The Remuneration Committee assessed the independence of Meridian and determined that Meridian is independent and does not have any conflict of interest. In 2023, the fees paid by the Committee to Meridian were nominal and did not exceed prescribed limits requiring further disclosure.

Shareholders and Other Key Stakeholders. At our 2023 Annual General Meeting, 95.1% of votes cast were in favor of approving the compensation paid to our Named Executive Officers in 2022, and 97.71% of votes cast were cast in favor of holding a “Say-on-Pay” vote annually, consistent with the Board’s recommendation. We meet with our key investors throughout the year to understand the topics that matter most to them as they relate to executive compensation. In these meetings, we seek the views of our shareholders and other stakeholders with respect to our existing policies and practices. Overall, investors engaged in 2023 reacted positively to our executive compensation governance and programs, noting the continued alignment between executive compensation and the Company’s long-term financial and strategic goals. We will continue to utilize rigorous governance processes to monitor and evaluate our executive compensation programs, as well as implement best practices in compensation governance. We welcome feedback on our executive compensation practices and will continue to engage with our investors and stakeholders in 2023.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Our executive compensation program is designed to motivate behaviors that cultivate sustainable growth and shareholder value creation, provide rewards commensurate with individual and Company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable or at-risk pay. The majority of our Named Executive Officers’ compensation is variable or at-risk and contingent on performance. In designing our executive compensation program, establishing performance measures, and setting executive compensation packages, we conduct comprehensive benchmarking analyses, no less than every three years, to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target equity awards, are evaluated against comparative peer group companies.

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While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below target levels. Further information regarding our 2023 executive compensation program is provided in the section entitled “2023 Executive Compensation Program” below.

____________
(1)

Reflects the compensation earned by the Named Executive Officers in 2023, as set forth in the Summary Compensation Table on page 83, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer. Reference to the target cash incentive, rather than the cash incentive earned in 2023, more accurately depicts the intended 2023 executive compensation structure.

(2)

Calculated as an average of the compensation earned by Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow in 2023, as set forth in the Summary Compensation Table on page 83, except with respect to the annual cash incentive, which reflects the target cash incentive applicable to each Named Executive Officer.

2023 EXECUTIVE COMPENSATION PROGRAM
2023 TARGET COMPENSATION

The 2023 target compensation for our Named Executive Officers is shown in the table below. These total target compensation figures do not include indirect forms of compensation, such as retirement and other benefits, and assume that Target (Budget) performance is achieved with respect to performance-based compensation, including the annual cash incentive and performance-based equity awards, as described in further detail below.

			Annual Cash Incentive		Equity Awards
	Base Salary	Perquisites	Target (% of salary)	Target (US$)	Target (% of salary)	Target (US$)	Total Target Compensation
Andy Butcher	$628,800	$40,000	100%	$628,800	180%	$1,131,840	$2,429,440
Stephen Webster (1)	$263,339	$24,902	50%	$131,670	65%	$171,170	$591,081
Howard Mead	$220,288	$20,000	30%	$66,086	40%	$88,115	$394,490
Jeffrey Moorefield	$212,000	$20,000	40%	$84,800	40%	$84,800	$401,600
Graham Wardlow (1)	$274,545	$24,902	40%	$109,818	65%	$178,454	$587,719

____________

(1)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the following average exchange rate for 2023: £1: US$1.2451.

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COMPARATIVE FRAMEWORK

In setting compensation for our executives, including our Named Executive Officers, the Remuneration Committee uses competitive compensation data from a total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation levels and specific compensation components. Additionally, the Committee uses multiple reference points when establishing target compensation levels. The Committee applies judgment and discretion in establishing target compensation levels, considering not only competitive market data but also factors such as company, business unit, and individual performance; scope of responsibility; critical needs and skill sets; experience; leadership potential; succession planning; and the geographic location of the executive. In setting compensation for 2023, the Committee referenced the output from a total compensation analysis and benchmarking study performed by Meridian. In its analysis, Meridian utilized data sourced from proxy statements, Meridian’s Trends and Developments Survey, and other public sources related to a group of peer companies (the “Comparator Group”) to provide a comparison between market pay levels and the target total compensation of Luxfer’s executives.

Based on Meridian’s review and recommendations, as well as the foregoing criteria, the Committee used the following Comparator Group for benchmarking purposes:

• Chart Industries, Inc. • ESCO Technologies, Inc. • Haynes International, Inc. • Helios Technologies, Inc. • Kadant, Inc. • Kaiser Aluminum Corporation • L.B. Foster Company	• Materion Corporation • Quaker Houghton • Sisecam Industries LP • Standex International Corporation • The Gorman-Rupp Company • TimkenSteel Corporation • TriMas Corporation

All companies included in the Comparator Group were (i) publicly traded on a major exchange; (ii) similar in business size to our business units and global in nature; and (iii) engaged in the same or a similar industry to ours. As provided by Meridian as part of this benchmarking study completed, the Comparator Group companies had full year 2022 revenues ranging from approximately US$495 million to US$1,400 million, with median revenues of approximately US$880 million. On a similar basis, Luxfer’s revenue for the year ended December 31, 2022 was US$423 million. Please note that this Comparator Group was used only for the purposes of a total compensation study. This Comparator Group, and the data related thereto, should not be referenced for purposes of valuation or a market capitalization comparison.

While the Remuneration Committee generally conducts comprehensive total compensation studies for all executives on a triennial basis, with the most recent study occurring in Fall 2023, additional analyses and studies were commissioned in 2022 upon the appointment of Andy Butcher as Chief Executive Officer, Stephen Webster as Chief Financial Officer, and Howard Mead as Vice President and General Manager of Luxfer Gas Cylinders - Composite. In setting Andy Butcher’s 2022 target compensation, the Remuneration Committee considered the target pay levels of the then-current CEO; reasonable adjustments based on the factors noted above, including experience, location, and market; the findings of Meridian’s 2020 benchmark study; and the target compensation for CEOs of companies within Luxfer’s GICS code as of March 1, 2022. Many of the Comparator Group companies referenced in Meridian’s study were also included in Luxfer’s GICS code as of March 1, 2022. Further information regarding the peer group companies within Luxfer’s 8-digit GICS code is provided under the section entitled “2023 Compensation Components - Equity Awards” awards on page 67.

In setting Stephen Webster’s target compensation upon his appointment as Chief Financial Officer, the Remuneration Committee considered the target pay levels of the then-current CFO; adjustments based on the factors noted above, including experience, location, and market; the findings of Meridian’s 2020 benchmark study; and a separate study commissioned from Meridian. This study focused on target compensation for UK-based CFOs of publicly traded companies. The comparator companies set forth in this study included Exscientia plc, Argo Blockchain plc, Adaptimmune Therapeutics plc, Vaccitech plc, Venator Materials PLC, and Mereo BioPharma Group plc. These companies had revenues ranging from approximately US$200 million to US$2,300 million, with median revenues of approximately US$650 million. On a similar basis, Luxfer’s revenue for the year ended December 31, 2021 was US$374.1 million.

In setting Howard Mead’s target compensation upon his appointment as Vice President and General Manager of Luxfer Gas Cylinders – Composite, the Remuneration Committee considered the target pay levels of the former President of Luxfer Gas Cylinders; adjustments based on the factors noted above, including experience, location, and market; the findings of Meridian’s 2020 benchmark study; and a separate study commissioned from Meridian. This study focused on target compensation for Business Unit Leaders within Luxfer’s general industry, with annual turnover of less than US$1 billion per annum.

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2023 PERFORMANCE

In order to assess the appropriateness and effectiveness of Luxfer’s 2023 executive compensation program, Luxfer’s overall financial, strategic, and operational performance is evaluated.

2023 Financial Performance	Strategy and Portfolio

• GAAP Net Sales of $405 million decreased 4.3%

• Net Cash provided from continuing operations of $26.2
million, a $10.4 million increase versus the prior year [3]

• Free cash flow from continuing operations of $16.8 million, a $9.3 million increase versus the prior year [3]

• Adjusted EPS of $0.80 [3]

• Net debt to adjusted EBITDA ratio of 1.6x [3]

• Initiated accelerated and expanded strategic review, refining Luxfer’s value proposition and identifying key strategic actions, including the intended divesture of the Graphic Arts business

• Pursued strategy focused on Profitable Growth

• Launched Luxfer Business System – a critical tool to realize growth potential embedded in our business

• Progressed key sustainability initiatives, maintaining integration of ESG in the Company’s long-term strategy

• Focused on attractive end markets with secular drivers

Innovation	Shareholder Value

• Capital redeployment in new product innovation, including investment in new facility to assemble bulk gas systems

• New Cylinder products developed in green energy and alternative fuels

• New Elektron products accelerated in the medical and electronic end-markets

• Commercialization of new emergency response and photoengraving products

• Returned $16 million to shareholders via dividends and share repurchases

In 2023, our Named Executive Officers continued to demonstrate strong leadership, navigating the Company through challenging market conditions, including high raw material prices in magnesium and carbon fiber and continued weakness in global industrial demand which primarily impacted the second half of the year. Despite these challenges, the Named Executive Officers continued to serve our customers, developed and commercialized new products, and executed effective cost mitigation and cash conservation programs to deliver strong free cash flow and sequentially lower net debt in the second half. The Named Executive Officers executed profitable growth initiatives and closely evaluated the Company’s long-term strategy, assessing all aspects of our operations with an optimized lens. Notwithstanding their significant dedication and notable progress, the impact of weakened demand, competitive cost pressures, and challenging market conditions on the Company’s full year performance led to a meaningful reduction in Named Executive Officer compensation in 2023, particularly annual cash incentives for most executives.

2023 COMPENSATION COMPONENTS

Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at-risk pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance. Our Named Executive Officers’ total compensation in fiscal 2023 was comprised of:

• a base salary;

• an annual cash incentive;

• equity awards;

• perquisites;

• retirement benefits; and

• other benefits, such as various insurance coverages, employee share purchase plan participation, and vacation and holiday entitlement.

______________
[3]

Net cash from continuing operations, free cash flow from continuing operations, adjusted earnings per share (EPS), and adjusted EBITDA are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

2024 PROXY STATEMENT

The table set forth below provides an overview of the key components of our Named Executive Officers’ 2023 compensation. Further information regarding each component is provided in this section.

	Fixed	Variable or At-Risk
	Base Salary	Time-Based Equity Awards	Performance-Based Equity Awards	Annual Cash incentive
What?	Cash	Equity	Equity	Cash
When?	Annually	4-year vesting period	3-year performance period, with immediate grant and vesting on the third anniversary of the award date	Annually
How? Measures, Weight, and Payout	Consideration of various factors, including market rate, experience, business unit and/or company and individual performance, and critical skills	• Measure: Value delivered through long-term share price performance • Weight: Represents 40% of total annual equity award • Payout: Fixed at 40% of total annual equity award

•  Measures: Earnings Per Share (EPS) Growth and Total Shareholder Return (TSR)

•  Weight: Represents 60% of total annual equity award, with EPS Growth comprising 24% and TSR comprising 36%

•  Payout: 0-200% Target

Measures Financial Performance (100%) • Management EBITA (50%) • Cash Conversion (35%) • Revenue (15%) Payout: 0-200% Target
Why?	Provides competitive rates of fixed pay to attract and retain executives	Promotes retention of key executives and aligns interests with shareholders	Creates strong alignment with shareholder interests by linking long-term compensation to key performance metrics and share price.	Attracts executives and incentivizes high performance by linking company and/or business unit performance with compensation

Annually, the Committee reviews total compensation for Named Executive Officers, and the relative levels of each of these forms of compensation, against the objectives of the compensation program to (i) align the interests of the Named Executive Officers with those of our shareholders; (ii) attract, retain, and incentivize talented executives; (iii) provide competitive compensation that motivates and rewards the Named Executive Officers for achieving financial and strategic objectives; and (iv) provide compensation commensurate with performance.

BASE SALARY

We provide each Named Executive Officer with a fixed base salary. Base salaries are set upon appointment to a specific role and periodically adjusted for performance, scope of responsibility, inflation, and other factors. In setting base salaries, the Remuneration Committee generally references comparable positions at peer companies based on available market data, which includes published survey data and proxy statement data for our Comparator Group. The Committee considers compensation at comparable companies as one of many factors in setting base salaries. Differences in base salaries among the Named Executive Officers are based on numerous factors, such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience, location, business unit size and revenue, and individual performance.

In December 2022, the Committee reviewed the Named Executive Officers’ base salaries in accordance with its normal procedures. Following this review, the Committee implemented an approximate 2% salary increase to the base salaries of Andy Butcher and Howard Mead, an approximate 3% salary increase to the base salaries of Stephen Webster and Jeffrey Moorefield, and an approximate 5% salary increase to the base salary of Graham Wardlow. This broad-based salary increase was intended to address inflation. Furthermore, effective July 1, 2023, the Committee implemented an additional 6% annualized increase to Stephen Webster’s base salary, resulting in a total 9% increase in base salary year-over-year.

2024 PROXY STATEMENT

The Named Executive Officers’ 2022 and 2023 annualized base salaries are further detailed in the table below.

		2022 Base Salary (US$)	2023 Base Salary (US$) (1)	Increase (%)
Andy Butcher	Chief Executive Officer	$615,000	$628,800	2%
Stephen Webster (2)	Chief Financial Officer	$246,660
	January 1 - June 30, 2023		$256,491	3% (3)
	July 1 - December 31, 2023		$270,187	6% (4)
Howard Mead	Vice President and General Manager Luxfer Gas Cylinders - Composite	$216,000	$220,900	2%
Jeffrey Moorefield	Vice President and General Manager Luxfer Magtech	$206,000	$212,000	3%
Graham Wardlow (2)	Managing Director Luxfer MEL Technologies	$258,993	$274,545	5% (5)

____________

(1)   Represents annualized base salary. The base salaries paid to the Named Executive Officers in 2022 and 2023 are set forth in the Summary Compensation Table on page 83.

(2)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the average exchange rates for each of the years: 2022: £1: US$1.2333 and 2023: £1: US$1.2451.

(3)   Represents an increase in base salary from £200,000 to £206,000 per annum.

(4)   Represents an increase in base salary from £206,000 to £217,000 per annum.

(5)   Represents an increase in base salary from £210,000 to £220,500 per annum.

ANNUAL CASH INCENTIVE

The goal of Luxfer’s annual cash incentive is to retain, motivate, and incentivize high caliber executives and promote the achievement of Luxfer’s key financial and strategic goals by:

• providing above-market award opportunities for superior performance;

• placing emphasis on combined company-wide and business unit results;

• recognizing individual contributions to Luxfer’s overall success; and

• emphasizing teamwork and collaboration across all business units.

To achieve these objectives, cash incentives are tied to financial performance measures aligned with the Company’s long-term strategy.

2023 Target Cash Incentives

The Remuneration Committee sets a target cash incentive for each Named Executive Officer annually. The target cash incentive represents a percentage of each Named Executive Officer’s base salary. When setting the target cash incentive for each Named Executive Officer, the Remuneration Committee considers Meridian’s recommendations, the median target cash incentives for the Comparator Group, relevant survey data, and – in the case of Named Executive Officers other than the CEO – the recommendations of the CEO. The target cash incentive for each Named Executive Officer varies depending on a wide range of factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s performance, level of responsibility, and experience.

Following the completion of the fiscal year, the target cash incentive is used by the Remuneration Committee, together with its assessment of Company performance against established performance measures (the “Performance Payout Factor”), to determine the cash incentive payout. The Performance Payout Factor can range from 0-200%.

2024 PROXY STATEMENT

The 2023 target cash incentives for each Named Executive Officer (as a percentage of salary and its value in US dollars) is shown below, together with the maximum cash incentive opportunity.

	Target Cash Incentive (% of Salary)	Target Cash Incentive (US$)	Maximum Cash Incentive (US$)
Andy Butcher	100%	628,800	1,257,600
Stephen Webster	50%	134,631	269,261
Howard Mead	30%	66,086	132,173
Jeffrey Moorefield	40%	84,800	169,600
Graham Wardlow	40%	112,288	224,575

2023 Cash Incentive Measures

For 2023, the Remuneration Committee set Management EBITA, Cash Conversion, and Revenue as the performance measures applicable to the annual cash incentive. For Named Executive Officers other than the CEO and CFO, Revenue replaced personal objectives, making each Named Executive Officer’s 2023 cash incentive wholly dependent on financial performance measures. When calculating the annual cash incentive, Management EBITA, Cash Conversion and Revenue are measured at a corporate (group) level for corporate Named Executive Officers (in this case, the CEO and CFO) and at a business unit level for all other Named Executive Officers.4

Measure	Description	Weight (%)
Management EBITA [4]	Calculated as operating income adjusted for equity income/(loss) of unconsolidated affiliates, qualifying restructuring charges, impairment charges, acquisition-related charges/credits, amortization of finance costs, the unwind of deferred consideration, amortization of acquired intangibles, share-based compensation charges, and accounting impacts of stock revaluations.	50%
Cash Conversion [4]

Calculated as the ratio of Management EBITA to adjusted operating cash flow. Adjusted operating cash flow is reconciled from Management EBITA by adding back depreciation; loss/(gain) on the disposal of property, plants, and equipment; and changes in assets and liabilities net of effects of business acquisitions, non-restructuring capital expenditures, equity income of unconsolidated affiliates, and UK pension deficit funding contributions. Threshold, Target, and Maximum Cash Conversion levels may be adjusted in the event that Management EBITA exceeds the Maximum level, in which case Cash Conversion performance targets decrease at a ratio of 1:2.

		35%
Revenue [4]	For Luxfer (Group) purposes, calculated as third-party revenue as disclosed in the income statement included in the Annual Report on Form 10-K for the year ended December 31, 2023. For Business Unit purposes, calculated as the business unit’s total revenue, including third-party revenue and revenue derived from intercompany sales.	15%
______________
[4]

Management EBITA, Cash Conversion, Revenue (as calculated with respect to the Business Units), and adjusted operating cash flow are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

2024 PROXY STATEMENT

Chief Executive Officer and Chief Financial Officer. Each year, the Remuneration Committee reviews and sets, and the Board approves, the Management EBITA, Cash Conversion, and Revenue targets applicable to the CEO’s and CFO’s cash incentive in the following year. The performance measures, together with the corresponding Threshold, Target, and Maximum levels, applicable to our CEO and CFO in 2023, and the weight assigned to each performance measure, were as follows:

	Performance Payout Factor as a % of Base Salary
Cash Conversion (1)	Andy Butcher (CEO)	Stephen Webster (CFO)
Threshold = 80%	17.5%	8.75%
Target = 90%	35%	17.5%
Maximum = 100%	70%	35%
Management EBITA (Group) (2)
Threshold = US$46.8 million	25%	12.5%
Target = US$52.3 million	50%	25%
Maximum = US$57.3 million	100%	50%
Revenue (Group) (3)
Threshold = US$430.0 million	7.5%	3.75%
Target = US$466.8 million	15%	7.5%
Maximum = US$505.0 million	30%	15%
TOTAL
Threshold	50%	25%
Target	100%	50%
Maximum	200%	100%

____________

(1)   Cash Conversion achieved in 2023 was 117%; however, no cash incentive was payable with respect to the Cash Conversion measure under the 2023 program, as Threshold Management EBITA was not met.

(2)   Management EBITA (Group) achieved in 2023 was US$27.0M.

(3)   Revenue (Group) achieved in 2023 was US$405.0M.

Business Unit Leaders. After the Remuneration Committee approves the overall compensation framework in December of each year, the CEO and CFO review and set the Management EBITA and Revenue targets applicable to the other Named Executive Officers for the following year. As in prior years, Cash Conversion targets were set at 85% (Threshold), 100% (Target), and 115% (Maximum) for all business units. The performance measures, together with the corresponding Threshold, Target, and Maximum levels, applicable to our other Named Executive Officers in 2023, and the weight assigned to each performance measure, were as follows:

	Performance Payout Factor as a % of Base Salary
	Howard Mead	Jeffrey Moorefield and Graham Wardlow
Cash Conversion (1)
Threshold = 85%	5.25%	7%
Target = 100%	10.5%	14%
Maximum = 115%	21%	28%
Management EBITA (Business Unit) (2)
Threshold	7.5%	10%
Target	15%	20%
Maximum	30%	40%
Revenue (Business Unit) (2)
Threshold	2.25%	3%
Target	4.5%	6%
Maximum	9%	12%
TOTAL
Threshold	15%	20%
Target	30%	40%
Maximum	60%	80%

2024 PROXY STATEMENT

____________

(1)   Threshold, Target, and Maximum Cash Conversion levels applicable to the Business Unit Leaders are slightly higher than those applied to the CEO and CFO, as the Cash Conversion levels applicable to the CEO and CFO are based on the Cash Conversion of Luxfer as a whole, which includes the overall net cash position for the corporate cost center, which is typically expected to be a net cash outflow.

(2)   Threshold, Target, and Maximum Management EBITA and Revenue levels are not disclosed on a business unit basis, as the Company reports its financial performance at a consolidated and segment level. Howard Mead’s business unit forms part of our Cylinders segment, and Jeffrey Moorefield’s and Graham Wardlow’s business units form part of our Elektron segment. Management EBITA targets for our Cylinders segment were as follows: Threshold - US$14.0 million, Target - US$16.0 million, and Maximum - US$18.0 million. Management EBITA targets for our Elektron segment were as follows: Threshold - US$48.0 million, Target - US$52.5 million, and Maximum - US$56.5 million. Revenue targets for our Cylinders segment were as follows: Threshold - US$185.0 million, Target - US$204.8 million, and Maximum - US$220 million. Revenue targets for our Elektron segment were as follows: Threshold - US$257.0 million, Target - $280.4 million, and Maximum - $310.0 million.

2023 Cash Incentive Payout

Luxfer’s cash incentive program provides for payout levels between 0% and 200% of the target incentive award for each Named Executive Officer. At the end of the fiscal year, each performance measure is assessed on a sliding scale basis. No payout is made if performance is below the Threshold levels set forth in the foregoing tables, and the full incentive opportunity (200%) is earned if performance meets or exceeds the Maximum levels set forth in the foregoing tables. As Management EBITA is the Company’s primary financial deliverable, no cash incentive is payable with respect to the Cash Conversion or Revenue measures in the event that Threshold Management EBITA is not achieved. Additionally, the 2023 cash incentive program provides for a formulaic adjustment to the Threshold, Target, and Maximum Cash Conversion targets in the event that Maximum Management EBITA is obtained, as achievement of Maximum Management EBITA unintentionally results in lower Cash Conversion. Specifically, if Maximum Management EBITA is obtained, one-half of the Management EBITA figure exceeding Target level is added to the adjusted operating cash flow figure used in calculating Cash Conversion, resulting in a decrease to the Cash Conversion targets at a ratio of 1:2.

Following assessment of the financial performance measures, the Remuneration Committee calculated a Performance Payout Factor applicable to each Named Executive Officer. The Performance Payout Factor, target cash incentive, maximum cash incentive, and 2023 cash incentive payout for each of our Named Executive Officers are set forth in the below table.

	Target Cash Incentive (% of Salary)	Target Cash Incentive (US$)	Maximum Cash Incentive (US$)	Performance Payout Factor	2023 Cash Incentive Payout (US$)
Andy Butcher	100%	628,800	1,257,600	—%	—
Stephen Webster (1)	50%	131,670	263,339	—%	—
Howard Mead	30%	66,086	132,173	119%	78,365
Jeffrey Moorefield	40%	84,800	169,600	—%	—
Graham Wardlow (1)	40%	109,818	219,636	—%	—

____________

(1)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the average exchange rate for 2023: £1: US$1.2451.

Overall, the cash incentives earned by each of our Named Executive Officers in 2023 were lower than those earned in previous years, with the majority of our Named Executive Officers receiving no cash incentive in 2023. Lower cash incentive payouts were driven by macroeconomic conditions, particularly impacting our Industrial end markets. Additionally, continued increases in the cost of raw materials placed considerable pressure on delivery of Management EBITA and Cash Conversion in many business units. Management EBITA and Revenue performance in Luxfer (Group), Luxfer MEL Technologies, and Luxfer Magtech were below Threshold, resulting in no cash incentive earned with respect to said performance measures. Although Luxfer (Group) achieved 117% Cash Conversion, exceeding Maximum level, no cash incentive was earned with respect to the Cash Conversion measure, given that Threshold Management EBITA was not achieved. For the same reason, no cash incentive was earned with respect to Cash Conversion in Luxfer MEL Technologies and Luxfer Magtech, despite achieving Threshold and Target Cash Conversion levels respectively.

Howard Mead was the only Named Executive Officer to earn a cash incentive in 2023, with Luxfer Gas Cylinders achieving Management EBITA and Revenue above Threshold but below Target level and Cash Conversion exceeding Maximum level.

2024 PROXY STATEMENT

Luxfer Gas Cylinders’ Management EBITA, Revenue, and Cash Conversion performance was positively impacted by the successful implementation of an improved cost structure, resulting in the recovery of increased raw material costs, and increased demand in certain end markets.

EQUITY AWARDS

Equity awards granted pursuant to the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan, as amended and restated on June 8, 2022 (the “LTIP”) are intended to (i) align executive awards with shareholder returns through personal financial investment; (ii) attract and retain high quality executives in an environment where compensation levels are based on a global market; (iii) strengthen the alignment between executives and shareholders; and (iv) motivate shareholder value creation. The LTIP provides the Remuneration Committee the discretion to grant time-based or performance-based awards, including in the form of Restricted Stock Units (“RSUs”) and Options, and use and set a range of performance measures applicable to performance-based awards. These performance measures are to be appropriate and support Luxfer’s long-term strategy at the time the award is made. Discretion over what type or combination of types of awards are made is exercised by the Committee based on what the Committee considers to be the market norm in the US and UK, as well as the circumstances in which the award is made.

Awards are made and satisfied using shares held in an employee benefit trust associated with the LTIP. Participants are required to pay, at minimum, the nominal cost of an ordinary share. RSUs are generally awarded to Named Executive Officers who are based in the United States, and Options are awarded to Named Executive Officers based in the United Kingdom.

In recent years and in 2023, the Committee used the following forms of awards and performance measures in various combinations:

2024 PROXY STATEMENT

2023 Equity Award Measures and Terms

The Committee awarded a combination of time-based (40%), TSR performance-based (36%), and EPS performance-based (24%) awards to the Named Executive Officers in 2023, consistent with the measures and method applied in 2022. A summary of the awards is provided below.

	2023 EPS Growth Awards [5]	2023 TSR Awards
Measure and Method

• Measured on a 3-year growth basis, using adjusted diluted EPS reported externally for financial year

• EPS Growth is measured annually using prior year actual adjusted diluted EPS as the baseline

• The payout percentage for each individual year is “banked,” and the average annual growth percentage over the 3-year performance period determines the final payout

• Ranking of Luxfer’s relative TSR performance against companies within Luxfer’s 8-digit GICS code for the last 90 days of the year ending 2 years from the year in which the award was communicated

• Payout dependent on decile in which Luxfer’s performance fell, with distinct Performance Payout Factors assigned to each decile

Performance Period	3 years	3 years
Vesting Period

Vest 100% on third anniversary of award communication date

Vesting conditional on the Return on Capital Employed
(RoCE) being equal to or exceeding a certain percentage
after tax in the calendar year for which EPS is measured

Vest 100% on third anniversary of award communication date
Cap	200% Target	200% Target
Other Terms	$1.00 conversion or exercise price	$1.00 conversion or exercise price

2023 EPS Growth Awards. EPS Growth is measured annually, using the prior year’s adjusted diluted EPS (as reported externally) as a baseline. The payout percentage for each individual year is “banked,” and the average annual payout percentage over the three-year performance period determines the final payout percentage. The 2023 EPS Growth Awards were communicated on March 20, 2023. Accordingly, EPS and the corresponding growth percentage will be measured on December 31, 2023, December 31, 2024, and December 31, 2025, using adjusted diluted EPS of $1.36 as the baseline for the period ending December 31, 2023. Depending on the level of EPS Growth achieved, awards will be granted on a sliding scale basis (0-200%) and immediately vest on March 20, 2026.

As in 2022, the Threshold, Target, and Maximum levels applicable to the 2023 EPS Growth awards were as follows:

	Threshold	Target	Maximum
Annual EPS Growth	1%	8%	16%
Payout Percentage Banked (% of Target)	50%	100%	200%
2023 EPS (using 2022 EPS of $1.36 as baseline)	$1.37	$1.47	$1.58

The Company’s adjusted diluted EPS for the fiscal year ended December 31, 2023 was $0.80. As such, no growth was banked in year 1. The performance period remains ongoing through December 31, 2025. 5

____________

5     Adjusted diluted earnings per share (EPS) is a non-GAAP measure. For a reconciliation and explanation of this non-GAAP measure, see Appendix A.

2024 PROXY STATEMENT

2023 TSR Awards. In 2022, the Remuneration Committee revised the TSR measure to consist of a ranking of Luxfer’s performance against a peer group of approximately 35 companies within Luxfer’s 8-digit GICS code as of March 1, 2022. This peer group consists of the following companies:

Albany International Corp.

Barnes Group Inc.

Chart Industries, Inc.

CIRCOR International, Inc.

Columbus McKinnon

Energy Recovery, Inc.

Enerpac Tool Group Corp.

EnPro Industries, Inc.

Evoqua Water Technologies Corp.

Fathom Digital Manufacturing Corporation

Graham Corporation

Greenland Technologies Holding Corporation

Helios Technologies, Inc.

Hillman Solutions Corp.

Hurco Companies, Inc.

Kadant Inc.

Kornit Digital Ltd.

L.B. Foster Company

Mayville Engineering Company, Inc.

Mueller Water Products, Inc.

Nisun Intl. Enterprise Dev. Group Co., Ltd.

NN, Inc.

Omega Flex, Inc.

Park-Ohio Holdings Corp.

Perma-Pipe International Holdings, Inc.

Proto Labs, Inc.

RBC Bearings Incorporated

SPX Corporation

SPX FLOW, Inc.

Standex International Corporation

Tennant Company

The Eastern Company

The Gorman-Rupp Company

The L.S. Starrett Company

These companies had 2021 revenues ranging from approximately US$100 million to US$1,529 million, with median revenues of approximately US$710 million. On a similar basis, Luxfer’s revenue for the year ended December 31, 2021 was US$374.1 million.

For purposes of 2023 TSR awards, Luxfer’s TSR performance on December 31, 2025 versus its performance on December 31, 2022 will be compared against the TSR performance of the companies within the specified peer group. The payout percentage of 0% to 200% is determined based on the decile in which Luxfer’s TSR ranks amongst the peer group as follows:

Luxfer TSR Ranking Versus Peers	Payout Percentage
Tenth Decile (Top 10%)	200%
Ninth Decile	175%
Eighth Decile	150%
Seventh Decile	125%
Sixth Decile	100%
Fifth Decile	75%
Fourth Decile	50%
Third Decile	25%
Second and First Decile (Bottom 20%)	0%

TSR is measured using the average share price for the 90 days prior to and including December 31, 2022 and December 31, 2025. Based on the relative level of shareholder return achieved through December 31, 2025, 2023 TSR awards will be granted and immediately vest on March 20, 2026. Although the performance period remains ongoing, the Company’s TSR performance was in the First Decile (bottom 10%) as of December 31, 2023.

2023 Time-Based Awards. In 2023, each Named Executive Officer received a time-based equity award in the form of RSUs or Options equal to 40% of their target equity award. The number of time-based RSUs or Options awarded to the Named Executive Officers are reflected in the table below. The time-based awards were granted on March 20, 2023 and vest in equal installments over four years.

2023 Target Equity Awards

In establishing equity award levels (as a percentage of base salary) for each Named Executive Officer in 2023, the Committee referenced benchmark data, including compensation surveys, Comparator Group information, and other data provided by Meridian, and took into consideration a variety of other factors, including the number of awards outstanding and shares remaining available for issuance under the LTIP, the number of shares that would be issued under contemplated awards over the range of performance periods, the total number of the Company’s outstanding shares, the resulting implications for shareholder dilution, and the number of shares awarded to our executives year-over-year. The table below summarizes the total award, at Target, made available to each Named Executive Officer in 2023, as approved by the Remuneration Committee.

2024 PROXY STATEMENT
Named Executive Officer	Target Equity Awards Level (% of Salary)	# Time Based Awards (40% award allocation) 4 Year Vesting @ 25% per year	# EPS Awards (24% award allocation) Vesting on 3rd Anniversary of Award Communication Date	# TSR Awards (36% award allocation) Vesting on 3rd Anniversary of Award Communication Date	Total Target Award (# of Awards) (1)
Andy Butcher	180%	29,120	17,472	26,208	72,800
Stephen Webster	65%	4,280	2,568	3,852	10,700
Howard Mead	40%	2,280	1,368	2,052	5,700
Jeffrey Moorefield	40%	2,200	1,320	1,980	5,500
Graham Wardlow	65%	4,600	2,760	4,140	11,500

____________

(1)   Target equity award levels are determined as a percentage of base salary. The number of awards were calculated using a share price of $15.53, being the average closing share price for the three days immediately preceding the award date of March 20, 2023.

Previously Awarded Equity Awards

Although not awarded in fiscal year 2023, the following paragraphs and tables provide an update on historical equity awards granted to the Named Executive Officers, which either remaining outstanding and/or other action, such as vesting or measurement of performance, occurred in 2023. Additional information regarding equity awards outstanding as of December 31, 2023 can be found in the “Outstanding Equity Awards at December 31, 2023” table and related footnotes of pages 86-88.

Previously Awarded Performance-Based Awards
Award Communication Date	Performance Period	Vesting Date (if achieved)	Performance: EPS	Performance: TSR	Named Executive Officers Participating in Award
March 14, 2019	• EPS: January 1 - December 31, 2019 • TSR: January 1, 2020 - December 31, 2020	• EPS: 1/3 would have vested on March 14, 2021-2023 • TSR: 1/2 vested on March 14, 2022 and 1/2 vested on March 14, 2023	Performance below Threshold, resulting in no award	50% Target achieved	• Andy Butcher • Jeffrey Moorefield • Graham Wardlow
March 13, 2020	• EPS: January 1 - December 31, 2020 • TSR: January 1, 2020 - December 31, 2020	• EPS: 1/3 would have vested on March 13, 2022-2024 • TSR: 1/2 vested on March 15, 2023 and 1/2 vested on March 15, 2024	Performance below Threshold, resulting in no award	50% Target achieved	• Andy Butcher • Jeffrey Moorefield • Graham Wardlow
March 15, 2021	• EPS: January 1 - December 31, 2021 • TSR: January 1, 2021 - December 31, 2023	• EPS: 1/3 vested on March 15, 2023; 1/3 vested on March 15, 2024; and 1/3 will vest on March 15, 2025 • TSR: 1/2 would have vested on March 15, 2024 and 1/2 would have vested on March 15, 2025	200% Target achieved	TSR performance concluded in the bottom quartile, resulting in no award	• Andy Butcher • Graham Wardlow
March 14, 2022	January 1, 2022 - December 31, 2024	March 14, 2025	Performance period remains ongoing; Banked 87% growth in 2022 and 0% growth in 2023	Performance period remains ongoing; currently low and in the Second Decile (bottom 20%)	• Andy Butcher • Stephen Webster • Jeffrey Moorefield • Graham Wardlow

2024 PROXY STATEMENT

In addition to the foregoing performance-based equity awards regularly granted under the Company’s incentive compensation program, the Remuneration Committee approved special performance-based equity awards to Andy Butcher, Stephen Webster, Jeffrey Moorefield, and Graham Wardlow in 2022. These awards, which were tied to the Company’s former 2025 EPS goal of $2.00 or more, were dependent on the Company’s attainment of an adjusted diluted EPS of $2.00 or more on or before December 31, 2025. If the Company were to attain an adjusted diluted EPS of $2.00 on or before December 31, 2025, the Target number of awards listed below would have been awarded to each of the Named Executive Officers. The Maximum number of awards would have been awarded to each of the Named Executive Officers if the Company attained an adjusted diluted EPS of $2.40 or more on or before December 31, 2025. In the event that the Company attained an adjusted diluted EPS between the Target and Maximum level, a pro-rated number of awards between the Target and Maximum levels would have been awarded to the Named Executive Officers based on the adjusted diluted EPS actually attained. Given the Company’s withdrawal of its 2025 EPS goal of $2.00 or more in the third quarter of 2023, these special grants are no longer likely to be realized.

Named Executive Officer	Additional EPS Award (at Target)	Additional EPS Award (at Maximum)
Andy Butcher	32,000	64,000
Stephen Webster	6,000	12,000
Jeffrey Moorefield	2,000	4,000
Graham Wardlow	6,000	12,000
Previously Awarded Time-Based Awards
Award Communication Date	Vesting Dates	Named Executive Officers Participating in Award
March 14, 2019	• March 14, 2020 • March 14, 2021 • March 14, 2022 • March 14, 2023	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow
March 13, 2020	• March 13, 2021 • March 13, 2022 • March 13, 2023 • March 13, 2024	• Andy Butcher • Stephen Webster • Jeffrey Moorefield • Graham Wardlow
March 15, 2021	• March 15, 2022 • March 15, 2023 • March 15, 2024 • March 15, 2025	• Andy Butcher • Stephen Webster • Howard Mead • Graham Wardlow
March 14, 2022	• March 14, 2023 • March 14, 2024 • March 14, 2025 • March 14, 2026	• Andy Butcher • Stephen Webster • Howard Mead • Jeffrey Moorefield • Graham Wardlow
OTHER BENEFITS

Perquisites

Each of our Named Executive Officers receives an annual perquisite allowance, which is paid as a monthly cash stipend. We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. Rather than offering individual perquisites, we provide a monthly cash stipend to each of our Named Executive Officers to allow more flexibility and choice. Our Named Executive Officers have full discretion on how the cash perquisite stipend is spent, and it is not tracked by the Company after the money is paid. Perquisite allowances are intended to cover expenses incidental to the executive’s employment responsibilities, such as use of their personal automobile and mobile phone for business purposes. Perquisite allowances are not considered in cash incentive and equity award calculations, which are calculated with reference to base salary, and cannot be contributed to the Company’s 401(k) plan or otherwise considered in pension calculations. Perquisite allowances for our Named Executive Officers in 2023 are set forth in the section entitled “2023 Target Compensation” on page 59 and included in the Summary Compensation Table on page 83.

2024 PROXY STATEMENT

Retirement Benefit Programs

All of our Named Executive Officers who are based in the US are eligible to participate in Luxfer’s 401(k) Savings Plan in the same manner as all US employees. Participants in the 401(k) Savings Plan are eligible for a 100% match on up to 6% of eligible pay saved, subject to IRS-qualified plan compensation limits and highly compensated threshold limits. Eligible employees may not receive 401(k) benefits in excess of these limits.

Named Executive Officers based in the UK are eligible to participate in the defined contribution pension scheme and may have participated in the Luxfer Group Pension and Supplementary Pension Plans in the past, which are now frozen. These pension plans are further described in the section entitled “2023 Pension Benefits” on page 89.

Employee Share Purchase Plans

Our Named Executive Officers are eligible to participate in the Company’s US Employee Stock Purchase Plan (ESPP) and UK Share Incentive Plan (SIP), which provide employees with an opportunity to become Luxfer shareholders at a reduced price. Through payroll deductions, US employees can purchase Luxfer shares, subject to certain limits, at a 15% discount under the ESPP. Similarly, under the SIP, UK employees can purchase Luxfer shares through payroll deductions, and, in turn, the Company awards participating employees one free share per every two shares purchased. The Named Executive Officers are eligible to participate in the foregoing employee share purchase plans on the same basis as the Company’s other employees.

Health and Welfare Benefits

We provide employee benefits – such as medical, dental, and vision insurance; life insurance; and disability coverage – to our Named Executive Officers and other employees. These benefits are available to all full-time US employees through our active employee plans. Luxfer provides complimentary life and accidental death and dismemberment (AD&D) insurance to its full-time US employees, with a benefit equal to 1x annual pay plus US$15,000, subject to a minimum benefit amount of US$50,000 and maximum of US$300,000. Luxfer provides Andy Butcher, Chief Executive Officer, a US$1 million life insurance policy in accordance with the terms of a historical employment agreement. Employees are also offered voluntary life and AD&D insurance coverage with a benefit amount of up to 7x such employee’s salary, subject to a maximum of US$500,000. US employees who work in a State not subject to state-mandated short-term disability are provided complimentary short-term disability insurance, with a maximum benefit of US$400 per week. Employees are offered buy-up short-term disability coverage, which, along with the employer paid short term disability insurance, covers 66.67% of the employee’s pay, up to US$1,500 per week. Additionally, long-term disability insurance coverage is provided complimentary, with a benefit amount of 60% of such employee’s pay, subject to a maximum of US$6,000 per month. A variety of other voluntary coverages, such as critical illness, accident, hospital indemnity insurance, and health and dependent care savings accounts are also offered.

The UK equivalent of certain health and welfare benefits and insurance coverages are made available to UK employees. UK employees that are invited and elect to join the healthcare insurance program receive this benefit as a benefit-in-kind. UK employees that belong to a Company pension plan receive life insurance coverage with a benefit amount of 7x such employee’s salary. UK employees that have chosen not to join a Company pension plan receive life insurance coverage with a benefit amount of 3x such employee’s salary.

The value of these health and welfare benefits is not required to be included in the Summary Compensation Table, as they are generally available on a non-discriminatory basis to all full-time employees.

Vacation and Holiday Entitlement

We also provide vacation and other paid holiday entitlement to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other similar companies.

2024 PROXY STATEMENT
PAY VERSUS PERFORMANCE

As required by the pay versus performance rules adopted by the SEC in 2022 (the “PVP Rules”) and applicable to this Proxy Statement, the Pay Versus Performance Table provides information about Named Executive Officer compensation set forth in this Proxy Statement, as well as compensation for the Named Executive Officers set forth in our 2023, 2022, and 2021 Proxy Statements (each of 2020, 2021, 2022, and 2023, a “Covered Year”). The Pay Versus Performance Table also provides results of certain financial performance measures during those same Covered Years.

In reviewing this information, there are a few important things to consider:

• The information in columns (B) and (D) comes directly from this and prior year’s Summary Compensation Tables, without adjustment unless otherwise noted (such totals being referred to herein as the “SCT Total”);

• As required by the PVP Rules, we describe the information in columns (C) and (E) as “compensation actually paid” (“CAP”) to the applicable Named Executive Officers, but these amounts do not necessarily reflect compensation that our Named Executive Officers actually earned for their service in the Covered Years. Instead, CAP reflects a calculation involving a combination of realized pay (for cash amounts and some equity award amounts) and realizable or accrued pay (primarily for pension benefits and other equity awards);

• The PVP Rules require that we choose a peer group for purposes of TSR comparisons, and we have chosen the same peer groups utilized by the Company for purposes of measuring total shareholder return performance with respect to performance-based equity awards. Accordingly, these peer groups differ for some of the Covered Years, as the Remuneration Committee revised said peer group in 2022, utilizing the companies included in the Company’s GICS Code as of March 1, 2022, rather than comparable companies selected by the Remuneration Committee with reference to market data. The companies comprising the peer group for each Covered Year are detailed in footnotes 3 through 5 of the Pay Versus Performance Table on page 74 (collectively and individually referred to herein as the “PVP Peer Group”); and

• As required by the PVP Rules, we provide information about our cumulative TSR, cumulative PVP Peer Group TSR, and US GAAP net income results during the Covered Years in the Pay Versus Performance Table.

Pursuant to the PVP Rules, the Company is required to designate one financial measure as the “Company-Selected Measure,” or the most important financial measure that demonstrates how the Company sought to link executive compensation to Company performance in the fiscal year. For 2023, the Company selected adjusted EBITA. However, the Company believes that all of the measures designated under the “Important Financial Performance Measures” section on page 76 are important drivers of Company performance that are designed to link executive compensation to performance.

2024 PROXY STATEMENT
PAY VERSUS PERFORMANCE TABLE
(A)	(B)		(C)		(D)	(E)	(F)	(G)	(H)	(I)
							Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO (US$)		PEO CAP (US$) (5)		Average SCT Total for Non- PEO NEOs (US$) (2)	Average CAP for Non- PEO NEOs (US$) (2) (6)	Company TSR (7)	Peer Group TSR (7)	Net Income (US$) (8)	Adjusted EBITA (US$) (9)
	Andy Butcher (1)	Alok Maskara	Andy Butcher (1)	Alok Maskara
2023	1,823,752	—	879,314	—	446,574	341,117	67.8	129.9 (3)	(1,900,000)	26,900,000
2022	2,348,216	2,170,667	1,075,717	346,905	530,489	344,447	73.4	74.9 (3)	26,900,000	50,200,000
2021	—	2,339,733	—	3,622,066	773,235	890,867	120.5	128.8 (4)	29,900,000	48,700,000
2020	—	2,033,744	—	1,161,313	565,323	407,641	92.0	117.9 (5)	20,000,000	41,200,000

____________

(1)   Andy Butcher’s compensation is not included within column (B) and column (C) for the years 2021 and 2020, as he was not the PEO at that time. His compensation is, however, included within columns (D) and (E) for 2021 and 2020 when he was employed as a Non-PEO Named Executive Officer.

(2)   Non-PEO Named Executive Officers (“NEOs”) included within columns (D) and (E) in 2023 are: Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow. The Non-PEO NEOs included within columns (D) and (E) for 2022 are: Stephen Webster, Peter Gibbons, Jeffrey Moorefield, and Graham Wardlow. Heather Harding is not included as a Non-PEO NEO in 2022, given she resigned as CFO effective March 1, 2022 and served in an advisory role for the remainder of fiscal year 2022. As a result, the compensation paid to Ms. Harding in 2022 distorts the 2022 average SCT and CAP figures included in columns (D) and (E), justifying exclusion. The Non-PEO NEOs included within columns (D) and (E) for 2021 are: Andy Butcher, Stephen Webster, Graham Wardlow, and Heather Harding. The Non-PEO NEOs included within columns (D) and (E) for 2020 are: Andy Butcher, Graham Wardlow, Heather Harding, and James Gardella.

(3)   For 2023 and 2022, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Albany International Corp.; Barnes Group, Inc.; Chart Industries, Inc.; CIRCOR International, Inc.; Columbus McKinnon Corporation; Energy Recovery, Inc.; Enerpac Tool Group Corp.; EnPro Industries, Inc.; ESCO Technologies, Inc.; Evoqua Water Technologies Corp.; Fathom Digital Manufacturing Corporation; Graham Corporation; Greenland Technologies Holding Corporation; Helios Technologies, Inc.; Hillman Solutions Corp.; Hurco Companies, Inc.; Kadant Inc;. Kornit Digital Ltd.; L.B. Foster Company; Mayville Engineering Company, Inc.; Mueller Water Products, Inc.; Nisun International Enterprise Development Group Co., Ltd; NN, Inc.; Omega Flex, Inc.; Park-Ohio Holdings Corp.; Perma-Pipe International Holdings, Inc.; Proto Labs, Inc.; RBC Bearings Incorporated; SPX Corporation; SPX FLOW, Inc.; Standex International Corporation; Tennant Company; The Eastern Company; The Gorman-Rupp Company; and The L.S. Starrett Company.

(4)   For 2021, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Barnes Group, Inc.; Cabot Corporation; Carpenter Technology Corporation; Colfax Corporation; Element Solutions, Inc.; Ferroglobe PLC; Graco Inc.; Hexagon Composites ASA; Hexcel Corporation; Kaiser Aluminum Corporation; Koppers Holdings Inc.; Materion Corporation; MSA Safety Incorporated; Mueller Industries, Inc.; Neo Performance Materials Inc.; Schnitzer Steel Industries, Inc.; SunCoke Energy Inc.; TPI Composites Inc.; TriMas Corporation; and Worthington Industries Inc.

(5)   For 2020, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Barnes Group, Inc.; Cabot Corporation; Carpenter Technology Corporation; Colfax Corporation; Element Solutions, Inc;, Graco Inc.; Grupo Simec SAB de CV; Hexagon Composites ASA; Hexcel Corporation; Kaiser Aluminum Corporation; Koppers Holdings Inc.; Materion Corporation; MSA Safety Incorporated; Mueller Industries, Inc.; Neo Performance Materials Inc.; Schnitzer Steel Industries, Inc.; SunCoke Energy Inc.; TPI Composites Inc.; TriMas Corporation; and Worthington Industries Inc.

(6)   For each Covered Year, in determining both the CAP for our PEO and the average CAP for our Non-PEO NEOs, we deducted or added back the following amounts from or to the total amounts of compensation reported in column (b) and column (d) of the Summary Compensation Table for such Covered Year:

• the aggregate change in actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table;

• values reported in the Annual Equity Awards column of the Summary Compensation Table;

• for any equity awards granted in the Covered Year that are outstanding and unvested as of December 31 of the relevant Covered Year, the year-end fair value of said awards is added;

2024 PROXY STATEMENT

• for any awards granted in years prior to the Covered Year that are outstanding and unvested as of December 31 of the relevant Covered Year, the increase in fair value is added (or the decrease in fair value is deducted) by comparing the fair value as of December 31 of the Covered Year to the fair value at the end of the prior fiscal year;

• for awards that are granted and vest in the same Covered Year, the fair value as of the vesting date is added;

• for awards granted in prior years that vest in the Covered Year, the increase in fair value is added (or the decrease in fair value is deducted), by comparing the fair value on the vesting date with the fair value at the end of the prior fiscal year; and

• for awards granted in prior years that are deemed to fail to meet the applicable vesting condition during the Covered Year, the fair value as of December 31 of the prior fiscal year is deducted.

(7)   TSR as set forth in the Pay Versus Performance Table assumes, in each case, an initial fixed investment of $100 on January 1 of that year, in Luxfer ordinary shares for our cumulative TSR, and in the PVP Peer Group for the PVP Peer Group cumulative TSR, based on market prices at the end of each fiscal year reported, and reinvestment of dividends.

(8)   Net income for the purposes of this pay versus performance disclosure is calculated as the consolidated net income of the Company and its subsidiaries, determined in accordance with US GAAP.

(9)   For purposes of this pay versus performance disclosure, adjusted EBITA is calculated based on operating income adjusted for share-based compensation charges; loss on disposal of property, plant and equipment; restructuring charges; acquisitions and disposals costs; other charges; and amortization. See Appendix A for a reconciliation of adjusted EBITA as used for external reporting to its most directly comparable GAAP financial measure.
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE MEASURES

The PVP Rules require that comparisons be made between certain columns in the Pay Versus Performance Table. Such comparisons can be provided graphically without further explanation, and we have done so below. In accordance with that approach, the following charts and graphs show the relationships between (i) our cumulative TSR, the cumulative TSR for the PVP Peer Group reflected in the Pay Versus Performance Table above, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable; (ii) the Company’s net income, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable; and (iii) the Company’s adjusted EBITA, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable, for each of the Covered Years.

2024 PROXY STATEMENT

IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following is an unranked list of what we believe to be important financial performance measures (including adjusted EBITA) we used to link executive compensation for our PEO and Non-PEO NEOs to our performance in 2023:

• Adjusted EBITA (also referred to in this Proxy Statement as Management EBITA);

• Cash Conversion;

• Revenue;

• Adjusted Diluted EPS Growth; and

• TSR.

The foregoing financial performance measures were utilized by the Remuneration Committee to assess Company performance and determine the cash incentives and equity awards paid to our PEO and Non-PEO NEOs in 2023.6

______________
[6]

Adjusted EBITA, Cash Conversion, Revenue (as calculated with respect to the Business Units), and adjusted diluted EPS Growth are non-GAAP measures. For a reconciliation of these non-GAAP measures, see Appendix A.

2024 PROXY STATEMENT
COMPENSATION-RELATED POLICIES AND ARRANGEMENTS
COMPENSATION-RELATED RISK

The Company’s executive and broad-based compensation programs are intended to promote decision-making that supports a pay for performance philosophy and utilize the following design features to mitigate risk:

•	Balance of fixed and variable or at-risk pay opportunities	•	Stock ownership guidelines and requirements
•	Oversight by Remuneration Committee comprised of independent Non-Executive Directors	•	Regular risk assessments, particularly when implementing any changes to compensation programs
•	Multiple performance measures and performance periods, as well as capped payouts	•	Enhanced clawback policy
•	Performance measures and targets set at a Company-wide or Business Unit level	•	Anti-hedging policy
•	Incentive Plan limits on individual awards, pool size, and accelerated vesting	•	Institutional focus on ethical behavior through deployment of Luxfer Values and Code of Ethics and Business Conduct
•	Remuneration Committee oversight of equity burn rate and dilution

The Remuneration Committee, in consultation with management, conducts an annual review of the Company’s compensation plans and practices with respect to risk. To aid in this review, the Remuneration Committee consulted with Meridian, the Committee’s independent compensation consultant, to identify risk aggravators and mitigating factors, particularly in the incentive programs offered to executives, and opine whether such programs and practices are reasonably likely to have a material adverse effect on the Company. In considering Meridian’s analysis and its own discussions, with and without management present, the Remuneration Committee concluded that the Company’s compensation programs and practices are not reasonably likely to incentivize employees to take risks that could have a material adverse effect on the Company. The reasons for concluding that Luxfer’s executive and broad-based compensation programs do not create material risk for the Company include the fact that the Company (i) implements risk mitigation mechanisms; specifically, it utilizes a variety of short performance periods ranging from one to three years, measures performance at a Company-wide and Business Unit level, uses a formulaic approach, and utilizes the Remuneration Committee to oversee awards to executives and employees; (ii) sufficiently monitors the appropriateness of the compensation and benefit plans that are available to Luxfer’s executives and employees; and (iii) leverages the expertise of third party advisors, such as Meridian, where necessary to ensure that Luxfer’s compensation programs are appropriate when compared to market.

CLAWBACK POLICIES AND PROCEDURES

Luxfer has established policies and procedures for the recovery of incentive compensation, which apply to all Executive Officers, our Named Executive Officers, Directors, and employees who receive performance-based incentive compensation. All recipients of incentive compensation are subject to the recovery or clawback policies set forth in the award agreement issued in conjunction with their receipt of incentive compensation or, if more restrictive, the rules and regulations of the SEC and NYSE and any policy adopted by the Company thereunder, including the Company’s Executive Compensation Clawback Policy detailed below. These award agreements provide for recovery of the annual cash incentive and equity awards granted with respect to any misstated financial results discovered by the Company. The Remuneration Committee has discretion in applying such policy to recover or recoup incentive compensation in situations involving a misstatement of financial results. Furthermore, the Remuneration Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation; how much incentive compensation to recoup from individual Executive Officers, employees, and Directors; and the form of such incentive compensation to be recouped.

2024 PROXY STATEMENT

Notably, our Named Executive Officers, including all of the Company’s current and former executive officers, are subject to the Company’s Executive Compensation Clawback Policy, established in accordance with section 10D of the Exchange Act and section 303A.14 of the New York Stock Exchange Listed Company Manual. Capitalized terms used but not defined herein shall have the meanings given to them in the Executive Compensation Clawback Policy. The following summary of the key provisions of this Policy does not purport to be complete and is qualified, in its entirety, by reference to the full text of the Policy.

Under the Executive Compensation Clawback Policy, in the event the Company is required to prepare an Accounting Restatement, the Company is required to recover any Incentive-Based Compensation received by a Covered Executive during the three (3) completed fiscal years immediately preceding the Restatement Date, provided that the Incentive-Based Compensation received by such Covered Executive is in excess of the amount of Incentive-Based Compensation that the Covered Executive would have otherwise received had it been determined on the restated amounts or after giving effect to the Accounting Restatement. In Luxfer’s case, this Policy generally applies, but is not limited, to annual cash incentives (or portions thereof that are based upon financial metrics, such as EBITA, Cash Conversion, and Revenue) and performance-based equity awards, such as awards related to earnings per share and total shareholder return performance. The Board of Directors retains discretion as to the recovery method to be used. Recovery methods may include, but are not limited to: (i) repayment of any Erroneously Awarded Compensation to the Company (or, if required by the Company, any other person specified by the Company) in the event the Erroneously Awarded Compensation is a cash incentive; (ii) payment of a cash equivalent to the Company (or, if required by the Company, any other person specified by the Company) in the event the Erroneously Awarded Compensation is an equity award; or (iii) transfer to the Company (or, if required by the Company, any other person specified by the Company) all or some of the shares acquired by the Covered Executive pursuant to an equity award that constitutes Erroneously Awarded Compensation. There are limited exceptions to the recovery requirement established under this Policy. The recovery requirement shall not apply to the extent that both of the following factors are satisfied: (a) the independent directors of the Board and/or the Company’s Remuneration Committee (comprised solely of independent directors) has determined that recovery would be impracticable; and (b) either (i) the direct expense paid by the Company to a third party to assist in enforcing this Policy would exceed the Erroneously Awarded Compensation to be recovered, (ii) recovery would violate home country law where said law was adopted prior to November 28, 2022, or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C 411(a) and the regulations promulgated thereunder. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on the expense of enforcement, as detailed in (b)(i) above, the Company must make a reasonable attempt to recover such Erroneously Awarded Compensation, document its reasonable recovery attempt(s), and provide the documentation to the NYSE.

TERMINATION AND CHANGE IN CONTROL

Certain of the Named Executive Officers are party to employment contracts with Luxfer Holdings PLC or one of its subsidiaries. As per the Company’s normal practice, the CEO and CFO are subject to employment contracts, and UK-based executives are subject to employment agreements as required by local law. Accordingly, Andy Butcher, Stephen Webster, and Graham Wardlow are subject to employment agreements. Andy Butcher’s and Stephen Webster’s employment agreements contain provisions regarding the termination of such executive’s employment and the Company’s related severance obligations, including in the event of termination for reasons other than Cause, Disability, or death and in connection with a Change in Control. Furthermore, the Company, on behalf of itself or one of its subsidiaries that employs the executive, entered into Executive Severance and Change in Control Agreements with Howard Mead, Jeffrey Moorefield, and Graham Wardlow, effective October 25, 2023. The Company’s severance obligations, as set forth in these agreements, are summarized below.7

Capitalized terms used but not defined herein shall have the meanings given to them in the referenced agreement. The following summary of the key terms of these agreements does not purport to be complete and is qualified, in its entirety, by reference to the full text of the relevant agreement; all of which are on file with the SEC.

______________
[7]	Health and welfare benefits and vacation entitlement are not included in this summary, as they are generally available on a non-discriminatory basis to all full-time employees.

2024 PROXY STATEMENT

Termination Arrangements

Compensation throughout the Notice Period and upon Separation. The agreements set forth a Notice Period, which both the Executive and the Company must comply with in the event the Executive intends to resign from employment or the Company intends to terminate the Executive’s employment without Cause. The Named Executive Officers’ Notice Periods are as follows:

• Andy Butcher - 12 months;

• Stephen Webster - 12 months;

• Howard Mead - 3 months;

• Jeffrey Moorefield - 6 months; and

• Graham Wardlow - 12 months.

The Executives will continue to receive their regular compensation and benefits through the end of their respective Notice Period, provided the Company does not exercise its right of payment in lieu of notice. Specifically, the Executives will continue to earn an annual cash incentive during the Notice Period, and any outstanding equity awards will continue to vest during the Notice Period, in accordance with the applicable vesting schedule. If, as of the Termination Date, the actual cash incentive earned has not been determined because the relevant performance period remains ongoing, the Executive’s cash incentive for the fiscal year in which the separation occurs will be paid at Target level and pro-rated to reflect actual dates of service, including the Notice Period, during said fiscal year. Upon separation, equity awards shall be managed as follows:

• Andy Butcher. Upon separation, the Company shall immediately vest all outstanding time-based equity awards and any earned and outstanding performance-based equity awards that are scheduled to vest in the twelve (12) month period following the effective date of termination.

• Stephen Webster, Howard Mead, Jeffrey Moorefield, and Graham Wardlow. In accordance with the rules of the LTIP, any time-based equity awards that have not become vested or exercisable as of the Termination Date shall immediately lapse and any performance-based equity awards shall vest in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period.

Except in the event of termination for Cause, Disability, or death or in the event of a Change in Control (or, in the case of Howard Mead, Jeffrey Moorefield, and Graham Wardlow, resignation with Good Reason), the Company reserves the right, in lieu of notice and without giving any reason, to (i) pay the Executive their base salary and other fixed compensation, such as perquisite allowances, for the Notice Period or outstanding balance thereof; (ii) pay the Executive an annual cash incentive for the fiscal year in which their employment terminates, which shall be the actual cash incentive earned for said fiscal year, or, if the actual cash incentive has not been determined because the relevant performance period remains ongoing, the cash incentive at Target level and prorated to reflect actual dates of service, including the Notice Period, during said fiscal year; and (iii) immediately vest any equity awards that would have vested during the Notice Period or balance thereof.

The following table summarizes the total payout to each of the Named Executive Officers in the event of termination by the Company for reasons other than Cause, Disability, or death.

2024 PROXY STATEMENT
	Termination for Reasons other than Cause, Disability, or Death
Name and Principal Position	Salary Payment (US$)	Cash Incentive Payment (1) (US$)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)
Andy Butcher Chief Executive Officer	628,800	628,800	169,629 (6)	1,427,229
Stephen Webster Chief Financial Officer (2)	266,339 (3)	131,670	31,037 (7)	426,046
Howard Mead Vice President and General Manager, Luxfer Gas Cylinders - Composite	55,072 (4)	66,086	22,995 (8)	144,153
Jeffrey Moorefield Vice President and General Manager, Luxfer Magtech Solutions	106,000 (5)	84,800	25,257 (9)	216,057
Graham Wardlow Managing Director, Luxfer MEL Technologies (2)	274,545 (3)	109,818	55,827 (10)	420,831

____________

(1)   Using December 31, 2023 as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date.

(2)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing payouts have been translated into US dollars at the following average exchange rate for 2023: £1: US$1.2451.

(3)   Assumes that the Company exercises its right to payment in lieu of the full 12-month Notice Period.

(4)   Assumes that the Company exercises its right to payment in lieu of the full 3-month Notice Period.

(5)   Assumes that the Company exercises its right to payment in lieu of the full 6-month Notice Period.

(6)   In accordance with Mr. Butcher’s employment contract, this figure includes all outstanding time-based equity awards, which total 17,701, and any earned and outstanding performance-based equity awards that are scheduled to vest in the twelve (12) month period following the effective date of termination (in this case, assumed to be December 31, 2023), which total 3,663.

(7)   Using December 31, 2023 as the date of the triggering event, this figure includes 3,909 time-based awards scheduled to vest in the 12-month Notice Period; and no performance-based equity awards, calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period.

(8)   Using December 31, 2023 as the date of the triggering event, this figure includes 2,896 time-based awards scheduled to vest in the 3-month notice period; and no performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(9)   Using December 31, 2023 as the date of the triggering event, this figure includes 2,213 time-based awards scheduled to vest in the 6-month Notice Period; and 968 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(10) Using December 31, 2023 as the date of the triggering event, this figure includes 4,593 time-based awards scheduled to vest in the 12-month Notice Period; and 2,438 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

Compensation in the event of the Executive’s Resignation with Good Reason. The Executive Severance and Change in Control Agreements applicable to Howard Mead, Jeffrey Moorefield, and Graham Wardlow provide for severance compensation in the event that the Executive’s employment is terminated by the Executive with Good Reason. In such event, the Executives will be eligible to receive the following compensation:

• Severance Payment. A severance payment representing the Executive’s base salary for a period equal to their Notice Period, as follows: Howard Mead (3 months), Jeffrey Moorefield (6 months), and Graham Wardlow (12 months).

• Annual Cash Incentive. The actual cash incentive earned for the fiscal year in which the separation occurs, or, if the actual cash incentive has not been determined because the relevant performance period remains ongoing, the cash incentive at Target level and prorated to reflect actual dates of service during said fiscal year.

2024 PROXY STATEMENT

• Equity Awards. Time-based awards that are scheduled to vest in the twelve-month period following the Termination Date shall immediately vest, and any performance-based equity awards shall vest in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period.

The table below summarizes the total payout to each of the applicable Named Executive Officers in the event of resignation by the Executive with Good Reason.

	Resignation by the Executive with Good Reason
Name and Principal Position	Salary Payment (US$)	Cash Incentive Payment (1) (US$)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)
Howard Mead Vice President and General Manager, Luxfer Gas Cylinders - Composite	55,072	66,086	22,995 (3)	144,153
Jeffrey Moorefield Vice President and General Manager, Luxfer Magtech Solutions	106,000	84,800	25,257 (4)	216,057
Graham Wardlow Managing Director, Luxfer MEL Technologies (2)	274,545	109,818	55,827 (5)	440,190

____________

(1)   Using December 31, 2023 as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date.

(2)   Graham Wardlow is employed in the United Kingdom and paid in GBP sterling. The foregoing payouts have been translated into US dollars at the following average exchange rate for 2023: £1: US$1.2451.

(3)   Using December 31, 2023 as the date of the triggering event, this figure includes 2,896 time-based awards scheduled to vest in the following 12-month period; and no performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(4)   Using December 31, 2023 as the date of the triggering event, this figure includes 2,213 time-based awards scheduled to vest in the following 12-month period; and 968 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(5)   Using December 31, 2023 as the date of the triggering event, this figure includes 4,593 time-based awards scheduled to vest in the following 12-month period; and 2,438 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

Change in Control Arrangements

In the event that the Named Executive Officers’ employment is terminated by the Company in connection with a Change in Control (other than for Cause, Disability, or death) and the Named Executive Officer does not receive an offer of employment for an Equivalent Position with a Successor, the Named Executive Officers are eligible to receive the following severance compensation:

Named Executive Officer	Severance Payment (1)	Annual Cash Incentive	Equity Awards
Andy Butcher	Twenty-four (24) months’ base salary

Annual cash incentive earned for the fiscal year during which the separation occurs. If the actual cash incentive earned has not been determined because the relevant performance period remains ongoing, the annual cash incentive will be paid at Target level.

Immediate vesting of all outstanding, unvested time-based equity awards; and immediate vesting of any performance-based equity awards, which amount shall be calculated in accordance with the “change in control” rules of the LTIP.

Stephen Webster	Twenty-four (24) months’ base salary
Howard Mead	Nine (9) months’ base salary
Jeffrey Moorefield	Twelve (12) months’ base salary
Graham Wardlow	Eighteen (18) months’ base salary

2024 PROXY STATEMENT

The table below summarizes the total payout to each of the Named Executive Officers in the event of termination by the Company in connection with a Change in Control.

	Termination in connection with Change in Control
Name and Principal Position	Salary Payment (US$)	Cash Incentive Payment (US$) (1)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)
Andy Butcher Chief Executive Officer	1,257,600	628,800	531,047 (3)	2,417,447
Stephen Webster Chief Financial Officer (2)	526,678	131,670	97,011 (4)	755,359
Howard Mead Vice President and General Manager, Luxfer Gas Cylinders - Composite	165,216	66,086	57,612 (5)	288,915
Jeffrey Moorefield Vice President and General Manager, Luxfer Magtech Solutions	212,000	84,800	52,432 (6)	349,232
Graham Wardlow Managing Director, Luxfer MEL Technologies (2)	411,818	109,818	149,250 (7)	637,651

____________

(1)   Using December 31, 2023 as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date.

(2)   Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing payouts have been translated into US dollars at the following average exchange rate for 2023: £1: US$1.2451.

(3)   This figure includes 17,701 unvested time-based awards; and 10,052 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(4)   This figure includes 3,909 unvested time-based awards; and 1,988 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(5)   This figure includes 2,896 unvested time-based awards; and 342 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(6)   This figure includes 2,213 unvested time-based awards; and 1,836 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

(7)   Using December 31, 2023 as the date of the triggering event, this figure includes 4,593 unvested time-based awards; and 4,474 performance-based equity awards (calculated in accordance with the formula set forth in the LTIP, which considers performance as of the Termination Date and the total and elapsed number of days in the performance period).

2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
TABLES

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2023, 2022, and 2021.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary (US$)	Annual Cash Incentive (US$) (2)	Annual Equity Awards (US$) (1)	Option Awards (US$)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$) (3)	Total Compensation (US$)
Andy Butcher Chief Executive Officer	2023	628,800	—	1,134,137	—	—	60,815	1,823,752
	2022	554,250	196,759	1,542,944	—	—	54,263	2,348,216
	2021	362,000	347,520	215,073	—	—	41,967	966,560
Stephen Webster (4) Chief Financial Officer	2023	263,339	—	166,693	—	—	49,470	479,502
	2022	246,660	43,782	280,760	—	—	47,825	619,027
	2021	203,737	93,375	64,288	—	—	34,856	396,256
Howard Mead Vice President & General Manager, Luxfer Gas Cylinders – Composite	2023	220,288	78,365	88,799	—	—	33,762	421,214
	2022	216,000	—	82,220	—	—	29,163	327,383
	2021	180,100	68,294	48,216	—	—	21,248	317,858
Jeffrey Moorefield Vice President & General Manager, Luxfer Magtech	2023	212,000	—	85,683	—	—	28,317	326,000
	2022	206,000	—	106,600	—	—	33,657	346,257
	2021	200,000	143,104	—	—	—	32,000	375,104
Graham Wardlow (4) Managing Director, Luxfer MEL Technologies	2023	274,545	—	179,156	—	—	90,634	544,335
	2022	258,993	191,999	280,760	—	—	86,747	818,499
	2021	275,320	72,068	143,383	—	—	87,145	577,916

________________

(1)   The amounts in column (e) represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (ASC) 718, of Restricted Stock Units or Options awarded during each year under the Long-Term Umbrella Incentive Plan (the “LTIP”).

(2)   The amounts in column (d) with respect to 2023 reflect cash incentives awarded to the Named Executive Officers under the Executive Incentive Compensation Plan, with final payouts approved by the Remuneration Committee at its March 4, 2024 meeting and paid shortly thereafter.

2024 PROXY STATEMENT

(3)   The table below shows the components of column (h) for 2023, which includes perquisites; auto allowances; other personal benefits; and Luxfer contributions under the 401(k) Savings Plan, the U.S. Employee Stock Purchase Plan (the “ESPP”), and the U.K. Share Incentive Plan (the “SIP”):

	(A)	(B)	(C)	(D)	(E)	(F)
Name	Executive Perquisites Package (US$)	Auto Allowance (US$)	Other Perquisites and Personal Benefits (US$)	Contributions Under Defined Contribution Plan (US$) (d)	Contributions Under the ESPP or SIP (US$)	Total All Other Compensation (US$)
Andy Butcher	40,000 (a)	—	—	19,800	1,015	60,815
Stephen Webster	24,902	—	5,888 (b)	17,556	1,124	49,470
Howard Mead	20,000	—	—	13,196	566	33,762
Jeffrey Moorefield	20,000	—	—	8,317	—	28,317
Graham Wardlow	24,902	—	64,608 (c)	—	1,124	90,634

____________

(a)    Andy Butcher is provided an annual perquisite allowance. Per his employment agreement, this amount is US$40,000 per annum and is included in column (A).

(b)    Stephen Webster is eligible for a monthly compensation adjustment, paid as a fixed percentage of base salary, in lieu of contributions to a UK pension scheme. For 2023, this compensation adjustment was valued at the equivalent of US$3,511 at an average exchange rate of £1: US$1.451. This amount, along with other perquisites and personal benefits, are included within column (C).

(c)    Graham Wardlow is eligible for a monthly compensation adjustment, paid as a fixed percentage of base salary, in lieu of contributions to a UK pension scheme. For 2023, this compensation adjustment was valued at the equivalent of US$61,773 at an average exchange rate of £1: US$1.2451. This amount, along with other perquisites and personal benefits, are included within column (C).

(d)    The individual amounts shown in column (D) for each Named Executive Officer reflect amounts contributed by Luxfer into individual 401(k) accounts with respect to U.S.-based executives and a U.K. equivalent account with respect to Stephen Webster.

(4)   Graham Wardlow and Stephen Webster are employed in the United Kingdom and paid in GBP sterling. Their compensation has been translated into US dollars at the following average exchange rates for each of the years: 2023: £1:1.2451., 2022: £1: US$1.2333, and 2021: £1: US$1.3766.

2024 PROXY STATEMENT
GRANTS OF PLAN-BASED AWARDS IN 2023 (1)
			Estimated Future Payouts Under Cash Incentive Plan			Estimated Future Payouts Under Equity Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Remuneration Committee Approval Date	Threshold (US$)	Target (US$)	Maximum (US$)	Threshold (#)	Target (#)	Maximum (#)	All other Equity Awards: Number of Shares or Units (#) (4)	All other Equity Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards (US$/Sh)	Grant Date Fair Value of Stock and Option Awards (US$) (6)
Andy Butcher	March 20	March 6				8,736	17,472	34,944			1.00	255,965
	March 20	March 6				13,104	26,208	52,416			1.00	451,564
	March 20	March 6							29,120		1.00	426,608
			314,400	628,800	1,257,600
Stephen Webster	March 20	March 6				1,284	2,568	5,136			1.00	37,621
	March 20	March 6				1,926	2,852	7,704			1.00	66,370
	March 20	March 6							4,280		1.00	62,702
			67,315	134,631	269,261
Howard Mead	March 20	March 6				684	1,368	2,736			1.00	20,041
	March 20	March 6				1,026	2,052	4,104			1.00	35,356
	March 20	March 6							2,280		1.00	33,402
			33,043	66,086	132,173
Jeffrey Moorefield	March 20	March 6				660	1,320	2,640			1.00	19,338
	March 20	March 6				990	1,980	3,960			1.00	34,115
	March 20	March 6							2,200		1.00	32,230
			42,400	84,800	169,600
Graham Wardlow	March 20	March 6				1,380	2,760	5,520			1.00	40,434
	March 20	March 6				2,070	4,140	8,280			1.00	71,332
	March 20	March 6							4,600		1.00	67,390
			56,144	112,288	224,575

____________

(1)   The Remuneration Committee’s practices for granting Restricted Stock Units and Options, including the timing of grants and approvals thereof, are described in the section entitled “2023 Compensation Components - Equity Awards.”

(2)   The amounts shown in column (d) reflect the Threshold payment for each Named Executive Officer under our cash incentive program. This amount is 50% of the Target amounts shown in column (e). The amounts shown in column (f) are 200% of the Target amounts shown in column (e). These amounts are based on the individual’s current annual base salary as in effect on December 1, 2023.

(3)   The amounts shown in column (g), (h) and (i) reflect the Threshold, Target, and Maximum payment levels for performance-based Restricted Stock Units and Options awarded to each Named Executive Officer in 2023. Performance-based Restricted Stock Units and Options were granted for two performance measures: adjusted diluted EPS Growth and relative TSR, as described in the section entitled “2023 Compensation Components - Equity Awards.” Of the performance-based awards granted on March 20, 2023, 40% of this award is related to certain adjusted diluted EPS targets and 60% is related to certain TSR targets. The amounts shown in column (g) reflect the total number of awards (including both performance measures) at the Threshold level for each of the Named Executive Officers. These amounts are 50% of the total number of awards at the Target level shown in column (h). The amounts shown in column (i) reflect the total number of awards at 200% of the Target level for the adjusted diluted EPS growth awards and 200% of the Target level for the TSR awards. The award amounts were based on the individual’s annual base salary at the time of the Remuneration Committee’s approval in March 2023.

2024 PROXY STATEMENT

(4)   All other award amounts in column (j) reflect the 40% time-based awards made in 2023, as further described in the section entitled “2023 Compensation Components - Equity Awards.”

(5)   Stephen Webster and Graham Wardlow are employed in the UK and received time-based Options with respect to their 40% time-based award entitlement for 2023, as shown in column (k). These awards vest equally over a four-year period, starting on the first anniversary of the grant date, and have an exercise price equivalent to the nominal value, or $1.00 per Ordinary Share, as detailed in the section entitled “2023 Compensation Components - Equity Awards.”

(6)   The amounts shown in column (m) reflect the grant date fair value of the awards of Restricted Stock Units, Performance Share Units, and Options computed in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
	Options					Other Equity Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Not Exercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise (US$)	Option Expiration Date	Number of shares or units that have not vested (#) (1)	Market value of shares or units that have not vested (US$) (2)	Equity Incentive Plan Awards: Number of unearned shares that have not vested (#) (3)	Equity Incentive Plan Awards: Market payout value of unearned shares that have not vested (#) (4)
Andy Butcher						60,494	480,318
2021								—	—
2022								3,456	27,441
2023								17,472	138,728
Stephen Webster
2020	—	864	—	1.00	March 13, 2026
2020	—	1,752	—	1.00	March 15, 2027
2021	—	3,193	2,304	1.00	March 15, 2028
2022	—	4,421	2,568	1.00	March 20, 2029
Howard Mead						6,914	54,897
2021								—	—
2022								—	—
2023								1,368	10,862
Jeffrey Moorefield						5,736	45,540
2021								—	—
2022								922	7,318
2023								1,248	9,909
Graham Wardlow
2020	—	2,619	—	1.00	March 13, 2026
2020	—	4,312	—	1.00	March 15, 2027
2021	—	3,204	2,304	1.00	March 15, 2028
2022	—	4,752	2,760	1.00	March 20, 2029

____________

(1)   The grant dates and number of Restricted Stock Units remaining from these grants which have not yet vested are as follows:

2024 PROXY STATEMENT
Name	Grant Date	Number of Restricted Stock Units Remaining
Andy Butcher	March 13, 2020	2,194 (a)
	March 15, 2021	2,627 (b)
	March 14, 2022	4,800 (c)
	March 15, 2022	3,840 (d)
	May 6, 2022	15,242 (e)
	March 13, 2023	1,743 (f)
	March 20, 2023	30,048 (g)
Howard Mead	March 13, 2020	851 (a)
	March 15, 2021	1,313 (b)
	March 14, 2022	2,399 (c)
	March 20, 2023	2,351 (g)
Jeffrey Moorefield	March 13, 2020	1,220 (a)
	March 14, 2022	1,279 (c)
	March 13, 2023	968 (f)
	March 20, 2023	2,269 (g)

_______________

(a)    These awards were granted on March 13, 2020 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the award, at Target, allotted for 2020. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The award will vest evenly in four equal installments on the first four anniversaries of the grant date. Given that the adjusted diluted EPS performance for the year ended December 31, 2020 was below the US$1.45 earnings per share measurement required for the Threshold allotment of share awards, no equity awards have been earned in relation to the EPS performance measure.

(b)    These awards were granted on March 15, 2021 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the award, at Target, allotted for 2021. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The award will vest evenly in four equal installments on the first four anniversaries of the grant date.

(c)    These awards were granted on March 14, 2022 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the award, at Target, allotted for 2022. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The award will vest evenly in four equal installments on the first four anniversaries of the grant date.

(d)    These awards were granted on March 15, 2021 and include “holding period” and “clawback” provisions. These awards represent the adjusted diluted EPS performance measure of the award allotted for 2021 as shown in the “Grants of Plan-Based Awards in 2023” table on page 85. Based on the financial performance of Luxfer for the year ended December 31, 2021 and an adjusted diluted EPS of US$1.29, the Maximum level of awards associated with this performance measure has been achieved. As a result, these performance-based awards will vest in equal amounts on March 15, 2023, March 15, 2024, and March 15, 2025.

(e)    These awards were granted on May 6, 2022 upon Mr. Butcher’s appointment as CEO and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the award, at Target, allotted for 2022. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The award will vest evenly in four equal installments, beginning on March 14, 2023.

(f)     These awards were granted on March 13, 2023 and include “holding period” and “clawback” provisions. These awards represent the TSR performance element of the award allotted for 2020 as shown in the “Grants of Plan-Based Awards in 2023” table on page 85. Based on the total shareholder return of Luxfer for the year ended December 31, 2022, relative to its peer group for the prior two years, awards were granted at Threshold level. As a result, 50% of these performance-based awards vested immediately on March 13, 2023 and the remaining 50% will vest on March 13, 2024.

(g)    These awards were granted on March 20, 2023 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the award, at Target, allotted for 2023. Time-based Restricted Stock Units accumulate additional Restricted Stock Units (dividend equivalents) when the Company pays a dividend. Shares underlying the total amount of Restricted Stock Units are then issued when the Restricted Stock Units vest. The award will vest evenly in four equal installments on the first four anniversaries of the grant date.

(2)   The amounts in this column were calculated by multiplying the closing market price of our Ordinary Share on the last trading day of our most recently completed fiscal year, which was US$8.94, less the issue cost of $1.00 per share, by the number of unvested Restricted Stock Units.

(3)   Includes performance-based EPS Growth awards awarded in fiscal year 2022 between Threshold and Target level and 2023 awards at Target level. Further information regarding these awards is provided in footnote 1.

For the 2021 TSR awards, the number of Performance Share Units shown in this column is nil and reflects below Threshold performance level, given relative total shareholder return at the end of the performance period ended December 31, 2023 was below Threshold.

2024 PROXY STATEMENT

For the 2022 TSR awards, the number of Performance Share Units shown in this column is nil and reflects below Threshold performance level, in accordance with SEC regulations, given the performance level at December 31, 2023 was below Threshold. The performance period continues until December 31, 2024.

For the additional 2025 EPS awards awarded in 2022, the number of Performance Share Units shown in this column is nil and reflects below Threshold performance level, in accordance with SEC regulations, given the performance level at December 31, 2023 was below Threshold. The performance period continues until December 31, 2025; however, the Company withdrew its 2025 EPS goal of $2.00 or more in 2023 and therefore these awards are no longer likely to be realized.

For the 2023 TSR awards, the number of Performance Share Units shown in this column is nil and reflects below Threshold performance level, in accordance with SEC regulations, given the performance level at December 31, 2023 was below Threshold. The performance period continues until December 31, 2025.

(4)   The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year, which was US$8.94, less the issue cost of $1.00 per share, by the number of unearned performance-based share awards that have not vested. The following table shows the number of unearned performance-based share awards that have not vested and their respective vesting date:

Name	Vesting Date	Number of Performance Share Units or Options
Andy Butcher	March 15, 2025	3,456
	March 20, 2026	17,472
Stephen Webster (a)	March 15, 2025	2,304
	March 20, 2026	2,568
Howard Mead	March 20, 2026	1,368
Jeffrey Moorefield	March 15, 2025	922
	March 20, 2026	1,320
Graham Wardlow (a)	March 15, 2025	2,304
	March 20, 2026	2,760

_____________

(a)    As Stephen Webster and Graham Wardlow are UK-based employees, they receive awards in the form of Options, which expire two years following the final vesting date of a specific Option award.

2023 OPTION EXERCISES AND SHARES VESTED TABLE

The following table shows a summary of the Options exercised by the Named Executive Officers in 2023 and the Restricted Stock or Restricted Stock Units vested for the Named Executive Officers during 2023.

	Options		Other Equity Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (US$) (1)	Number of shares acquired on vesting	Value realized on vesting (US$) (2)
Andy Butcher	—	—	7,193	111,422
Stephen Webster	1,772	27,271	—	—
Howard Mead	—	—	1,806	27,968
Jeffrey Moorefield	—	—	2,295	35,332
Graham Wardlow	3,028	43,785	—	—

____________

(1)   Reflects the amount of shares acquired on exercise at the share price on the date of exercise. The number of shares acquired is after the forfeiture of shares to cover the exercise price and taxes due.

(2)   Reflects the amount of shares acquired on vesting of the Restricted Stock Units at the share price on the date of vesting. The number of shares acquired is after the forfeiture of shares to cover the conversion price and taxes due. In addition, Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the award period. The dividend equivalents are not credited until the award vests. The value realized on vesting includes the vesting of these dividend equivalents.

2024 PROXY STATEMENT
2023 PENSION BENEFITS

Luxfer’s pension plans, the Luxfer Group Pension Plan and the Luxfer Group Supplementary Pension Plan (“Salaried Pension Plans”), were closed to new participants in 1998 but remained open for accrual of future benefits based on career-average salary until April 5, 2016. The Salaried Pension Plans are now frozen. Participants in the Salaried Pension Plans no longer earn additional credited service, and changes in salary for a participant are not considered in determining pension benefits. The Salaried Pension Plans were frozen consistent with contemporary benefit practices.

The Named Executive Officers who were employed by Luxfer on or before 1998 participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plans. Stephen Webster, Howard Mead, and Jeffrey Moorefield do not participate in the Salaried Pension Plans because they joined Luxfer following the Salaried Pension Plans’ closure to new participants in 1998.

The table below lists the number of years of credited service and present value of accumulated pension benefits as of December 31, 2023, for each of the Named Executive Officers who participated in the Salaried Pension Plans. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time they become eligible for payment.

Name	Name of Plan	Length of Credited Service	Present value of accumulated benefit (US$) (1)	Payments during last fiscal year (US$)
Graham Wardlow	Luxfer Group Pension Plan	31 years, 7 months	1,130,513	—
	Luxfer Group Supplementary Pension Plan	4 years	35,647	—
Andy Butcher	Luxfer Group Pension Plan	21 years, 6 months	1,018,480	—
	Luxfer Group Supplementary Pension Plan	1 year, 4 months	19,097	—

____________

(1)   The present value of accumulated benefit is a UK benefit and is paid in GBP sterling. The amounts have been translated into US dollars at the December 31, 2023 exchange rate of £1: US$1.2731.

2024 PROXY STATEMENT

CEO

PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we are required to provide certain information concerning the ratio between the annual total compensation of Luxfer’s CEO, Andy Butcher, and the annual total compensation of the Company’s median compensated employee (“MCE”), in each case generally calculated in the manner that annual total compensation is calculated for purposes of the Summary Compensation Table.

Methodology

Item 402(u) of Regulation S-K requires the identification of a median compensated employee at least once every three years. We identified a different MCE during and for fiscal year 2023 for the purposes of calculating the CEO Pay Ratio. As of December 31, 2023, Luxfer had approximately 1,391 employees worldwide. Pursuant to the 5% de minimus exception established by the SEC, we excluded a total of 59 employees from this analysis, given the number of employees working at these facilities. The countries and applicable number of employees that were excluded from this analysis were as follows:

Country	Headcount
Australia	2
Canada	43
China	14

From the remaining 1,332 employees, we identified the MCE via payroll data, calculating annual total compensation for these 1,332 employees using the same methodology that we use to determine the annual total compensation of our Named Executive Officers, as reported in the Summary Compensation Table. This calculation included adding the employee’s actual fiscal 2023 hourly pay; overtime pay; fiscal 2023 bonus or cash incentive, if any; perquisites, such as mobile phone allowance, if any; amounts contributed by Luxfer to the employee’s individual defined contribution account in fiscal year 2023; Company contributions to the employee’s ESPP or SIP account, if applicable; and any equity awards granted to the employee in 2023 (valued as of the grant date).

The MCE identified and used for purposes of determining our CEO Pay Ratio for fiscal year 2023 was a manufacturing employee at one of the Company’s U.S. facilities.

Conclusion

The MCE’s total compensation for fiscal year 2023 was US$60,628. Mr. Butcher’s compensation for purposes of the ratio totaled US$1,823,752, being the same as that reported in the Summary Compensation Table on page 83 of this Proxy Statement. Based on the foregoing information, the ratio between our CEO’s total 2023 compensation and the median total compensation of our workforce is estimated to be 30 to 1.

SEC rules and guidance for identifying the median annual total compensation of employees and calculating the pay ratio based on the MCE’s annual total compensation allow companies to adopt a variety of methodologies; to apply certain exclusions; and to make reasonable estimates and assumptions that reflect employee populations and compensation practices. Accordingly, the pay ratios reported by other companies may not be comparable to Luxfer’s pay ratio, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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2023

AUDIT COMMITTEE
REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, internal control over financial reporting, and compliance with legal and regulatory requirements. The Company’s internal audit function is responsible for, among other things, evaluating and improving the effectiveness of risk management, control processes, and governance practices. The Independent Auditor is responsible for expressing opinions on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of the Company’s financial statement schedules, and the effectiveness of internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards. The role of the Audit Committee is to oversee the foregoing activities.

Management completed its evaluation of the Company’s internal control over financial reporting pursuant to the requirements set forth in section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Committee received periodic updates provided by management and the internal audit function at each regularly scheduled Committee meeting. The effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 was audited by the Independent Auditor, PricewaterhouseCoopers LLP, as more fully described in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024 (the “Form 10-K”). At the conclusion of the process, management concluded that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2023, due to a material weakness in certain of the Company’s disclosure controls and procedures. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements may not be prevented or detected on a timely basis. As described more fully in Item 9A of the Form 10-K, management identified a lack of controls related to the Company’s accounting for inventory in transit. As a result, management concluded it did not properly design or maintain effective risk assessment control activities to allow for timely reassessment of the material risk of misstatement in financial reporting. While this material weakness could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected, it did not result in a misstatement to the annual or interim consolidated financial statements filed or included in the Form 10-K.

Following the identification of the material weakness described above, management developed and is actively executing a remediation plan to address the material weakness. Management implemented a new period-end control over the recording of inventory in transit. Management also plans to develop and design enhanced risk assessment procedures to identify and analyze changes in the business that could have a significant impact on financial reporting and determine actions necessary to mitigate new or evolving risks. The material weakness will not be considered remediated until management has implemented their plan and operated the controls for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

The Committee reviewed Management’s Assessment of the Effectiveness of Internal Controls over Financial Reporting set forth in Item 9A of the Form 10-K, as well as the Independent Auditor’s Report of Independent Registered Public Accounting Firm set forth in Item 8 of the Form 10-K. The Committee concurred with the Independent Auditor’s opinion and management’s conclusion that (i) the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2023, due to the material weakness described above; and (ii) the consolidated financial statements set forth in the Form 10-K present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years preceding the period ended December 31, 2023, in conformity with generally accepted accounting principles in the United States.

Furthermore, the Audit Committee met with the Company’s accounting and financial management team, the internal audit function, and the Independent Auditor to review the Company’s annual and quarterly periodic reports containing consolidated financial statements prior to the Company’s filing of such reports with the SEC. The Audit Committee discussed with the Company’s internal auditors and the Independent Auditor the overall scope and plans for their

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respective audits. The Committee meets with the Company’s internal auditors and the Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Additionally, in conformance with PCAOB rules, the Committee reviewed and discussed with the Independent Auditor one critical audit matter arising from the current period audit of the Company’s financial statements. A critical audit matter (“CAM”) is defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the Audit Committee and that (i) relates to accounts or disclosures that are material to the financial statements and (ii) involves especially challenging, subjective, or complex audit judgment. The Committee concurred with the Independent Auditor’s assessment and identification of the CAM contained in the Report of Independent Registered Public Accounting Firm included as Item 8 of the Form 10-K.

In connection with the financial statements for the year ended December 31, 2023, the Audit Committee has:

• reviewed and discussed the Company’s audited US GAAP consolidated financial statements and UK statutory financial statements for the year ended December 31, 2023 with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;

• discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 and Rule 2-07 of SEC Regulation S-X, which addresses communication between audit committees and independent registered public accounting firms; and

• received the written disclosures and the letter from PricewaterhouseCoopers LLP, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed PricewaterhouseCoopers LLP’s independence with representatives of the firm.

In reliance of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 27, 2024. The Board approved these inclusions.

THE AUDIT COMMITTEE

Lisa Trimberger Committee Chair	Richard Hipple Committee Member	Clive Snowdon Committee Member	Sylvia A. Stein Committee Member

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AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee reviews and approves the external Independent Auditor’s engagement and audit plan, including fees, scope, staffing, and timing of work. In addition, the Audit Committee Charter and Pre-Approval Policy on Audit and Non-Audit Services to be provided by the Independent Auditor limits the types of non-audit services that may be provided by the Independent Auditor. Any permitted non-audit services to be performed by the Independent Auditor must be pre-approved by the Audit Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit Committee pre-approved audit fees and all permitted non-audit services of the Independent Auditor in 2023. Responsibility for this pre-approval cannot be delegated to one or more members of the Audit Committee, and the Audit Committee may not delegate authority for pre-approvals to Luxfer management.

FEES PAID TO THE INDEPENDENT AUDITOR

We engaged PricewaterhouseCoopers LLP (“PwC”) to provide various audit and other authorized audit-related and non-audit services to the Company during fiscal years 2023, 2022, and 2021.

The Audit Committee approved all fees paid to PwC and the underlying services provided by the Independent Auditor. PwC’s fees for these services were as follows:

	2023 (US$)	2022 (US$)	2021 (US$)
Audit Fees (1)	1,674,660	1,493,526	1,467,434
Audit-Related Fees (2)	95,873 (3)	45,632 (4)	120,501 (5)
TOTAL	1,770,533	1,539,158	1,587,935

____________

(1)   Audit Fees consist of fees for audits of our consolidated annual financial statements and the effectiveness of internal control over financial reporting; reviews of our quarterly financial statements; review of SEC filings; consents for registration statements; comfort letters in connection with securities offerings; and consultation and review work necessary to comply with the standards of the PCAOB.

(2)   Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, or services that are traditionally and more effectively performed by the Company’s independent auditor. Audit-Related Services include, among other things, (i) accounting consultations related to accounting, financial reporting, or disclosure matters not classified as Audit Services; (ii) assistance with understanding and implementing new accounting and financial reporting guidance from applicable regulatory bodies; (iii) financial audits of employee benefit plans; (iv) assistance with internal reporting control requirements and internal control reviews that are not required by statute and regulation; (v) agreed upon or expanded audit procedures related to accounting records required for the purpose of responding to or complying with financial, accounting, or regulatory reporting matters; (vi) issuance of reports under recognized auditing, attestation, or review standards; and (vii) accounting consultations and audits in connection with mergers and acquisitions.

(3)   Audit-Related Fees in 2023 consist of fees related to the statutory audit for Luxfer Shanghai, as well as the review and consent issued with respect to the Company’s Quarterly Reports on Form 10-Q.

(4)   Audit-Related Fees in 2022 consist of fees related to the statutory audit for Luxfer Shanghai, as well as the review and consent issued with respect to a Form S-8 filed in relation to the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan and Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, as amended and restated on June 8, 2022.

(5)   Audit-Related Fees in 2021 consist of fees related to the statutory audit for Luxfer Shanghai, as well as incremental scope changes related to acquisitions, disposals, and discontinued operations in 2021.

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EQUITY COMPENSATION

PLAN INFORMATION

The following table provides aggregate information under all current equity compensation plans of the Company as of December 31, 2023.

	Number of securities to be issued upon vesting and exercise of outstanding share awards	Weighted-average vesting and exercise price of outstanding share awards	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)(3)(4)	875,728	$1.00 (5)	1,812,445
TOTAL	875,728		1,812,445

____________

(1)   As of December 31, 2023, 152,855 shares were available for issuance under the Employee Stock Purchase Plan (“ESPP”), which became effective in May 2014. The number of £0.50 ordinary shares registered includes an indeterminate number of ordinary shares that may be issuable under the ESPP as a result of variations in share capital, share splits, dividends, or similar transactions in accordance with Rule 416 of the Securities Act.

(2)   As of December 31, 2023, 125,660 shares were available for issuance under the Share Incentive Plan (“SIP”), which became effective in May 2014. The number of £0.50 ordinary shares registered under this Plan is currently 500,000. The number of £0.50 ordinary shares registered includes an indeterminate number of ordinary shares that may be issuable under the SIP as a result of variations in share capital, share splits, dividends, or similar transactions in accordance with Rule 416 of the Securities Act.

(3)   As of December 31, 2023, 1,442,648 shares remained available for issuance under the Long-Term Umbrella Incentive Plan (the “LTIP”) and 91,282 under the Non-Executive Directors Equity Incentive Plan (the “EIP”). Both Plans were established as part of the IPO arrangements in 2012 and amended and restated on June 8, 2022. The amended and restated LTIP and EIP were approved by the Company’s shareholders at the 2022 Annual General Meeting. Awards granted pursuant to the LTIP and EIP carry a $1.00 conversion or exercise price.

The LTIP is used to grant awards to the Executive Leadership Team, as well as senior and junior managers in Luxfer. A variety of different awards can be granted under the LTIP. The maximum value of awards that can be granted to the Chief Executive Officer, the Company’s only Executive Director, under the LTIP is defined in the Directors’ Remuneration Policy.

The EIP is used to grant awards to Non-Executive Directors as part of their annual compensation. The value of said award is currently equal to 100% of the annual retainer fee of the Non-Executive Director. Subject to shareholder approval of Resolution 7 regarding the Directors’ Remuneration Policy and Resolution 13 regarding approval of the Second Amended and Restated EIP, the Company intends to grant each Non-Executive Director who is acting as a Non-Executive Director of the Company and who has been acting as a Director of the Company for at least six (6) months, a non-discretionary grant of Restricted Stock Units equal to approximately 125% of their annual cash retainer on the date of the 2024 Annual General Meeting. These awards are made on the day of or immediately after the Company’s Annual General Meeting each year and vest the day of or after the following year’s AGM. Annual awards are usually made in the form of Restricted Stock Units. They are settled immediately on vesting, together with dividend equivalents accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six (6) months; however, the awards they would have earned from the date of appointment are added to the next annual award, provided they are elected or re-elected at the AGM.

(4)   In 2012, as part of the IPO arrangements, the Company implemented the Executive Officer IPO Stock Option Grant Agreement and the Non-Executive Director IPO Stock Option Grant Agreement. All the options made available under these Agreements have been exercised or have now lapsed. As a result, information in respect of these arrangements has been excluded from the above analysis. In 2007, prior to the 2012 IPO, the Company implemented the Luxfer Holdings Executive Share Option Plan (“ESOP 2007”). All the options made available under the ESOP 2007 have been exercised. As a result, information in respect of the ESOP 2007 has been excluded from the above analysis.

(5)   Shares awarded under the ESPP and SIP are allocated based on payroll contributions made by employees of the Company. The nominal value of the Company’s shares is £0.50 per share (c. $0.62 per share at December 31, 2023, exchange rate). No exercise or issue price is associated with employees receiving shares under these Plans. Awards granted pursuant to the LTIP and EIP (detailed below in footnote 4) carry a $1.00 conversion or exercise price.

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SECURITY

BENEFICIAL OWNERSHIP AND REPORTING

SECURITY OWNERSHIP TABLE

The following table contains information concerning the beneficial ownership of our ordinary shares as of April 1, 2024, by each Director, by each Named Executive Officer listed in the Summary Compensation Table, and by all Directors and Executive Officers as a group. Our ordinary shares subject to equity awards that are currently exercisable or exercisable within 60 days of April 1, 2024 are considered outstanding and beneficially owned by the person holding the awards for the purpose of calculating the ownership percentage of that person but not for the purpose of calculating the ownership percentage of any other person. Based on a review of filings with the SEC, the following table also contains information concerning each person who we know beneficially owned more than 5% of our ordinary shares as of December 31, 2023.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Andy Butcher (1)	134,433	*%
Patrick Mullen (2)	25,264	*%
Richard Hipple (3)	18,779	*%
Clive Snowdon (4)	14,214	*%
Sylvia A. Stein (5)	—	*%
Lisa Trimberger (6)	18,152	*%
Stephen Webster (7)	20,431	*%
Howard Mead (8)	6,497	*%
Jeffrey Moorefield (9)	7,699	*%
Graham Wardlow (10)	40,096	*%
Aggregate Director and Executive Officer Group (13 individuals) (11)	313,336	1.17%
5% Shareholders
BlackRock, Inc. (12)	3,475,292	12.95%
Van Lanschot Kempen Investment Management N.V. (13)	2,689,684	10.02%
FMR LLC (14)	2,687,052	10.01%
Nantahala Capital Management, LLC (15)	1,809,645	6.74%
Wellington Management Group LLP (16)	1,404,283	5.23%

____________

*        Representing 1% or less ownership

(1)     Represents a shareholding of 134,433 ordinary shares, including 9,388 ordinary shares acquired upon the vesting of Restricted Stock Units on March 13 - March 15 and March 20, 2024 (after the forfeiture of shares to cover issue cost and taxes due). Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the period. These dividend equivalents are credited when the award vests. These amounts have been reflected in the table above.

(2)     Represents a shareholding of 25,264 ordinary shares, including 384 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units, which were credited in 2023.

(3)     Represents a shareholding of 18,779 ordinary shares, including 168 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units, which were credited in 2023.

(4)     Represents a shareholding of 14,214 ordinary shares, including 168 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units, which were credited in 2023. These ordinary shares are held in an account owned solely by the Director’s spouse.

(5)     Sylvia A. Stein does not currently hold any ordinary shares in the Company. Non-Executive Directors do not receive equity awards until they have served six months on the Board; however, the awards they would have earned from the date of appointment are

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added to the next annual award, provided they are elected or re-elected at the AGM. As of April 1, 2024, Sylvia A. Stein had 9,541 unvested Restricted Stock Units. The foregoing figure includes 363 dividend equivalents (in shares) accumulated through said date.

(6)     Represents an aggregate shareholding of 18,152 ordinary shares, comprised of (i) 5,000 ordinary shares held as Joint Tenants in Common by trusts of which the Director and the Director’s spouse are the trustee and sole beneficiary; (ii) 5,000 ordinary shares held by a trust of which the Director is the sole beneficiary and the Director’s spouse is the trustee; and (iii) 8,152 ordinary shares, including 168 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend equivalents accrued on Restricted Stock Units that were credited in 2023, held in a trust of which the Director’s spouse is the sole beneficiary and the Director is the trustee.

(7)     Represents a shareholding of 20,431 ordinary shares. Mr. Webster’s Options are fully exercised. Accordingly, there are no ordinary shares issuable upon the exercise of Options within 60 days of April 1, 2024. Options carry with them the right to receive dividends (in shares) accumulated during the period. These dividends are credited when the Option is exercised and have been reflected in the table above.

(8)     Represents a shareholding of 6,497 ordinary shares, including 1,657 ordinary shares acquired upon the vesting of Restricted Stock Units on March 13 - March 15 and March 20, 2024 (after the forfeiture of shares to cover issue cost and taxes due). Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the period. These dividend equivalents are credited when the award vests. These amounts have been reflected in the table above.

(9)     Represents a shareholding of 7,699 ordinary shares, including 1,884 ordinary shares acquired upon the vesting of Restricted Stock Units on March 13 - March 14 and March 20, 2024 (after the forfeiture of shares to cover issue cost and taxes due). Restricted Stock Units carry with them the right to receive dividend equivalents (in shares) accumulated during the period. These dividend equivalents are credited when the award vests. These amounts have been reflected in the table above.

(10)   Consists of (i) 40,096 ordinary shares, including 7,520 ordinary shares held by the Named Executive Officer’s spouse; and (ii) 2,232 ordinary shares issuable upon exercise of Options within 60 days of April 1, 2024. The 2,232 ordinary shares issuable upon exercise of Options excludes any shares potentially forfeited to cover exercise cost and taxes due. Options carry with them the right to receive dividends (in shares) accumulated during the period. These dividends are credited when the Option is exercised and have been reflected in the table above.

(11)   Represents ordinary shares beneficially owned by those individuals listed as Named Executive Officers and Directors in the table above, plus ordinary shares beneficially owned by the remaining Executive Officers of the Company as of April 1, 2024 (three individuals). These three executive officers, together, beneficially own 27,761 ordinary shares. The foregoing figure consists of (i) 26,641 ordinary shares and (ii) 1,120 ordinary shares issuable upon exercise of Options within 60 days of April 1, 2024. The 1,120 ordinary shares issuable upon exercise of Options excludes any shares potentially forfeited to cover exercise cost and taxes due. Options carry with them the right to receive dividends (in shares) accumulated during the period. These dividends are credited when the Option is exercised and have been reflected in the table above.

(12)   Based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024, BlackRock, Inc. has the sole voting power with respect to 3,438,621 ordinary shares and sole dispositive power of 3,475,292 ordinary shares. The principal business address for the entity is 50 Hudson Yards, New York, New York 10001.

(13)   Based solely on a Schedule 13G/A filed by Van Lanschot Kempen Investment Management N.V. on February 12, 2024, Van Lanschot Kempen Investment Management N.V. has the sole voting power with respect to 2,137,446 ordinary shares and sole dispositive power of 2,689,684 ordinary shares. The principal business address for the entity is Beethovenstraat 300, 1077WZ Amsterdam, The Netherlands.

(14)   Based solely on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on March 11, 2024, FMR LLC has sole voting power with respect to 2,687,047 ordinary shares and sole dispositive power of 2,687,052 shares. Abigail P. Johnson has sole voting power with respect to 0 ordinary shares and sole dispositive power of 2,687,052 ordinary shares. The principal business address for the reporting persons is 245 Summer Street, Boston, Massachusetts 02210.

(15)   Based solely on a Schedule 13G/A filed by Nantahala Capital Management, LLC, Wilmot B. Harkey, and Daniel Mack on February 14, 2024, Nantahala Capital Management, LLC is deemed to be a beneficial owner, and as managing members Messrs. Harkey and Mack may be deemed beneficial owners, with shared dispositive power of 1,809,645 ordinary shares and shared voting power of 1,809,645 ordinary shares. The principal business address for the reporting persons is 130 Main Street, 2nd Floor, New Canaan, Connecticut 06840.

(16)   Based solely on a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP on February 14. 2024, each of the aforementioned reporting persons with the exception of Wellington Management Company LLP, is deemed to be a beneficial owner with shared dispositive power of 1,404,283 ordinary shares and shared voting power with respect to 1,377,504 ordinary shares. Per said Schedule 13G/A, the aforementioned reporting persons are deemed to represent 5.23% of the Company’s ordinary shareholders. Wellington Management Company LLP has shared dispositive power of 1,379,943 shares and shared voting power with respect to 1,353,164 shares. Per said Schedule 13G/A, Wellington Management Company LLP is deemed to represent 5.14% of the Company’s ordinary shareholders. The principal business address for each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and Officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership relating to the Company’s ordinary shares. Such persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4, and 5 in which they file. Based solely upon a review of the copies of such forms and written representations from the Directors and Officers furnished to the Company, the Company believes that each of said persons timely complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2023, with the exception of (i) two delinquent Form 4 filings involving the vesting of Restricted Stock Units and related payment of conversion price and tax liabilities, which were reported on Form 4 but, due to an inadvertent administrative error, were not accepted by the SEC until the following business day; and (ii) two transactions that were not timely reported on Form 4 but subsequently reported on a Form 5, timely filed with the SEC on February 14, 2024. The transactions identified under (i) above include (a) a March 13, 2023 transaction involving Peter Gibbons, Vice President and General Manager of Luxfer Graphic Arts, which was reported on a Form 4 filed and accepted by the SEC on March 16, 2023; and (b) a June 7, 2023 transaction involving Richard Hipple, Non-Executive Director, which was reported on a Form 4 filed and accepted by the SEC on June 12, 2023. The transactions identified under (ii) above include (x) the May 8, 2023 exercise of Options and Dividend Equivalent Rights and related payment of exercise price and tax liabilities by Mark Lawday, Vice President and General Manager of Luxfer Gas Cylinders - Europe, which were not initially reported on Form 4 due to an administrative oversight; and (y) an on-market sale of ordinary shares occurring on August 9, 2023, an open trading period, which was not timely reported to the Company. In each of the foregoing cases, a Form 5 covering these transactions was timely filed on February 14, 2024.

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ADDITIONAL INFORMATION

2025 ANNUAL GENERAL MEETING: SHAREHOLDER PROPOSALS AND NOMINATIONS

The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2025 Annual General Meeting pursuant to SEC Rule 14a-8 is December 28, 2024. Any such proposal must meet the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our proxy statement and form of proxy for our 2025 Annual General Meeting.

In addition, our Articles of Association establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present nominations for the election of Directors at an annual general meeting. Any such nominations must be submitted in accordance with the requirements of our Articles, which provide that no person, other than a Director retiring at the general meeting, shall be appointed or re-appointed a Director at any general meeting unless he or she is recommended by the Board of Directors, or, not less than 7 nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting has been given to the Company Secretary with the intention to propose the person for appointment, together with confirmation in writing by that person of their willingness to be appointed.

Shareholder and interested party proposals or nominations pursuant to any of the foregoing should be sent to us at our principal executive office: c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States of America.

WHERE YOU CAN FIND MORE INFORMATION

Luxfer files annual, quarterly, and special reports; proxy statements; and other information with the SEC. You may read and copy any document that Luxfer files with the SEC on their website at www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.

Any shareholder or interested party wishing to review, without charge, a copy of our 2023 Annual Report on Form 10-K (without exhibits) filed with the SEC or any other documents incorporated by reference in this Proxy Statement should visit our website at www.luxfer.com. Shareholders or interested parties may also write to us at our principal executive office: c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States of America. We can also be reached by telephone at +1-414-269-2419.

FORWARD-LOOKING STATEMENTS AND OTHER DISCLAIMERS

In this Proxy Statement, the Company has disclosed information that may be forward-looking in nature, including, but not limited to, certain information and opinions regarding financial and operational goals, its ESG and compliance programs and metrics, targets or aspirations for those programs, as well as financial and operational goals for certain variable or at-risk, performance-based compensation programs. These statements may be identified by words such as “estimate,” “forecast,” “target,” “project,” “plan,” “intend,” “believe,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are estimates only, based on management’s current expectations, currently available information and current strategy, plans, or forecasts, and involve certain known and unknown risks, uncertainties, and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Such risks and uncertainties could cause actual results to differ materially from those expressed in the statements. Forward-looking statements are not guarantees or promises that goals or targets will be met.

In addition, historical, current, and forward-looking information about the Company’s ESG and compliance programs, including targets or goals, may not be considered material for SEC reporting purposes and may be based on standards for measuring progress that are still developing, on internal controls, diligence, or processes that are evolving, and on assumptions that are subject to change in the future. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from those

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expressed in these forward-looking statements, please refer to the Company’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the “Risk Factors” and “Legal Proceedings” sections of the 2023 Annual Report on Form 10-K, filed with the SEC on February 27, 2024. The Company undertakes no obligation to update information in this Proxy Statement, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so.

Except as expressly set forth by specific reference in any such filing, the governance policies, reports, documents, and other information summarized, referenced, or linked herein is furnished and shall not be deemed “filed” for purposes of section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this Proxy Statement is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

The following table of non-GAAP summary financial data presents a reconciliation of adjusted earnings per share, adjusted diluted earnings per share, adjusted EBITA (also referred to as Management EBITA), adjusted EBITDA, adjusted net debt, adjusted net income, adjusted net sales, adjusted operating cash flow, free cash flow from continuing operations, net cash from continuing operations, and revenue (as calculated with respect to the Business Units) for the periods presented, being the most comparable GAAP measure.

Discontinued Operations

As a result of our decision to exit non-strategic aluminum product lines, such as our Superform aluminum superplastic forming business operating from sites in the UK and US and our US aluminum gas cylinders business, we have reflected the results of operations of these businesses as discontinued operations in the tables below. Certain amounts in prior-year financial statements were reclassified to conform to the current-year presentation primarily due to the classification of these businesses as discontinued operations.

	Years ended December 31,
In millions except earnings per share data	2023	2022	2021	2020	2019	2018
Net (loss)/income from continuing operations	(2.6)	32.0	30.0	20.8	8.7	27.7
Accounting charges/(credits) related to acquisitions and disposals of businesses
Unwind of discount on deferred consideration	—	—	—	—	0.2	0.2
Amortization on acquired intangibles	0.8	0.7	0.9	0.7	1.2	1.2
Acquisitions and disposals	—	0.3	1.5	—	1.4	4.3
Defined benefit pension credit	7.6	(0.1)	(2.3)	(4.3)	(1.3)	(4.7)
Restructuring charges	6.4	1.9	6.2	8.9	25.9	13.2
Impairment charges	12.7	—	—	—	(0.2)	5.9
Other charges (1)	—	—	1.1	0.4	2.5	—
Share-based compensation charges	2.8	2.5	2.8	2.8	4.5	4.8
Tax impact of defined pension settlement	(4.9)	—	—	—	—	—
Other non-recurring tax items	—	—	(1.9)	—	—	(2.9)
Income tax on adjusted items	(6.4)	0.1	(2.1)	(0.4)	(2.0)	(1.7)
Adjusted net income from continuing operations	16.4	37.4	36.2	28.9	40.9	48.0
Adjusted earnings per ordinary share
Diluted (loss)/earnings per ordinary share	(0.10)	1.16	1.07	0.74	0.31	1.00
Impact of adjusted items	0.70	0.20	0.22	0.29	1.16	0.73
Adjusted diluted earnings per ordinary share (2)	0.61	1.36	1.29	1.03	1.47	1.73

_________________________

(1)   Other charges of $1.1 million in 2021 relate to the settlement of a class action lawsuit in the Gas Cylinders segment in relation to an alleged historic violation of the California Labor Code, concerning a Human Resources administration matter. The Company

A-1

2024 PROXY STATEMENT

paid the settlement during the year, with no additional charge to the income statement expected. In 2019, the Company commenced a project to remove low-level naturally occurring radioactive material from a redundant building at Elektron’s Manchester, UK site. The work represented remediation of a legacy environmental issue and was completed in 2021. In 2020 and 2019, the Company recognized a US$0.4 million and US$2.5 million respectively, in other charges on the Statements of Income in Form10-K related to this remediation.

(2)   For the purposes of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and options granted to employees.

	Years ended December 31,
In millions	2023	2022	2021	2020	2019	2018
Adjusted net income from continuing operations	16.4	37.4	36.2	28.9	40.9	48.0
Add back/(deduct):
Tax impact of defined benefit pension settlement	4.9	—	—	—	—	—
Other non-recurring tax items	—	—	1.9	—	—	1.2
Income tax on adjusted items	6.4	(0.1)	2.1	0.4	2.0	1.7
Income tax expense	(7.1)	9.0	5.4	6.9	7.6	6.5
Net finance costs	6.3	3.9	3.1	5.0	4.4	4.5
Adjusted EBITA from continuing operations (1)	26.9	50.2	48.7	41.2	54.9	63.6
Loss on disposal of PPE	—	—	—	0.1	0.2	0.3
Depreciation	11.9	12.9	14.7	12.6	12.0	15.7
Adjusted EBITDA from continuing operations	38.8	63.1	63.4	53.9	67.1	79.6
Changes in assets and liabilities, net effects of business acquisition	(5.1)	(31.6)	17.3	20.9	(5.2)	3.8
Non-restructuring capital expenditures		(8.3)	(9.2)	(8.2)	(12.7)	(10.3)
Equity income of unconsolidated affiliates	—	—	—	(0.1)	0.7	0.4
UK pension deficit funding contributions	(0.1)	(0.4)	(18.2)	(5.3)	(5.2)	(5.5)
US pension settlement	(2.1)	—	—	—	—	—
Adjusted operating cash flow	31.5	22.8	53.3	61.2	44.3	67.2
Group revenue	405.0	423.4	374.1	324.8	373.4	401.9
Deduct:
SCI acquisition	—	(7.1)	(24.9)	—	—	—
Czech divestiture	—	—	—	—	(7.6)	(18.7)
Organic revenue	405.0	416.3	349.2	324.8	365.8	383.2
Organic revenue growth/(decline)	(2.7%)	19.2%	7.5%	(11.2%)	(4.5%)	16.4%

____________

(1)   Also referred to in this Proxy Statement as Management EBITA.
A-2

2024 PROXY STATEMENT

APPENDIX B

DIRECTORS’ REMUNERATION POLICY

1.0	INTRODUCTION
1.1

Background. As required by sections 439 and 440 of the Companies Act 2006 (the “Companies Act”), a company incorporated in England and Wales whose shares are publicly listed, whether in or outside of the UK, must submit its Directors’ Remuneration Policy to a binding shareholder vote at least once every three (3) years. The current Directors’ Remuneration Policy was last approved at the 2021 Annual General Meeting held on June 9, 2021, where 99.76% of the votes cast were cast in favor of approving the Directors’ Remuneration Policy. The Board of Directors of Luxfer Holdings PLC (the “Board” and the “Company” respectively) approved at its meeting on March 5, 2024, upon recommendation of the Remuneration Committee, the submission of this Directors’ Remuneration Policy (this “Policy”) to a binding shareholder vote at the 2024 Annual General Meeting of Shareholders, to be held on June 6, 2024 (the “Annual General Meeting” or “AGM”).

1.2

Effective Date. Subject to shareholder approval, this Policy will take effect immediately following conclusion of the Annual General Meeting, without requiring further shareholder action, and will be valid for a period of three (3) years or until a subsequent version is approved by an ordinary resolution of the Company’s shareholders.

2.0	ADMINISTRATION, OBJECTIVES, AND REMUNERATION PRINCIPLES
2.1

Administration. This Policy (i) sets forth the criteria and objectives applicable to the remuneration of the Company’s Directors; and (ii) guides the activities of the Remuneration Committee and the Board with respect to Director remuneration. This Policy is administered by the Remuneration Committee (the “Committee”), with appropriate oversight from and ratification of certain actions by the Board. The Committee considers this Policy annually to ensure it remains aligned with business needs and is appropriately positioned relative to the market. However, in the absence of exceptional or unexpected circumstances which may necessitate change to the Policy, there is currently no intention to revise this Policy more frequently than every three (3) years. The Committee may exercise operational and administrative discretion in several areas, as described in further detail in this Policy, including under relevant standalone award agreements or applicable plan rules. In addition to this Policy, the Committee is governed by the Remuneration Committee Charter, which sets forth the responsibilities of the Committee and the rules governing its composition and conduct.

2.2

Objectives. With respect to Non-Executive Directors, this Policy is intended to remunerate Directors appropriately in accordance with their qualifications, responsibility assumed, and dedication to the Company. The Committee seeks to ensure that such remuneration is in line with market standards and sufficient to attract and retain Directors of the desired profile, but not so high as to compromise the independence of the Non-Executive Directors. The Company’s Chief Executive Officer is currently the only Executive Director. With respect to Executive Directors, this Policy aims to attract, retain, and incentivize Executive Directors, tie executive compensation to Company performance, and align executive compensation with shareholder interests and long-term Company value.

2.3

Remuneration Principles. To further these objectives, this Policy is based on the following principles, which are described in further detail below: (i) alignment with shareholder interests and long-term value creation; (ii) talent attraction, motivation, and retention; (iii) professional accountability; (iv) external competitiveness and internal equity; and (v) balance between remuneration components. The Company’s director remuneration programs are specifically designed with these principles in mind, forming a foundation for all remuneration-related actions and decisions.

B-1

2024 PROXY STATEMENT

Alignment with Shareholder Interests and Long-Term Value Creation

• Ensure alignment between the achievement of strategic objectives and the creation of long-term shareholder value

• Tie a significant portion of Executive Director remuneration to Company performance and the achievement of value-enhancing financial, strategic, and sustainability objectives

Talent Attraction, Motivation, and Retention

• Offer competitive and fair remuneration to attract, motivate, and retain high-quality talent

• Motivate Directors to cultivate sustainable growth and long-term value creation, without imposing unnecessary risk or compromising independence

• Consider the evolution of national and international standards, best practices, recommendations, and trends in Director remuneration to ensure remuneration packages remain competitive

Professional Accountability

• Compensate each Director’s professional responsibility, accountability, dedication, and experience

• Provide transparency with respect to the Company’s director remuneration programs, establishing trust and accountability amongst the Company and its shareholders

External Competitiveness and Internal Equity

• Offer remuneration packages that are competitive with that of comparable companies on an international scale, in terms of both structure and overall size

• Establish remuneration levels that are appropriate in terms of the Directors’ qualifications, responsibilities, and experience

• Ensure that remuneration is fair and non-discriminatory

Balance Between Remuneration Components

• Provide appropriate balance between short-term and long-term remuneration to further align Director and shareholder interests

• Deliver an overall remuneration package to Executive Directors that includes multiple components to ensure balance between fixed and variable or at-risk remuneration

2.4     Prior Policies and Commitments. For the duration of this Policy, the Company will honor any commitments made in respect of director remuneration before the date on which either (i) this Policy becomes effective or (ii) an individual becomes a Director, even where such commitments are not consistent with the Remuneration Policy prevailing at the time any such commitment is fulfilled. This includes, without limitation, all existing equity awards that remain outstanding and any commitments agreed, such as previous grants of equity awards, consistent with a previously approved Remuneration Policy that was applicable at the relevant time.

3.0	PROPOSED POLICY CHANGES
3.1

Proposed Policy Changes. While this Policy does not contain any additional remuneration components that were not included in Remuneration Policies previously approved by the Company’s shareholders, certain changes were made to allow for consideration of the latest remuneration practices and benchmarking studies when setting Director remuneration. The key changes proposed to be made under this Policy include:

• an increase in the maximum amount of equity awards that may be awarded to Non-Executive Directors, from 100% of the Non-Executive Director’s annual retainer fee to 150%; and

• to ensure consistent application, removal of the clawback policies set forth in this Policy, given that the Company maintains other policies related to the recovery of incentive or performance-based compensation, which are set forth in a standalone Executive Compensation Clawback Policy adopted in accordance with section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and section 303A.14 of the New York Stock Exchange Listed Company Manual, as well as award agreements applicable to equity awards and other incentive-based compensation issued pursuant to the Company’s Long-Term Umbrella Incentive Plan and Non-Executive Directors Equity Incentive Plan.

4.0	EXECUTIVE DIRECTOR REMUNERATION
4.1

Remuneration Components. Each component comprising Executive Director remuneration is described in the below table, including the purpose of such component and its relevance to the Company’s remuneration principles described herein, its operation, the maximum opportunity available to Executive Director(s), any applicable performance measures, and relevant policies with respect to the recovery, withholding, or payment of said remuneration.

B-2

2024 PROXY STATEMENT
FIXED REMUNERATION	BASE SALARY

Purpose

• Attract, retain, and incentivize talented executives who can deliver on the Company’s strategic and financial objectives

• Recognize market value of the role and an individual’s skills, experience, and performance to ensure the Company attracts and retains high-caliber talent

• Offer competitive remuneration

Operation

Salaries are reviewed annually and normally fixed for a period of twelve (12) months from January 1st to December 31st. Salaries are paid in equal monthly installments, either monthly or semimonthly. The setting and adjustment of salaries consider numerous factors, including:

• compensation packages for executives of the same position at comparable companies;

• competitive conditions for the executive’s role in the broader employment market;

• the executive’s level of responsibility, experience, performance, and skills;

• market data and pay practices in the United States and United Kingdom;

• rises in the cost of living, inflation, and market rates;

• scale of the Company’s operations;

• company and/or business unit performance, size, and revenue, including affordability in relation thereto;

• total remuneration level; and

• adjustments throughout the rest of the organization

Maximum Opportunity

There is no prescribed maximum to base salaries to avoid setting expectations. Salaries are typically set at or about the median salaries of the external comparator group, as determined by the Committee in consultation with its independent compensation consultant. The Committee retains discretion to adjust salaries, at or about the median salaries of the external comparator group, to maximize the Company’s top-quartile performance. When the Committee is satisfied that salaries are at or about the median of the external comparator group, annual increases are typically limited to the general level of increases given to the Company’s wider workforce, but may be higher in certain circumstances, such as a change in the role or an increase in responsibilities, in which case the Committee adjusts salaries at its discretion, with reference to available benchmark data.

Performance Measure None
Policies on Recovery, Withholding, or Payment Not Applicable
PERQUISITES AND BENEFITS
Purpose • Aid in the recruitment and retention of high-caliber talent • Offer total remuneration packages that are market-competitive

Operation

Perquisites and benefits include (i) an annual perquisite allowance; (ii) health and welfare benefits, such as medical, dental, and vision insurance; and (iii) life and disability insurance. These benefits are provided directly by the Company or through the Company’s benefit plans or pension schemes. Additional perquisites or benefits may be provided where required by law or to align with market practice, so long as such benefits are not significant in value. The Company may introduce new benefits that become prevalent in the jurisdiction in which it operates or in which an Executive Director is located. Where an Executive Director is relocated, benefits such as relocation expenses, travel expenses, accommodation, tax equalization, professional advice, and post-retirement medical expenses may be provided. As to the annual perquisite allowance, the Company provides a monthly cash stipend to allow Executive Directors more flexibility and choice. Perquisite allowances are intended to cover expenses incidental to the executive’s employment responsibilities, such as use of their personal automobile and mobile phone for business purposes. Perquisite allowances are not considered in cash incentive and equity award calculations, which are calculated with reference to base salary, and cannot be contributed to the Company’s 401(k) plan or otherwise considered in pension calculations.

Maximum Opportunity

Perquisites and benefits are set at a level which the Committee considers to be appropriate against comparable roles in companies of similar size in the relevant market. No maximum value is set, but the Committee regularly monitors the overall cost of these benefits to ensure they are affordable, competitive, and in line with market practice.

Performance Measure None
Policies on Recovery, Withholding, or Payment Not Applicable
RETIREMENT BENEFITS
Purpose • Provide competitive post-retirement benefits or cash equivalent • Encourage and enable individuals to build savings towards their retirement

Operation

Executive Directors are eligible to participate in the Company’s defined contribution plans or retirement savings plans. The Company previously maintained defined benefit pension plans; however, those plans were frozen in 2016, consistent with contemporary benefit practices. The Company makes contributions to pension plans or retirement savings plans (i) in accordance with the terms of such plans; (ii) in accordance with regulatory requirements; and (iii) to match prevailing local market practices. In certain circumstances, such as when an individual Director’s retirement savings is restricted by one or more tax allowance, an equivalent allocation or payment may be made to an unregistered alternative savings vehicle or as a salary supplement in lieu of pension contributions. Arrangements are reviewed annually to ensure consistency with market practice and to take into account the effect of regulatory changes on an individual Director’s benefits.

Maximum Opportunity

The UK defined contribution plan provides a maximum Company contribution of 25% of base salary with respect to the current Executive Director. With limited exceptions, the Company’s 401(k) savings plan currently provides matching Company contributions up to six percent (6%) of base salary, subject to US statutory limits

Performance Measure None
Policies on Recovery, Withholding, or Payment Not Applicable
B-3

2024 PROXY STATEMENT
VARIABLE OR AT‑RISK REMUNERATION	ANNUAL CASH INCENTIVE
Purpose • Promote and reward the achievement of key performance targets and strategic objectives • Attract, retain, and incentivize high-caliber talent

Operation

The annual cash incentive is awarded with respect to the achievement of certain performance targets over the previous financial year. Performance measures and relevant targets are set at the beginning of the financial year. Historically, these performance measures have included EBITA, Cash Conversion, and Revenue. However, the Committee may select non-financial performance measures, such as personal, operational, or other objectives. Cash incentives are awarded for achieving performance targets on a sliding scale between “Threshold,” “Budget,” and “Maximum” and measured against the budgeted levels approved by the Committee for the financial year. Although the cash incentive program uses a formulaic approach, the Committee retains discretion in administering the program, which discretion includes selecting the performance measures prior to commencement of the performance period; setting and adjusting Threshold, Budget, and Maximum targets; and assessing financial and operational results.

Maximum Opportunity The annual cash incentive is capped at 200% of an Executive Director’s base salary.

Performance Measure

Performance measures and “Threshold,” “Budget,” and “Maximum” targets are set by the Committee at the beginning of the financial year, with reference to the Company’s budget for the applicable financial year. The weight assigned to each performance measure may be adjusted annually and is driven by the Company’s strategy, financial goals, and requirement to continuously improve financial performance and operating efficiencies.

Policies on Recovery, Withholding, or Payment

• If an Executive Director’s employment with the Company terminates, and subject to the Committee’s determination that the Executive Director qualifies as a “good leaver,” the annual cash incentive for the financial year in which employment terminates is paid at Budget level and prorated to reflect actual dates of service in the relevant financial year.

• The annual cash incentive is subject to the Company’s clawback and recovery policies, as in effect from time to time, including, without limitation the Company’s Executive Compensation Clawback Policy adopted in accordance with section 10D of the Exchange Act, and those policies set forth in applicable award agreements.

EQUITY AWARDS

Purpose

• Align executive awards with returns to shareholders through personal financial investment in the Company

• Promote and reward the achievement of key performance targets and strategic objectives

• Attract, retain, and incentivize high-caliber talent

Operation

Equity awards are issued to Executive Directors under the Company’s Long-Term Umbrella Incentive Plan (the “LTIP”). The size of the award is based on a targeted percentage of base salary, which is divided by the share price to determine the number of awards to be issued. The Committee considers the type, level, and vesting criteria of awards annually to ensure alignment with shareholder interests and Company strategy. The LTIP provides the Committee discretion to grant time-based, performance-based, or market value awards in the form of Options, Restricted Stock Units (RSUs), Restricted Stock, Stock Appreciation Rights (SARs), and other stock-based awards or a combination of such awards.

The award type or combination of award types is based upon what the Committee considers to be the market norm in the US and UK and the particular circumstances under which the award is made. Awards are made and satisfied through the use of existing treasury shares or the issue of new shares.

The Committee retains discretion (as deemed appropriate to a “good leaver” in a particular circumstance, such as retirement of long-serving employees or due to illness or disability) to: (i) accelerate vesting and exercise dates; (ii) waive conditions to vesting, exercise, or transferability; and (iii) extend exercise periods after termination of employment.

Awards may be settled in cash, shares, or a combination of both, at the discretion of the Committee, in accordance with the Company’s and its shareholders’ best interests. Awards may accrue dividends or dividend equivalents, under the rules of the LTIP and at the discretion of the Committee, which are payable in cash or shares. Dividend equivalents in respect of unvested awards may be paid, in cash or shares, at the time of vesting (or exercise, in the case of Options) and are not taken into account when determining an individual’s maximum opportunity with respect to equity awards.

Maximum Opportunity

The maximum award in any financial year may not exceed 300% of an Executive Director’s base salary. The maximum amount of dividend paid with respect to any award is limited to the dividends paid on the ordinary share over which the awards are granted between the grant date and vesting date.

Performance Measure

The Committee retains discretion to use a range of performance measures for performance-based awards, as deemed appropriate to support the long-term strategy of the Company at the time of grant. In recent years, the Committee has used profit, cash flow, Earnings Per Share (EPS), and Total Shareholder Return (TSR) performance measures in various combinations. The weight assigned to each performance measure may be adjusted annually and is driven by the Company’s strategy, financial goals, and requirement to continuously improve financial performance and operating efficiencies.

Policies on Recovery, Withholding, or Payment

Equity awards, particularly performance-based awards, are subject to the Company’s clawback and recovery policies, as in effect from time to time, including, without limitation, the Company’s Executive Compensation Clawback Policy adopted in accordance with section 10D of the Exchange Act, and those policies set forth in applicable Award Agreements.

B-4

2024 PROXY STATEMENT
VARIABLE OR AT‑RISK REMUNERATION	EMPLOYEE SHARE PLANS
Purpose • Encourage stock ownership by all employees • Increase alignment of employee and shareholder interests through personal financial investment in the Company

Operation

Executive Directors are eligible to participate in the Company’s UK Share Incentive Plan (the “UK SIP”) or US Employee Stock Purchase Plan (the “US ESPP”) under the same conditions as all other employees. The UK SIP is an HMRC approved plan, subject to prescribed limits, to provide all eligible employees, including Executive Directors, with a tax-efficient method of purchasing ordinary shares out of monthly savings over a six month accumulation period. The Company currently provides 1 free matching share for every 2 shares purchased. Dividends on both purchased and matching shares are used to purchase additional shares. The US ESPP also allows eligible employees, including Executive Directors, a cost-efficient way of purchasing ordinary shares at a discounted rate out of regular payroll contributions made by the participant over a six (6) month offering period. The Company may offer additional share incentive schemes, where practical, on a cost-efficient basis.

Maximum Opportunity

Participants in the UK SIP can invest up to £150 per month (£1,800 per annum) or 10% of salary, if lower, in any tax year to purchase ordinary shares using the participant’s contributions at the end of each accumulation period. Such purchases are made at the lower of (i) the price at the start of the accumulation period or (ii) the price immediately before purchase. The maximum number of shares purchased by the participant through contributions is matched, at a minimum, 1:2 by the Company.

Participants in the US ESPP can purchase a maximum of 1,500 shares per each 6-month offering period and invest up to $25,000 annually.

In other jurisdictions where the Company operates, the plan(s) may have a maximum opportunity commensurate with the UK plan or applicable legislation, if deemed appropriate by the Committee.

Performance Measure None
Policies on Recovery or Withholding of Payment Not Applicable

4.2     Illustration; Pay for Performance. The below graph seeks to demonstrate how pay varies with performance and is reflective of this Policy being presented for approval at the Annual General Meeting. The graph below sets out the level of remuneration that would be received by the Executive Director in accordance with this Policy in the first year to which the Policy applies in each of the following three scenarios: (i) if the Director receives the minimum remuneration available; (ii) if the Director performs in line with the Company’s expectations, or Budget, in respect of performance measures; and (iii) if the Director receives the maximum remuneration available (not allowing for any share price appreciation or depreciation).

Application of Remuneration Policy:
2024 Executive Director Remuneration
Maximum
Budget
Threshold
0
500,000
1,000,000
1,500,000
2,000,000
2,500,000
3,000,000
3,500,000
4,000,000
US Dollars ($)
Base Salary
Perquisites
Annual Cash Incentive
Time-Based Equity Awards
Performance-Based Equity Awards

B-5

2024 PROXY STATEMENT

4.3     Alignment with Employee Remuneration. The Committee considers the remuneration framework and practices applicable to other Luxfer employees when setting Executive Director remuneration. In this respect, the remuneration policy applicable to Executive Directors is aligned with that of other Luxfer employees and shares the following principles:

• The Committee’s approach to annual salary reviews is consistent with the approach used across the Company, with consideration given to the scope of the role, level of responsibility, experience, performance, and market data for similar roles at other companies.

• Senior, middle, and lower management may participate in an annual cash incentive program with similar structures and performance measures to those used for Executive Directors, although these bonuses are set at a lower percentage of base salary. Other employees may participate in performance-based incentive programs, which vary by organizational level and contain various performance measures relevant to the particular business or function. In general, there is a greater emphasis on performance-related pay for management, and cash incentive opportunities for other employees may be lower or not available, depending on the jurisdiction.

• Equity awards issued under the LTIP, particularly performance-based awards, are limited to Executive Directors, executives, and certain senior officers or managers in the Company. The nature of any award under the LTIP depends on the individual’s location, role, and responsibilities. At the discretion of the Committee, time-based awards or market value awards may be awarded to employees in recognition of outstanding performance and to encourage stock ownership and retention.

• Executive Directors are eligible to participate in the UK SIP and US ESPP on the same basis as other employees.

• Participation in defined contribution or retirement savings plans are generally provided to all eligible employees on the same basis. Pension arrangements are offered where it is the norm in the jurisdiction in which the employee is located. Where local regulation permits and where it is market norm, higher contributions may be available for more senior management. The Company’s primary pension schemes and retirement savings plans are described in the Company’s financial statements.

• Benefits available to Luxfer employees generally include health and welfare benefits, including medical, dental and vision insurance, and life and disability insurance benefits. Executives and certain senior officers or managers may also receive perquisites, such as a mobile phone or car allowances. However, the perquisites and benefits available are dependent on the employee’s position and the market norms of the jurisdiction in which they are located.

While Executive Director and employee remuneration are aligned in many respects, differences are due to levels of responsibility, seniority, and market norms in the jurisdictions in which such persons are employed.

5.0	NON-EXECUTIVE DIRECTOR REMUNERATION

5.1      Remuneration Components. Each component comprising Non-Executive Director remuneration is described in the below table, including the purpose of such component and its relevance to the Company’s remuneration principles described herein, its operation, the maximum opportunity available to Non-Executive Directors, any applicable performance measures, and relevant policies with respect to the recovery, withholding, or payment of said remuneration.

FIXED REMUNERATION	ANNUAL RETAINER FEE

Purpose

• Recruit and retain qualified Non-Executive Directors

• Attract Non-Executive Directors who have a broad range of experience and skills to provide independent judgment on matters affecting the Company

• Offer competitive remuneration to Non-Executive Directors in line with market practice

Operation

Each Non-Executive Director receives an annual retainer fee for their service, with an additional amount payable for acting as the Board Chair. Non-Executive Directors do not receive supplemental fees for acting as the chair of any Board committees or their respective committee responsibilities. The Committee reserves the discretion to implement such supplemental fees if deemed appropriate and in line with market practice.

Annual retainer fees are reviewed annually. In setting and reviewing the annual retainer, the Committee considers a variety of factors, including inflation, market rates, affordability, total remuneration levels, pay practices in both the US and UK, and increases in remuneration throughout the rest of the Company.

Non-Executive Directors may choose to forego annual or periodic increases to their annual retainer in lieu of an equivalent value of equity awards. The annual retainers are denominated in USD and paid in equal monthly installments.

Maximum Opportunity

There is no prescribed maximum with respect to annual retainers paid to Non-Executive Directors to avoid setting expectations. Retainers are regularly reviewed and increased in line with market practice.

Performance Measure None
Policies on Recovery, Withholding, or Payment Not Applicable
B-6

2024 PROXY STATEMENT
FIXED REMUNERATION	EQUITY AWARDS
Purpose • Increase alignment of Non-Executive Director and shareholder interests through personal financial investment in the Company • Offer total remuneration packages that are market-competitive

Operation

Non-Executive Directors receive annual, non-discretionary equity awards under the Company’s Non-Executive Directors Equity Incentive Plan (the “EIP”) in the form of Options, Restricted Stock, or Restricted Stock Units (RSUs). Awards are made once annually, within ten days of the Annual General Meeting. The awards vest the day prior to the following year’s Annual General Meeting. New Non-Executive Directors cannot participate in the annual equity awards until they have served six months on the Board; however, the awards they would have earned from the date of their appointment are added to the next annual award, provided they are elected or re-elected at the Annual General Meeting.

The size of the award is based on a targeted percentage of the annual retainer fee, which is divided by the share price to determine the number of awards to be issued. The award type or combination of award types is based upon what the Committee considers to be the market norm in the US and UK and the particular circumstances under which the award is made. Awards are made and satisfied through the use of existing treasury shares or the issue of new shares. The Committee retains discretion to: (i) accelerate vesting and exercise dates; (ii) waive conditions to vesting, exercise, or transferability; and (iii) extend exercise periods after cessation of directorship. Awards may be settled in cash, shares, or a combination of both, at the discretion of the Committee, in accordance with the Company’s best interests. Awards, other than Options, may accrue dividends or dividend equivalents, under the rules of the EIP and at the discretion of the Committee, which are payable in cash or shares. Dividends equivalents in respect of unvested awards, other than Options, may be paid, in cash or shares, at the time of vesting and are not taken into account when determining an individual’s maximum opportunity with respect to equity awards.

Maximum Opportunity

The maximum award in any financial year may not exceed 150% of the Non-Executive Director’s annual retainer, valued on the grant date. The maximum amount of dividend paid with respect to any award is limited to the dividends paid on the ordinary share over which the awards are granted between the grant date and vesting date.

Performance Measure None
Policies on Recovery, Withholding, or Payment Not Applicable
6.0	RECRUITMENT REMUNERATION

6.1      General Policy. Luxfer’s policy is to pay a fair remuneration package for the role being undertaken and the experience, qualifications, and skills of the individual to be appointed.

6.2     Executive Director. When setting a remuneration package for a new Executive Director, including internal promotions, the Committee will apply the same or substantially similar principles to those set out in the Company’s then-current Remuneration Policy. Luxfer expects remuneration packages for Executive Directors to include base salary, perquisites and benefits, retirement benefits, an annual cash incentive, and initial and ongoing equity awards. The table below sets out the Company’s approach and maximum opportunity with respect to each remuneration component in recruitment scenarios.

Remuneration Component	Approach	Maximum Opportunity
Base Salary

Set at a level appropriate to the role, experience, qualifications, and skills of the new Executive Director. This may include, if appropriate, an agreement to increase base salary over a defined period up to a pre-defined level on acquiring experience and having delivered satisfactory performance, in which case the salary may exceed inflationary or other increases given to the general workforce in the country in which the new Executive Director is based.

Consistent with Remuneration Policy then in effect
Perquisites and Benefits	Consistent with Remuneration Policy then in effect	Consistent with Remuneration Policy then in effect
Retirement Benefits	Consistent with Remuneration Policy then in effect	Consistent with Remuneration Policy then in effect
Annual Cash Incentive	Consistent with Remuneration Policy then in effect	Consistent with Remuneration Policy then in effect
Equity Awards	Consistent with Remuneration Policy then in effect	Consistent with Remuneration Policy then in effect

6.3     Non-Executive Directors. New Non-Executive Directors will be offered remuneration on the same basis as existing Non-Executive Directors, including annual retainer fees and equity awards. Equity awards are granted to Non-Executive Directors pursuant to the EIP, under which the annual awards are non-discretionary. Further information regarding equity awards issued to the Company’s Non-Executive Directors is set forth in section 5 of this Policy. The EIP is described in further detail in the Company’s financial statements.

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7.0	CONTRACTS AND APPOINTMENT LETTERS

7.1      General. In accordance with Luxfer’s long-standing policy, Executive Directors are party to an employment contract, while Non-Executive Directors are subject to appointment letters, which detail the basis of their appointment and service. Employment contracts and appointment letters are available for inspection at the Company’s registered office.

7.2      Executive Director. It is generally the Company’s policy that an Executive Director’s employment contract shall not include a fixed term. Notice periods are set by the Board, having regard to the Company’s need to attract and retain talent, ensure an orderly succession, and enable the Company to manage personnel while avoiding excessive costs. Generally, employment contracts may be terminated by either party, upon twelve (12) months’ notice or another notice period set forth therein, and contain change in control provisions. At the Committee’s discretion, employment contracts may provide for pay in lieu of notice in the event of early termination. Such payment in lieu of notice may include base salary, perquisites and benefits, retirement benefits, vesting of equity awards, or payment of the annual cash incentive. The Company may summarily dismiss and terminate, without notice, an Executive Director’s employment contract upon the occurrence of certain events identified therein. Such termination would typically occur if an Executive Director’s conduct justifies dismissal, such as gross misconduct. In this event, the Company will pay the Executive Director all earned and unpaid base salary and benefits through the termination date, after which Luxfer will have no further obligation to the Executive Director under the employment contract, unless specified by further written agreement. Executive Directors have the same employment rights as any other employee in the case of redundancy or if a court of competent jurisdiction determines that their termination was unlawful under applicable law.

The below table summarizes various terms of the current Executive Director’s employment contract.

Executive Director	Loss of Office or Termination Event	Remuneration Entitlement
Andrew Butcher	Change in Control

Subject to employment being terminated in connection with a Change in Control and the Executive Director not receiving an offer of employment for an Equivalent Position with a Successor (as each term is defined in the employment contract):

• Payment of a severance equal to 2x annual base salary at the annualized rate then in effect

• Payment of the cash incentive for the fiscal year in which the Change in Control occurs (if the cash incentive earned has not been determined as of the change in control date, it will be paid at Budget level and prorated to reflect dates of service during the relevant fiscal year)

• Vesting of all unvested time-based equity awards, which may be settled in cash or shares in accordance with the rules of the LTIP

• Vesting of any performance-based equity awards, which may be settled in cash or shares, and which amount shall be calculated in accordance with the rules of the LTIP (pro-rata basis, based on the Company’s performance as of the effective date of the change in control and the elapsed portion of the performance period)

Date of Employment Contract
May 6, 2022
Notice Period	Summary Dismissal or Termination for Cause	• Payment of earned and unpaid base salary and benefits, including vacation entitlement, through the termination date
12 months	Payment in Lieu of Notice

• Payment of base salary for the Notice Period or remaining balance thereof

• Payment of the cash incentive for the fiscal year in which employment terminates (if the cash incentive earned has not been determined as of the termination date, it will be paid at Budget level and prorated to reflect dates of service, including the Notice Period, during the relevant fiscal year)

• Payment of the cash incentive for the 12-month Notice Period, paid at Budget level

• Vesting of all unvested time-based equity awards

• Vesting of any earned but unvested performance-based equity awards that are scheduled to vest in the 12-month period following termination

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Employment contracts for new Executive Directors, including internal promotions, will generally be made on the same or substantially similar terms as those offered to the current Executive Director, provided the Committee determines that such terms are consistent with market practice and in the best interest of the Company and its shareholders.

7.3      Non-Executive Directors. It is generally the Company’s policy that Non-Executive Director appointment letters shall not include a fixed term. However, the Company’s Corporate Governance Guidelines contain term limits and provisions regarding retirement age. Moreover, all Directors are subject to regular election or re-election at the Company’s Annual General Meeting, in accordance with the “Retirement by Rotation” provisions set forth in the Company’s Articles of Association. Non-Executive Directors, including the Chair, do not have any employment rights with the Company.

The below table summarizes key terms of the Non-Executive Directors’ Appointment Letters.

Non-Executive Director	Date of Appointment Letter	Notice Period	Remuneration Entitlement
Patrick Mullen	July 1, 2021

3 months, except if the Director fails to be recommended by the Company’s Nominating and Governance Committee to stand for re-election or fails to be re-elected by the Company’s shareholders at a subsequent AGM

All earned and unpaid retainer fees through the date of termination

Subject the Committee’s discretion, all unvested equity awards are immediately forfeited upon cessation of such person’s directorship

Richard Hipple	November 19, 2018
Clive Snowdon	July 29, 2016
Sylvia A. Stein	May 15, 2022
Lisa Trimberger	September 1, 2019
8.0	POLICY REGARDING PAYMENT FOR LOSS OF OFFICE

8.1      General Policy. Luxfer’s policy on payment for loss of office (i) provides a clear set of principles that govern payments that will be made for loss of office; and (ii) takes into account the individual circumstances relating to such loss of office, including the reason for termination, individual performance, and contractual obligations. Any termination payment made in connection with the departure of an Executive Director will be subject to the Committee’s approval, having regard to the terms of any applicable employment contract, other legal obligations, and circumstances surrounding the termination. At minimum, all contractual entitlements through the termination date will be honored, and the Company will pay any amounts it is required to pay in accordance with the Director’s statutory employment or contractual rights. In addition to the remuneration described below, the Committee may pay such amounts as are necessary to settle or compromise any claim or by way of damages, where the Committee views it as being in the Company’s best interest, including, without limitation, payment of or reimbursement of reasonable legal and professional fees incidentally incurred by the Director. In all cases, the Company will seek to apply the principles of mitigation to ensure that it is not paying more than is required.

8.2   Executive Director. Generally, Luxfer employment arrangements with Executive Directors include a notice provision and continuing payment obligations in accordance with the terms of the Executive Director’s employment contract in the event of termination without cause or in connection with a change in control. Payment obligations, if any, typically include base salary, all or some portion of the annual cash incentive, and the vesting of equity awards. Luxfer may offer payment in lieu of notice if it is considered to be in the best interests of the Company and its shareholders.

The Company’s general policies with respect to remuneration entitlement in the event of loss of office are set forth below. Notwithstanding this summary of Luxfer’s general practices, any terms contained in an Executive Director’s employment contract shall govern and control.

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Loss of Office or Termination Event	Base Salary and Other Benefits	Annual Cash Incentive	Equity Awards governed by terms of LTIP
Without Cause

Payment of then-current base salary, in lieu of notice, for the Notice Period or remaining balance thereof

If no Notice Period applies, payment of severance in an amount equal to 12 months’ base salary as of the termination date

Generally, not entitled to cash incentive upon employment cessation within first half of calendar year; the Committee may, at its discretion, (i) make a retroactive payment on a prorated basis during the second half of the calendar year if the performance targets are achieved; or (ii) elect to make a prorated payment based on estimated performance as of the termination date

When employment is terminated after the end of a performance year but before the incentive is paid, Executive Directors are eligible for an annual cash incentive for that performance year, subject to an assessment of performance achieved; Any cash incentive will be paid on the normal payment date

Entitled to vested equity awards

Unvested time-based awards forfeited and lapse *

Unvested performance-based awards vest on a pro-rata basis, based on the Company’s performance as of the termination date and the elapsed portion of the performance period *

Summary Dismissal or Termination for Cause	Payment of earned but unpaid base salary and benefits through termination date, after which the Company has no further obligation	Not entitled to annual cash incentive	Entitled to vested equity awards Immediate forfeiture and lapsing of all unvested equity awards
Death or Disability	Payment of earned but unpaid base salary and benefits through termination date	Generally, not entitled to cash incentive upon death or disability; however, the Committee retains the discretion to apply those principles set forth above under “Without Cause”	Entitled to vested awards, which can be transferred and exercised by beneficiary on the same terms as initially awarded *
Change in Control	No general policy; governed by terms of employment contract

Payment of cash incentive for the fiscal year in which change in control occurs (if cash incentive earned has not been determined because the performance period remains ongoing, it will be paid at Budget level and prorated to reflect dates of service during the relevant fiscal year)

Vesting of all time-based awards

Performance-based awards vest on a pro-rata basis, based on the Company’s performance as of change in control and the elapsed portion of the performance period

May be settled in cash or shares

*  The Committee has the discretion (as deemed appropriate to a “good leaver” in a particular circumstance, such as retirement of long serving employees or due to illness, disability, or death) to: (i) accelerate vesting and exercise dates; (ii) waive conditions to vesting, exercise, or transferability; and (iii) extend exercise periods after termination of employment. Such discretion is typically used in circumstances where Directors are retiring before the last vesting date or leaving the Company due to ill health or redundancy.

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8.3     Non-Executive Directors. Luxfer’s policy with respect to remuneration entitlement upon a Non-Executive Director’s loss of office is consistent with those terms set forth in section 7.3 of this Policy, as communicated in a Non-Executive Director’s appointment letter. Given the fixed nature of Non-Executive Director remuneration, Non-Executive Directors are entitled to receive any earned but unpaid retainer fees. Pursuant to the terms of the EIP, a Non-Executive Director must be actively serving as a Director on the vesting date in order to be entitled to unvested equity awards. However, the Committee retains the discretion to accelerate vesting and exercise dates or otherwise waive conditions to vesting, exercise, or transferability as it deems appropriate given the circumstances.

9.0	CONSIDERATION OF INTERNAL AND EXTERNAL CONDITIONS

9.1      Multi-Faceted Approach. The Committee commissions benchmarking studies related to the remuneration practices of comparable companies and gives consideration to the conditions of the Company’s broader workforce when making remuneration-related decisions for the Directors. Consideration is given to various factors, such as general inflationary and cost-of-living increases. Luxfer utilizes a clear structure of pay and benefits per layer of its workforce. The Committee does not consult employees, nor does it use internal comparison metrics when preparing the Directors’ Remuneration Policy. However, the Committee is aware of average pay and benefit packages available within the Company. The Committee also considers shareholder feedback and views expressed by institutional shareholder bodies, rating agencies, and interested parties, so far as it relates to remuneration, when reviewing the appropriateness of this Policy. In addition, the Committee considers potential conflicts of interest to ensure that Directors do not have sole discretion over their own remuneration.

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APPENDIX C

SECOND AMENDED AND RESTATED
NON-EXECUTIVE DIRECTORS
EQUITY INCENTIVE PLAN

LUXFER HOLDINGS PLC
NON-EXECUTIVE DIRECTORS EQUITY INCENTIVE PLAN
(Amended and Restated as of ~~June 8, 2022~~ June 6, 2024)

1.   Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company and its shareholders, by allowing the Company to attract and retain highly qualified Non-Executive Directors by permitting them to obtain or increase their proprietary interest in the Company.

2.   Definitions

As used in the Plan or in any instrument governing the terms of any Award, unless stated otherwise, the following definitions apply to the terms indicated below:

(a)         “Award” means any Option, Restricted Stock or Restricted Stock Unit granted to a Participant pursuant to the Plan.

(b)         “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(c)          “Beneficiary” means a Person designated in writing by the Participant to receive any amounts due to the Participant hereunder in the event of the Participant’s death or, absent any such designation, the Participant’s estate. Such designation, if any, must be on file with the Company prior to the Participant’s death.

(d)         “Board” means the Board of Directors of Luxfer.

(e)         “Cause” means (i) absence without the permission of the Board from meetings of the Board for three consecutive full meetings; (ii) any prohibition by law from being a director; (iii) becoming bankrupt or making any formal arrangement or composition with the Participant’s creditors generally; (iv) commission of any serious or repeated breach or non-observance of the Participant’s obligations to the Company (which include an obligation not to breach directors’ statutory, fiduciary or common-law duties); or (v) any conduct involving fraud or dishonesty or acting in any manner which, in the opinion of the Company, brings or is likely to bring the Company into disrepute or is materially adverse to the interests of the Company.

(f)          “Change in Control” means, unless otherwise defined in the Award Agreement, the occurrence of any of the following after the Effective Date: (i) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities (other than any Person who was a “beneficial owner” of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities prior to the Effective Date); or (ii) dissolution or liquidation of the Company; or (iii) material reconstruction or significant demerger; or (iv) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any Person becoming a director subsequent to the Effective Date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he or she were a member of the Incumbent Board; or (v) the occurrence of any of the following of which the Incumbent Board does not approve: (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (vi) consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the

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outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company, which was approved by shareholders pursuant to a proxy statement soliciting proxies from shareholders of the Company, by someone other than the then current management of the Company.

(g)          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(h)         “Committee” means the Board or such other committee as the Board may designate from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(i)           “Company” means Luxfer and all of its Subsidiaries, collectively.

(j)           “Effective Date” means October 2, 2012.

(k)          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

(l)           “Exercise Price” means the price per Share at which a holder of an Option may purchase Shares.

(m)        “Fair Market Value” means, with respect to a Share, as of the applicable date of determination, (i) the closing price per Share on that date as reported on the New York Stock Exchange (or if not reported, the closing price per Share on the trading day immediately preceding such date as reported on the New York Stock Exchange) or (ii) if not so reported, as determined by the Committee in its sole discretion using a reasonable valuation method taking into account, to the extent applicable, the requirements of Section 409A of the Code.

(n)         “Luxfer” means Luxfer Holdings PLC, incorporated in England and Wales, and any successor thereto.

(o)         “Non-Executive Director” means a member of the Board who is not an employee of the Company.

(p)         “Option” means a right granted to a Participant pursuant to Section 7 to purchase a specified amount of Shares at an Exercise Price.

(q)         “Ordinary Shares” means Luxfer’s ordinary shares, nominal value £0.50 per share, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(r)          “Participant” means a Non-Executive Director to whom one or more Awards have been granted pursuant to the Plan.

(s)          “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(t)          “Plan” means this Luxfer Non-Executive Directors Equity Incentive Plan, as it may be amended from time to time.

(u)         “Restricted Stock” means Shares awarded to a Participant pursuant to Section 8 subject to a substantial risk of forfeiture.

(v)          “Restricted Stock Unit” means a right to receive a number of Shares subject to the Award or the value thereof as of the specified date granted to a Participant pursuant to Section 9.

(w)         “Securities Act” means the United States Securities Act of 1933, as amended.

(x)          “Share” means an Ordinary Share.

(y)          “Subsidiary” means any entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by Luxfer.

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(z)          “Transfer” means, with respect to any Award, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or disposition of such Award, whether for or without consideration. “Transferee”, “Transferred” and “Transferability” shall have correlative meanings.

(aa)       “U.S.” means the United States of America.

3.   Term; Stock Subject to the Plan

(a)         Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under the Plan at any time in the period commencing on the Effective Date and ending on ~~June 8, 2032~~ June 6, 2034. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

(b)         Stock Subject to the Plan

The maximum number of Shares available for Awards under the Plan on or after June 8, 2022, in the aggregate, shall be ~~150,000~~ 450,000. The maximum referred to in the preceding sentence of this paragraph shall be subject to adjustment as provided in Section 10. The Board may, subject to any applicable law and approval by the shareholders of Luxfer to the extent required by law or listing conditions of the New York Stock Exchange, from time to time increase the maximum number of Shares that may be available for Awards under the Plan. The Company may satisfy its obligation to deliver Shares under the Plan in any manner permitted by law, including without limitation, by issuing new Shares that are authorized for issuance, using treasury shares or causing any trust to deliver Shares.

For purposes of the preceding paragraph, if any Shares subject to an Award are forfeited, if any Award or any portion of an Award lapses or expires or if any Award is settled for cash (in whole or in part) in accordance with its terms, the Shares subject to such Award shall, to the extent of such forfeiture, lapse, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under this Section 3(b) and shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the Exercise Price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Award; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3(b).

For the sake of clarity, no Shares that remained available under the Plan for issuance prior to June 8, 2022 will be issued on or after June 8, 2022, and no Shares underlying Awards granted prior to June 8, 2022 will be or become available for grants of Awards under the Plan on or after June 8, 2022.

4.   Administration of the Plan

The Plan shall be administered by the Committee. The Committee shall, consistent with the terms of the Plan, designate the type and other terms and conditions of Awards under the Plan.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate.

On or after the date of grant of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or Transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s directorship during which any such Award may remain outstanding, (iii) provide for the crediting of dividends or dividend equivalents with respect to any such Award, or (iv) waive any conditions to the vesting, exercisability or Transferability, as the case may be, of any such Award; provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code or any other applicable law.

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Without limiting the generality of the foregoing, in order to assure the viability of Awards granted to Participants acting as a director of Luxfer in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or acts as a director of Luxfer. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative version of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan for any other purpose.

Decisions of the Committee shall be final, binding and conclusive on all parties.

To the extent permitted by applicable law, (i) no member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and (ii) the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan.

5.   Eligibility; Award Agreements; Non-Transferability

(a)         Non-Executive Directors of the Company shall be eligible to receive Awards pursuant to the Plan.

(b)         Each Award granted under the Plan shall be evidenced by an Award Agreement (which in the case of Options may be a simplified certificate of entitlement), in form and substance approved by the Committee. Except as otherwise determined by the Committee, an Award may not be Transferred.

6.   Non-Discretionary Grants.

(a)         Each calendar year during the term of the Plan, within 10 days of the Annual General Meeting, on a date determined by the Committee (the “Award Grant Date”), each Non-Executive Director who is acting as a director of Luxfer on the Award Grant Date and who has at the Award Grant Date been acting as a director of Luxfer for at least six months after his or her initial appointment or election shall receive an Award hereunder in an amount determined by the Committee up to a maximum of ~~100%~~ 150% of such director’s annual cash fee ~~in Awards~~. In the event a Non-Executive Director has not been acting as a director of Luxfer for at least six months on the Award Grant Date, the annual fee earned in that year and payable in Awards shall be included in the Awards in respect of the following calendar year.

Subject to the Committee’s discretion, for purposes of the Plan, the Awards shall be valued as follows: (i) Options shall be valued at one-third of the Fair Market Value of Shares subject to the Award on the date of grant and (ii) Restricted Stock and Restricted Stock Units shall be valued at the Fair Market Value of Shares subject to the Award on the date of grant.

7.    Options

Unless otherwise provided in the applicable Award Agreement, each Award of an Option granted under the Plan shall have the following terms and conditions:

(a)         Evidence of Grant

The Award Agreement evidencing the grants of Options shall include the amount of Shares subject to an Award, the Exercise Price, vesting conditions and such additional provisions as may be specified by the Committee. The Exercise Price per Share covered by any Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant with respect to any Option granted to a Participant who is a U.S. taxpayer.

(b)         Exercise Period

No Option shall be exercisable after the expiration of ten years from the date it is granted.

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(c)          Exercise of Options

Each Option may, to the extent vested and exercisable, be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise. The Exercise Price of an Option must be paid in full when the Option is exercised. For the avoidance of doubt, the preceding sentence will not prevent the Exercise Price being paid from the proceeds pursuant to the prompt sale of Shares acquired upon exercise or the Participant entering into other permissible arrangements, agreed by the Committee, for procuring payment of the aggregate Exercise Price.

(d)         Cessation of Directorship

Subject to the discretion of the Committee, if the Participant ceases to be a director of Luxfer for any reason other than for Cause, (i) the portion of the Option that has not become vested or exercisable as of the date when the Participant ceases to be a director shall immediately lapse and (ii) except as otherwise provided in the Plan or in the applicable Award Agreement, the portion of the Option that is vested or exercisable as of the date when the Participant ceases to be a director will lapse on the first anniversary of such date to the extent not theretofore exercised. If the Participant ceases to be a director of Luxfer because of removal or vacation of office for Cause, the Option, whether then vested or exercisable or not, shall immediately lapse on such cessation of directorship.

(e)         Prohibition on Dividend Rights.

No Option granted under the Plan may include the right to receive dividends or dividend equivalent rights.

8.   Restricted Stock

Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Stock granted under the Plan shall have the following terms and conditions:

(a)         Grant of Restricted Stock

At the time of grant, the Committee shall determine, in its discretion, the terms and conditions that will apply to Restricted Stock granted pursuant to this Section 8.

(b)         Issuance of Restricted Stock; Rights of Participants

As soon as practicable after Restricted Stock has been granted, Restricted Stock shall be transferred to the Participant. Shares of Restricted Stock may be evidenced in such manner as the Committee shall determine. Except as otherwise determined by the Committee, the Participant will have all rights of a shareholder with respect to the Shares of Restricted Stock, including the right to vote and, subject to Section 8(c), to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and may not be Transferred until the restrictions are satisfied or lapse. The Committee may enforce any restrictions that the Committee may impose on Restricted Stock in such manner as the Committee shall determine, including legends, custody accounts or any other restrictions on Transfer.

(c)          Dividends

No dividends will be paid to a Participant with respect to unvested Shares of Restricted Stock. The Committee may provide in its sole discretion that any dividends declared on the Shares of Restricted Stock before they are vested shall either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions that apply to the Shares of Restricted Stock to which they relate, or (ii) be credited by the Company to an account for the Participant and accumulated with or without interest until the date upon which the Shares of Restricted Stock to which they relate become vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In case dividends are reinvested, the number of additional Shares shall be determined by first (i) multiplying the number of Shares of Restricted Stock subject to an Award on the dividend payment date by the per-Share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Fair Market Value of Shares on the dividend payment date, with the number of Shares rounded down to the nearest whole number and the cash balance remaining being carried forward and added to the dividend amounts (if any) paid on the next occasion. If Shares of Restricted Stock subject to an Award are forfeited, the additional Shares (or credited cash amounts) that relate to such Restricted Stock shall also be forfeited.

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(d)         Cessation of Directorship

Subject to the discretion of the Committee, if the Participant ceases to be a director of Luxfer for any reason, all Shares underlying Restricted Stock that have not yet become vested as of the date the Participant ceases to be a director shall be immediately forfeited by the Participant and the Participant shall have no further rights with respect thereto.

9.   Restricted Stock Units

Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Stock Units granted under the Plan shall have the following terms and conditions:

(a)         Grant of Restricted Stock Units

At the time of grant, the Committee shall determine, in its discretion, the terms and conditions that will apply to Restricted Stock Units granted pursuant to this Section 9.

(b)         Dividend Equivalents

No dividend or dividend equivalents will be paid to a Participant with respect to unvested Restricted Stock Units. The Committee may in its sole discretion provide for the payment of dividend equivalents with respect to Restricted Stock Units. If dividend equivalents will be paid, the Company shall credit the Participant with additional Restricted Stock Units as of each date on which the Company pays a cash dividend on Shares, the number of which shall be determined by first (i) multiplying the number of Restricted Stock Units subject to an Award on the dividend payment date by the per-Share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Fair Market Value of Shares on the dividend payment date. Any additional Restricted Stock Units shall be subject to the same restrictions, including but not limited to vesting, Transferability and payment restrictions, that apply to the Restricted Stock Units to which they relate. If the Restricted Stock Units subject to an Award are forfeited, the additional Restricted Stock Units that relate to such Restricted Stock Units shall also be forfeited.

(c)          Form and Timing of Settlement

Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement, provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such payment will occur in a manner that would not cause any tax to become due under Section 409A of the Code. Restricted Stock Units may be settled for cash, Shares, or a combination of both, as determined by the Committee and set forth in the Award Agreement. The Committee may permit Participants to request the deferral of payment of vested Restricted Stock Units (including the value of related dividend equivalents, if any) to a date later than the payment date specified in the Award Agreement, provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such deferral will be made in a manner that would not cause any tax to become due under Section 409A of the Code.

(d)         Cessation of Directorship

Subject to the discretion of the Committee, if the Participant ceases to be a director of Luxfer for any reason, all Shares underlying Restricted Stock Units that have not yet become vested as of the date the Participant ceases to be a director shall be immediately forfeited by the Participant and the Participant shall have no further rights with respect thereto.

10. Adjustment upon Certain Changes

(a)         Adjustment of Shares

If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Luxfer, without fair market value consideration, or an extraordinary cash dividend or distribution is made, then (i) the number of Shares

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available for Awards under the Plan set forth in Section 3, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, (iii) the nominal value per Share, if applicable, and (iv) the number of Shares subject to other outstanding Awards, may be proportionately adjusted, subject to any required action by the Board or the shareholders of Luxfer and in compliance with applicable securities laws and, to the extent applicable, Section 409A of the Code. In addition, except insofar as the Board (on behalf of Luxfer) agrees to capitalize Luxfer’s reserves and apply the same in paying up any difference between the Exercise Price (or any amount payable per Share in relation to an Award) and the nominal value of the Shares, the Exercise Price (or other amount payable per Share in relation to an Award) of any Award over Shares that are to be newly issued by Luxfer in satisfaction of the Award shall not be reduced below a Share’s nominal value.

(b)         Certain Mergers

Subject to any required action by the shareholders of Luxfer, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee may, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.

(c)          Certain Other Transactions

In the event of (i) a dissolution or liquidation of Luxfer, (ii) a sale of all or substantially all of Luxfer’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving Luxfer in which Luxfer is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving Luxfer in which Luxfer is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:

(i)           cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option, such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the Exercise Price of such Option (which value may be zero); or

(ii)          provide for the exchange of each Award (whether or not then exercisable or vested) for an award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of Shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(d)         Notice

The Company shall give each Participant notice of an adjustment, substitution, cancellation or other action hereunder and, upon notice, such adjustment, substitution, cancellation or other action shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to take action under this Section 10 with respect to any Award if the Committee determines that such action would violate (or cause the Award to violate) applicable law or result in adverse tax consequences to the Participant or to the Company.

(e)         No Repricing

Notwithstanding any provision of the Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards granted under the Plan be permitted at any time under any circumstances or (ii) any new Awards be granted in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

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2024 PROXY STATEMENT

(f)          No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Luxfer or any other corporation. Except as expressly provided in the Plan, no issuance by Luxfer of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Award.

(g)          Savings Clause

No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

11. Rights under the Plan

No Person shall have any rights as a shareholder with respect to any Shares covered by or relating to any Award granted pursuant to the Plan until the date of the transfer or delivery of Shares. Except as otherwise expressly provided in Section 10, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such Shares are transferred or delivered. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Share if it were transferred or delivered or outstanding, or from granting rights related to such dividends; provided, however, that no dividend or dividend equivalents will be paid to a Participant with respect to unvested Awards.

The Company may, but shall not have any obligation to, establish any separate fund or trust or other segregation of assets to provide for the satisfaction of Awards under the Plan.

12. No Special Rights to Continue as a Director; No Right to Awards

Neither the Plan, nor any Award Agreement nor action taken under the Plan, shall be construed as conferring upon a Participant any right to continue as a director of Luxfer, to be renominated by the Board or re-elected by the shareholders of Luxfer or shall interfere in any way with the right of Luxfer or its shareholders at any time to remove such Participant from his or her position as director or to increase or decrease the annual fees of any Non-Executive Director or change the portion thereof paid in cash or Awards.

13. Securities Matters

The Company shall be under no obligation to effect the registration pursuant to the Securities Act or any federal, state or non-U.S. securities laws of any Shares to be transferred or delivered hereunder or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Company shall not be obligated to cause to be transferred or delivered any Shares pursuant to the Plan unless and until the Company is advised by its counsel that the transfer and delivery of Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the transfer and delivery of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that certificates, if any, evidencing such Shares, bear such legends, as the Committee deems necessary or desirable.

The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the transfer or delivery of Shares pursuant to such exercise is in compliance with all applicable laws and regulations and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the delivery or transfer of Shares pursuant to any Award pending or to ensure compliance under federal, state, non-U.S. securities laws and the requirements of any securities exchange on which Shares are traded. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the delivery or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

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The issue or transfer of any Shares under the Plan shall be subject to Luxfer’s Articles of Association and to any necessary consents of any governmental or other authorities (in any jurisdiction) under any enactments or regulations from time to time in force. The Participant shall comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

14. Withholding Taxes

(a)         Payment of Taxes

Participants shall be solely responsible for any applicable taxes imposed on the Participant by applicable law (including without limitation income, social security and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any Award. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or the Committee be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, under Section 409A of the Code.

(b)         Cash Remittance

Whenever Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, and whenever any cash amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of Shares or recordation by the Company of the Participant or his or her nominee as the owner of such Shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon any payment (including in Shares) with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(c)          Share Remittance

At the election of the Participant, subject to the approval of the Committee, when Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, the Participant may tender to the Company a number of Shares that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(d)         Share Withholding

At the election of the Participant, subject to the approval of the Committee, when Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, the Company shall withhold a number of such Shares determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15. Amendment or Termination of the Plan

(a)         The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

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2024 PROXY STATEMENT

(b)         The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of any other agreement between the Participant and the Company and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 15(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 15(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 15(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and the applicable Award Agreement.

16. Transfers upon Death

Upon the death of a Participant, to the extent provided in the applicable Award Agreement, (i) any outstanding Options granted to such Participant may be exercised only by the Beneficiary and (ii) any Restricted Stock granted to such Participant may only be Transferred to the Beneficiary. The Beneficiary, as a condition of such exercise or Transfer, as the case may be, shall be bound in all respects by the provisions of the Plan and the applicable Award Agreement as if the Beneficiary were an original party thereto and by the acknowledgements made by the Participant in connection with the grant of the Award and all references in the Plan and the applicable Award Agreement to the Participant shall be deemed to refer to such Beneficiary. Any attempt to Transfer an Award in violation of the Plan shall render such Award null and void.

17.  Change in Control

(a)         Treatment of the Awards

Upon a Change in Control, each outstanding Award shall become fully vested and exercisable, as applicable, and all restrictions thereon shall lapse. Except as otherwise provided in the Plan or in the applicable Award Agreement or as otherwise communicated to the Participants by the Committee in connection with the Change in Control, an Option shall lapse on the first anniversary of the Change in Control to the extent not theretofore exercised.

(b)         409A Savings Clause

Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under this Section 17 of the Plan with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code and is granted to a Participant subject to U.S. taxation, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto.

18. Fractional Shares

The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

19. Nominal Value

If determined by the Committee, the vesting/exercise of an Award and the issue of Shares pursuant to the Award will be subject to the payment of the aggregate nominal value of the underlying Shares by the Participant. Any cash payment to be made to a Participant pursuant to Section 10(c)(i) of the Plan in consideration of the cancellation of an Award or an award that is provided in exchange for an Award pursuant to Section 10(c)(ii) of the Plan, shall where appropriate and if determined by the Committee, take account of the nominal value of the Shares subject to the Award.

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20. Section 409A Exemption

All Awards under the Plan are intended to be exempt from Section 409A of the Code and shall be construed in accordance with the foregoing.

21. Data Protection

Any agreements and consents in respect of any personal data of a Participant shall be as set forth in the applicable Award Agreement.

22. Service of Documents

(a)         Except as otherwise provided in the Plan, any written notice or document to be given by, or on behalf of, the Company or any administrator of the Plan to a Participant in accordance or in connection with the Plan may be given by hand or sent by pre-paid first class mail (airmail if overseas), facsimile transmission or email to the Participant’s home or work address, facsimile number or email address last known to the Company to be the Participant’s address, facsimile number or email address. Subject to clause (d) of this Section 22 any notice or document given in accordance with this Section 22 shall be deemed to have been given: (i) upon delivery, if delivered by hand; (ii) after 24 hours, if sent by mail; (iii) after 4 hours, if sent by facsimile transmission; and (iv) at the time of transmission, if sent by email except that a notice or document shall not be duly given by email unless that Person is known by the Company to have personal access during his normal business hours to information sent to him by email.

(b)         Any notice or document so sent to a Participant shall be deemed to have been duly given notwithstanding that such Person is then deceased (and whether or not the Company has notice of his death) except where his or her personal representatives have supplied an alternative address to which documents are to be sent to the Company.

(c)          Any written notice or document to be submitted or given to the Company or any administrator of the Plan in accordance or in connection with the Plan may be given by hand or sent by pre-paid first class post (airmail if overseas), facsimile transmission or email but shall not in any event be duly given unless it is actually received by the Secretary of the Company or such other individual as may from time to time be nominated by the Company and whose name and address, facsimile number or email address is notified to the Participant.

(d)         For the purposes of the Plan, an email shall be treated as not having been duly sent or received if the recipient of such email notifies the sender that it has not been opened because it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer program which could alter, damage or interfere with any computer software or email.

23. Third Party Rights

Except as otherwise expressly stated to the contrary, neither the Plan nor the making of any Award shall have the effect of giving any third party any rights under the Plan pursuant to the UK Contracts (Rights of Third Parties) Act 1999 or otherwise and that Act shall not apply to the Plan or to the terms of any Award under it.

24. Governing Law

(a)         This Plan and any Award shall be governed by, and construed in accordance with, English law.

(b)         Any Person or Persons referred to in the Plan shall:

(i)           submit to the exclusive jurisdiction of the English courts as regards any claim, legal action, dispute, difference or proceedings concerning an Award or any matter arising from, or in relation to, the Plan;

(ii)          waive personal service of any proceedings;

(iii)         agree that service on him, her or it of proceedings may be effected by registered mail to his, her or its address for service of notices under the Plan; and

(iv)         waive any objection to proceedings taking place in the English courts on the grounds of venue or that proceedings have been brought in an inconvenient forum.

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LUXFER

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ANNUAL GENERAL MEETING OF SHAREHOLDERS

Luxfer is a global industrial company innovating niche applications in materials engineering. Luxfer's high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications.

LUXFER HOLDINGS PLC

Lumns Lane
Manchester, M27 8LN
United Kingdom

+1 (414) 269-2419

investor.relations@luxfer.com
www.luxfer.com

Luxfer Holdings PLC (the ”Company”) C123456789 ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online instead of mailing this card. Votes submitted electronically must be received by 6:00 P.M. Eastern Daylight Time on June 5, 2024 (11:00 P.M. BST on June 5, 2024) or, if you are voting by mail, your printed proxy card must be received at the address stated on the card by June 5, 2024. Online Go to www.envisionreports.com/LXFR or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LXFR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual General Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals-The Board of Directors unanimously recommends that you vote FOR Resolutions 1-9 and 11-15, and EVERY 1 YEAR for Resolution 10. ORDINARY RESOLUTIONS For Against Abstain 1. To re-elect Andy Butcher as a Director of the Company. 2. To re-elect Patrick Mullen as a Director of the Company. 3. To re-elect Richard Hipple as a Director of the Company. 4. To re-elect Clive Snowdon as a Director of the Company. 5. To re-elect Sylvia A. Stein as a Director of the Company. 6. To re-elect Lisa Trimberger as a Director of the Company. 7. To approve the Directors’ Remuneration Policy. 8. To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2023. 9. To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2023. 10. To approve, by non-binding advisory vote, the frequency of ”Say-on-Pay” votes. 1 Year 2 Years 3 Years Abstain 11. To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the ”Independent Auditor”) until conclusion of the 2025 Annual General Meeting. For Against Abstain 12. To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration. 13. To approve the Second Amended and Restated Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan. 14. To authorize the Board of Directors to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the ”Companies Act”). SPECIAL RESOLUTION For Against Abstain 15. Subject to Resolution 14 being duly passed as an ordinary resolution, to authorize the Board of Directors to issue equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemptive rights does not apply to such issuance or sale, pursuant to sections 570 and 573 of the Companies Act. To view the Proxy Statement, Form 10-K and UK Report and Accounts online, please go to www.envisionreports.com/LXFR C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 6 1 2 2 8 2 03ZJPB

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LXFR Proxy — Luxfer Holdings PLC qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. as my/our proxy to exercise all or any of my/our rights to attend, speak and vote in respect of my/our voting entitlement on my/our behalf at the Company’s Annual General Meeting of Shareholders to be held at the Luxfer MEL Technologies site, which is located at Lumns Lane, Manchester M27 8LN, United Kingdom (with entrance on Rake Lane), on June 6, 2024 and at any adjournment thereof. My/our proxy is to vote on the resolutions as indicated on the reverse side of this card. * For the appointment of more than one proxy, see Note 3. If you fail to select any of the given options, the proxy is authorised to vote (or abstain from voting) at his or her discretion on the specified resolutions. The proxy is also authorised to vote (or abstain from voting) on any other business which may properly come before the meeting. This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy: 1. A member may appoint a proxy or proxies (who need not be a member of the Company) to exercise all or any of their rights to attend, speak and vote at the meeting. If you wish to appoint a proxy other than the Chair of the Meeting, delete the words ”the Chair of the Meeting” and insert the name and address of your proxy in the space provided. Please initial the amendment (unless you are completing an e-mail or online version). 2. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxyholder’s name the number of shares in relation to which they are authorised to act as your proxy. If left blank, your proxy will be deemed to be authorised in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account). 3. A member can appoint more than one proxy in relation to the meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by them. To appoint more than one proxy you must complete a separate form of proxy for each proxy. Additional proxy forms may be obtained by contacting the Company’s registrars or you may photocopy this form. Please indicate in the box next to the proxyholder’s name the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and, if returned by post, should be included in the same envelope. 4. The proxy must attend the meeting in person to represent you. The completion of a form of proxy does not preclude the member from attending or voting in person. 5. Please indicate how you wish your proxy to vote on the resolutions by inserting ‘X’ in the appropriate space on the reverse side of this card. Any alteration made to this form of proxy should be initialled by the person signing it. 6. In the case of a corporation, the proxy must be under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or in such other manner as may be approved by the directors. In the case of an individual, the proxy must be signed by the appointor or the appointor’s power of attorney. Where an appointment of a proxy is signed or authenticated in accordance with the above on behalf of the appointor by an attorney, the Company may treat the appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company. 7. In the case of joint holders, the signature of only one of the joint holders is required but, if more than one votes, the vote of the first named on the register of members will be accepted to the exclusion of other joint holders. Appointment of Proxyholder l/We, being a member of the Company, hereby appoint the Chair of the Meeting, or the following person (see Note 1) Please leave this box blank if you have selected the Chair. Do not insert your own name(s). Please indicate the number of shares this proxy is appointed over (if less than your full voting entitlement). Luxfer Holdings PLC 2024 Annual General Meeting of Shareholders Thursday, June 6, 2024, at 8:30 A.M. BST Luxfer MEL Technologies Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane) THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice of Annual General Meeting is available at www.envisionreports.com/LXFR